As filed with the Securities and Exchange Commission on November 1, 2010

File No. 333-169324
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SECUREALERT, INC.
(Exact name of registrant as specified in its charter)

Utah	3600	87-0543981
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

150 West Civic Center Drive, Suite 400	John L. Hastings III 150 West Civic Center Drive, Suite 400
Sandy, Utah 84070	Sandy, Utah 84070
801-451-6141 (Phone)	801-451-6141 (Phone)
(Address, including zip code, and telephone number, including area code,	(Address, including zip code, and telephone number, including area code,
of registrant’s principal executive offices)	of agent for service)

Copies to:
Kevin R. Pinegar, Esq.
Wayne D. Swan, Esq.
Durham Jones & Pinegar, P.C.
111 East Broadway, Suite 900
Salt Lake City, UT 84111
801-415-3000 (Phone)
801-415-3500 (Fax)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities to be	Amount to be	Offering Price per	Aggregate	Amount of
Registered	Registered	Security(1)	Offering Price(1)	Registration Fee
Common Stock, par value $0.0001 per share	158,418,000 shares(2)(4)	$0.112 (3)	$17,742,816	$1,265

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents shares of Common Stock issued or issuable upon conversion of 26,403 shares of Preferred Stock, which may be offered for resale by Selling Stockholders hereunder.

(3)
The price per share and aggregate offering price are based on the average of the high and low sales prices of the registrant’s Common Stock on September 7, 2010, as reported on the Over-the-Counter Bulletin Board.

(4)
In accordance with Rule 416 under the Securities Act, there shall be deemed to be registered hereunder such additional securities as may be issued to prevent dilution or as resulting from stock splits, stock dividends, recapitalizations and similar transactions.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell securities and is not soliciting an offer to buy these securities.

Subject to Completion, Dated November __, 2010
PROSPECTUS

SECUREALERT, INC.

158,418,000 Shares of Common Stock

This prospectus relates to the resale by selling stockholders (the “Selling Stockholders”), including their donees, pledgees, transferees or other successors-in-interests, of up to 158,418,000 shares of our Common Stock (the “Resale Shares”), issued or issuable upon conversion of 26,403 shares of our Series D Convertible Preferred Stock (the “Series D Preferred”).

We will not receive any proceeds from the sale of any Resale Shares sold by the Selling Stockholders.

Our Common Stock trades on the Over-the-Counter Bulletin Board under the symbol “SCRA”.  On October 29, 2010, the closing price of the Common Stock was approximately $0.109 per share.

Investing in our securities involves a high degree of risk. See “RISK FACTORS” beginning on page 3 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                         , 2010.

TABLE OF CONTENTS

SUMMARY	1
THE OFFERING	2
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
RISK FACTORS	3
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS	8
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	18
MANAGEMENT	18
EXECUTIVE COMPENSATION	21
TRANSACTIONS WITH RELATED PERSONS	30
BUSINESS AND PROPERTIES	32
CAPITALIZATION	42
MARKET PRICE FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	42
USE OF PROCEEDS	43
SELLING STOCKHOLDERS	43
PLAN OF DISTRIBUTION	46
DESCRIPTION OF SECURITIES	48
INDEMNIFICATION	50
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	51
LEGAL MATTERS	54
EXPERTS	54
WHERE YOU CAN FIND MORE INFORMATION	55
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2
EX-5.01
EX-21.01
EX-23.02

ii

SUMMARY

This summary highlights information contained in this prospectus. Because it is abbreviated, this summary does not contain all of the information that you should consider before investing in our Common Stock. You should read the entire prospectus carefully, including the consolidated historical and pro forma financial data and the notes to those financial statements and data. You should read “RISK FACTORS” beginning on page 3 for more information about important risks that you should consider carefully before investing in our Common Stock.

Company Overview

 Unless the context otherwise requires, all references in this prospectus to "registrant," "we," "us," "our," "SecureAlert" or the "Company" refer to SecureAlert, Inc., a Utah corporation and its subsidiary corporations.

We market and deploy offender management programs, combining patented GPS (Global Positioning System) tracking technologies, fulltime 24/7/365 intervention-based monitoring capabilities and case management services.  Our vision is to be the market leader for delivering offender management solutions that integrate interaction technologies.  We believe that we currently deliver the only offender management technology which integrates GPS, RF (Radio Frequency) and an interactive 3-way voice communication system into a single device, deployable on offenders worldwide.  Through our patented electronic monitoring technologies and services, we empower law enforcement, corrections and rehabilitation professionals with offender, defendant, probationer and parolee programs.  These programs grant convicted criminals and pre-trial suspects an opportunity to be “free from prison,” while providing for greater public safety at a lower cost to incarceration or traditional resource-intensive alternatives.

TrackerPAL™ II and TrackerPAL™ II(e) (“enhanced”), now manufactured in the USA – The TrackerPAL™ portfolio of products, e-Arrest Beacons and monitoring services are designed to create “Jails without Walls,” customizable by offender types (e.g., domestic abusers, sexual predators, gang members, pre-trial defendants, juvenile offenders, etc.).  Additionally, our proprietary software and device firmware support the dynamic accommodation of agency-established monitoring protocols, victim protection imperatives, geographic boundaries, work environments, school attendance, rehabilitation programs and sanctioned home restrictions.  TrackerPAL™ II(e) is designed for federal, state and local agencies to provide location tracking of select individuals in the criminal justice system.  The TrackerPAL™ II(e) device fastens to the offender's ankle with a tamper resistant strap (steel cabling with optic fiber) that can only be adjusted or removed without detection by a supervising officer through services provided by our SecureAlert Monitoring Center (or other monitoring centers).  This monitoring and intervention center acts as an important link between the offender and the supervising officer as intervention specialists persistently track and monitor the offender, initiating contact at the direction of the supervising agency and/or when the offender is in violation of any established restrictions or protocols.  An intelligent device with integrated computer circuitry and constructed from case-hardened plastics, the TrackerPAL™ II(e) unit promptly notifies the monitoring center if any attempt is made to breach protocols or to remove or otherwise tamper with the device or optical strap housing.

We were originally formed to manufacture and market medical diagnostic stains, solutions and related equipment. Through the acquisition of SecureAlert, Inc. (now known as “SecureAlert Monitoring, Inc.” or “SecureAlert Monitoring”) in July 2001, we expanded our product sales and monitoring services related to Personal Emergency Response Systems (“PERS”).  In 2006, we developed the GPS tracking technology and monitoring business currently conducted by our subsidiary, SecureAlert Monitoring. Our business now includes manufacturing, distributing, and monitoring mobile emergency and interactive GPS tracking products, worn on the body, that focus on the offender tracking, monitoring and intervention marketplace.

See page 32 of this prospectus, “BUSINESS AND PROPERTIES,” for a more complete description of our Company.

Our principal executive offices are located at 150 West Civic Center Drive, Suite 400, Sandy, Utah 84070.  Our telephone number is 801-451-6141.

THE OFFERING

Shares Offered by Selling Stockholders	158,418,000 shares of Common Stock (the “Resale Shares”)

Selling Stockholders
The Selling Stockholders were or are current holders of a total of 26,403 shares of our Series D Preferred and were granted registration rights in connection with their acquisition of the Series D Preferred, pursuant to which the Resale Shares are being registered hereunder.  See “SELLING STOCKHOLDERS” identified elsewhere in this prospectus on page 43.

Common Stock Outstanding as of September 30, 2010	280,023,255 shares

Use of Proceeds	We will receive no proceeds from the sale of the Resale Shares by the Selling Stockholders.

OTCBB Trading Symbol: Common Stock	SCRA.OB

Risk Factors
Investing in our Common Stock involves a high degree of risk. You should read carefully and consider the information set forth under the heading “RISK FACTORS” beginning on page 3 of this prospectus and all other information in this prospectus before investing in our Common Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The use of any statements containing the words “anticipate,” “intend,” “believe,” “estimate,” “project,” “expect,” “plan,” “should” or similar expressions are intended to identify such statements. Forward-looking statements included in this prospectus relate to, among other things, expected future production, expenses and cash flows in 2010, the nature, timing and results of capital expenditure projects, amounts of future capital expenditures, our future debt levels and liquidity. Although we believe that the expectations reflected in such forward-looking statements are reasonable, those expectations may prove to be incorrect. All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statement. Factors that could cause actual results to differ materially from our expectations include, among others, those factors referenced in the “Risk Factors” section of this prospectus, and such things as:

•	our future cash flow, liquidity and financial position;
•	the amount, nature and timing of our capital expenditures, including future development costs;
•	a lack of available capital and financing;
•	volatility of stock prices generally and of the price of our Common Stock in particular;
•	our operating costs and other expenses;
•	risks related to our level of indebtedness;
•	the success of strategic plans, expectations and objectives of our future operations;
•	loss of senior management or technical personnel;
•	acquisitions and other business opportunities (or the lack thereof) that may be presented to and pursued by us; and
•	other factors, many of which are beyond our control.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus before you decide to purchase our Common Stock. Any of the risks and uncertainties set forth below could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of our Common Stock. As a result, you could lose all or part of your investment.

Risks Related to Our Business, Operations and Industry

The risk factors set forth below are not the only risks that may affect our business. Our business could also be affected by additional risks not currently known to us or that we currently deem to be immaterial. If any of the following risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected.

The financial statements contained in this prospectus have been prepared on the basis that we will continue as a going concern, notwithstanding the fact that our financial performance and condition during the past few years raise substantial doubt as to our ability to do so. There is no assurance we will ever be profitable.  In the fiscal year ended September 30, 2009, we incurred a net loss of $23,081,500 and negative cash flows from operating activities of $8,521,326.  As of September 30, 2009, we had an accumulated deficit of $205,765,496.  During the nine months ended June 30, 2010, we incurred a net loss of $11,084,874 and our accumulated deficit as of June 30, 2010 was $216,075,643.  These factors raise substantial doubt about our ability to continue as a going concern. The financial statements included in this prospectus do not include any adjustments that might result from the outcome of this uncertainty.  Our plan with respect to this uncertainty is to focus on increasing the number of TrackerPAL™ devices in the marketplace from which we will generate monitoring service revenue.  There can be no assurance that revenues will increase rapidly enough to offset operating losses and repay indebtedness.   If we are unable to increase cash flows from operating activities or obtain additional financing, we will be unable to continue the development of our products and will likely cease operations.

We have a history of losses, anticipate significant future losses, and may be unable to project our revenues and expenses accurately. We will incur significant expenses associated with the development and deployment of our products and promoting our brand. We intend to enter into additional arrangements through current and future strategic alliances that may require us to pay consideration in various forms and in amounts that may significantly exceed current estimates and expectations.  We may also be required to offer promotional packages of hardware and software to end-users at subsidized prices in order to promote our brand, products and services. These guaranteed payments, promotions and other arrangements will result in significant expense. If we do achieve profitability, we cannot be certain that we will be able to sustain or increase profitability in the future.  In addition, because of our limited operating history in our newly targeted markets, we may be unable to project revenues or expenses with any degree of certainty. Management expects expenses to increase significantly in the future as we continue to incur significant sales and marketing, product development and administrative expenses.  We cannot guarantee that we will be able to generate sufficient revenues to offset operating expenses or the costs of the promotional packages or subsidies described above, or that we will be able to achieve or maintain profitability. If revenues fall short of projections, our business, financial condition and operating results would be materially adversely affected.

General economic conditions may affect our revenue and harm our business.  As widely reported, financial markets in the United States, Europe and Asia have been experiencing extreme disruption in recent months. Unfavorable changes in economic conditions, including declining consumer confidence, inflation, recession or other changes, may lead our customers to delay or reduce purchases of our products and services, adversely affecting our results of operations and financial condition. Challenging economic conditions also may impair the ability of our customers or distributors to pay for products or services they have purchased, and as a result, our reserves for doubtful accounts and write-offs of accounts receivable could increase. Our cash flows may be adversely affected by delayed payments or underpayments by our customers. We are unable to predict the duration and severity of the current disruption in financial markets and adverse economic conditions in the U.S. and other countries.

As a result of our increased focus on a new business market, our business is subject to many of the risks of a new or start-up venture. The change in 2009 of our business goals and strategy subjects us to the risks and uncertainties usually associated with start-ups. Our business plan involves risks, uncertainties and difficulties frequently encountered by companies in their early stages of development.  If we are to be successful in this new business direction, we must accomplish the following, among other things:

•	Develop and introduce functional and attractive products and services,
•	Increase awareness of our brand and develop customer loyalty,
•	Respond to competitive and technological developments,
•	Increase gross profit margins,
•	Build an operational structure to support our business, and
•	Attract, retain and motivate qualified personnel.

Failure to achieve these goals would have a material adverse effect on our business, prospects, financial condition and operating results.  Because the market for our products and services is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any.  There is no assurance that a market for these products or services will ever develop or that demand for our products and services will emerge or be sustainable. If the market fails to develop, develops more slowly than expected, or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

Certain individuals or groups own or control a significant number of our outstanding shares.  Certain individuals and groups or persons associated with them, beneficially own a substantial number of shares of our outstanding Common Stock or securities convertible into shares of our Common Stock.  As a result, these persons have the ability, acting as a group, to effectively control our affairs and business, including the election of our directors and, subject to certain limitations, approval or disapproval of fundamental corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change of control or making other transactions more difficult or impossible without their support.

There is no certainty that the market will accept our products and services.  Our targeted markets may never accept our products or services.  Governmental organizations may not use our products unless they determine, based on experience, advertising or other factors, that those products are preferable to currently available methods of offender monitoring and tracking.  In addition, decisions to adopt new tracking devices can be influenced by government administrators, regulatory factors, and other factors largely outside our control.  No assurance can be given that key decision-makers will accept our new products, which could have a material adverse effect on our business, financial condition and results of operations.

Our relationship with certain of our stockholders presents potential conflicts of interest, which may result in decisions that favor them over our other shareholders.  One of our principal beneficial owners and founders, David Derrick, provides management and/or financial services and assistance to us.  When his personal investment interests diverge from our interests, he and his affiliates may exercise their influence in their own best interests. Some decisions concerning our operations or finances may present conflicts of interest between us and these stockholders and their affiliated entities. See “TRANSACTIONS WITH RELATED PERSONS,” at page 30, below.

We rely on significant suppliers for key products and cellular access.  If we do not renew these agreements when they expire we may not continue to have access to these  products or services at favorable prices or in volumes as we have in the past, which would reduce revenues and could adversely affect results of operations or financial condition.  We have entered into an agreement with a national cellular access company for cellular services. We also rely currently on a single manufacturer for the manufacture of our TrackerPAL™ devices.  If any of our significant suppliers were to cease providing product or services to us, we would be required to seek alternative sources. There is no assurance that alternate sources could be located or that the delay or additional expense associated with locating alternative sources for these products or services would not materially and adversely affect our business and financial condition.

Our business subjects our research, development and ultimate marketing activities to current and possibly future government regulations. The cost of compliance or the failure to comply with these regulations could adversely affect our business, results of operations and financial condition. Our monitoring device products are not subject to specific approvals from any governmental agency, although our products using cellular and GPS technologies must be manufactured in compliance with applicable rules and regulations of the Federal Communications Commission (“FCC”).  There can also be no assurance that changes in the legal or regulatory framework or other subsequent developments will not result in limitation, suspension or revocation of regulatory approvals granted to us. Any such events, were they to occur, could have a material adverse effect on our business, financial condition and results of operations.  We may be required to comply with FCC regulations for manufacturing practices, which mandate procedures for extensive control and documentation of product design, control and validation of the manufacturing process and overall product quality. Foreign regulatory agencies have similar manufacturing standards. Any third parties manufacturing our products or supplying materials or components for such products may also be subject to these manufacturing practices and mandatory procedures. If we, our management or our third-party manufacturers fail to comply with applicable regulations regarding these manufacturing practices, we could be subject to a number of sanctions, including fines, injunctions, civil penalties, delays, suspensions or withdrawals of market approval, seizures or recalls of product, operating restrictions and, in some cases, criminal prosecutions.  Our products and related manufacturing operations may also be subject to regulation, inspection and licensing by other governmental agencies, including the Occupational Health and Safety Administration.

We face intense competition, including competition from entities that are more established and may have greater financial resources than we do, which may make it difficult for us to establish and maintain a viable market presence.  Our current and expected markets are rapidly changing.  Existing products and services and emerging products and services will compete directly with the products we are seeking to develop and market.  Our technology will compete directly with other technology, and, although we believe our technology has or will have advantages over these competing systems, there can be no assurance that our technology will have advantages that are significant enough to cause users to adopt its use.  Competition is expected to increase.  Many of these competitors have products or techniques approved or in development and operate large, well-funded research and development programs in the field.  Moreover, these companies and institutions may be in the process of developing technology that could be developed more quickly or be ultimately more effective than our planned products.  We face competition based on product efficacy, availability of supply, marketing and sales capability, price and patent position.  There can be no assurance that our competitors will not develop more effective or more affordable products, or achieve earlier patent protection or product commercialization.

Our business plan is subject to the risks of technological uncertainty, which may result in our products failing to be competitive or readily accepted by our target markets.  We may not realize revenues from the sale of some of our new products or services for several years, if at all.  Some of the products we are currently evaluating likely will require further research and development efforts before they can be commercialized. There can be no assurance that our research and development efforts will be successful or that we will be successful in developing any commercially successful products.  In addition, the technology which we integrate or that we may expect to integrate with our products and services is rapidly changing and developing.  We face risks associated with the possibility that our technology may not function as intended and the possible obsolescence of our technology and the risks of delay in the further development of our own technologies. Cellular coverage is not uniform throughout our current and targeted markets and GPS technology depends upon “line-of-sight” access to satellite signals used to locate the user.  This limits the effectiveness of GPS if the user is in the lower floors of a tall building, underground or otherwise located where the signals have difficulty penetrating.  Other difficulties and uncertainties normally associated with new industries or the application of new technologies in new or existing industries also threaten our business, including the possible lack of consumer acceptance, difficulty in obtaining financing for untested technologies, increasing competition from larger or smaller well-funded competitors, advances in competing or other technologies, and changes in laws and regulations affecting the development, marketing or use of our new products and related services.

Our business plan anticipates significant growth through monitoring revenues and acquisitions. To manage the expected growth we will require capital and there is no assurance we will be successful in obtaining necessary additional funding.   Our actual capital requirements will depend on many factors, including but not limited to, the costs and timing of our ongoing development activities, the success of our development efforts, the cost and timing of establishing or expanding our revenues, marketing and manufacturing activities, the extent to which our products gain market acceptance, our ability to establish and maintain collaborative relationships, competing technological and market developments, the progress of our commercialization efforts and the commercialization efforts of our marketing alliances, the costs involved in preparing, filing, prosecuting, maintaining and enforcing and defending patent claims and other intellectual property rights, developments related to regulatory issues, and other factors, including many that are outside our control. To satisfy our capital requirements, we may seek to raise funds through public or private financings, collaborative relationships or other arrangements. Any arrangement that includes the issuance of equity securities or securities convertible into our equity securities may be dilutive to stockholders (including the purchasers of the Resale Shares), and debt financing, if available, may involve significant restrictive covenants that limit our ability to raise capital in other transactions. Collaborative arrangements, if necessary to raise additional funds, may require that we relinquish or encumber our rights to certain of our technologies, products or marketing territories.  Any inability or failure to raise capital when needed could also have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that any such financing, if required, will be available on terms satisfactory to us, if at all.

Our products are subject to the risks and uncertainties associated with the protection of intellectual property and proprietary rights.  We believe that our success depends in part on our ability to obtain and enforce patents, maintain trade secrets and operate without infringing on the proprietary rights of others in the United States and in other countries.  We have received several patents.  We have also applied for several additional patents and those applications are awaiting action by the U.S. Patent Office.  There is no assurance those patents will issue or that when they do issue they will include all of the claims currently included in the applications.  Even if they do issue, those new patents and our existing patents must be protected against possible infringement.  The enforcement of patent rights can be uncertain and involve complex legal and factual questions.  The scope and enforceability of patent claims are not systematically predictable with absolute accuracy.  The strength of our own patent rights depends, in part, upon the breadth and scope of protection provided by the patent and the validity of our patents, if any.  Our inability to obtain or to maintain patents on our key products could adversely affect our business.  We own five patents and have filed and intend to file additional patent applications in the United States and in key foreign jurisdictions relating to our technologies, improvements to those technologies and for specific products we may develop.  There can be no assurance that patents will issue on any of these applications or that, if issued, any patents will not be challenged, invalidated or circumvented.  The prosecution of patent applications and the enforcement of patent rights are expensive, and the expense may adversely affect our profitability and the results of our operations.  In addition, there can be no assurance that the rights afforded by any patents will guarantee proprietary protection or competitive advantage.  Our success will also depend, in part, on our ability to avoid infringing the patent rights of others.  We must also avoid any material breach of technology licenses we may enter into with respect to our new products and services.  Existing patent and license rights may require us to alter the designs of our products or processes, obtain licenses or cease certain activities.  In addition, if patents have been issued to others that contain competitive or conflicting claims and such claims are ultimately determined to be valid and superior to our own, we may be required to obtain licenses to those patents or to develop or obtain alternative technology.  If any licenses are required, there can be no assurance that we will be able to obtain any necessary licenses on commercially favorable terms, if at all.  Any breach of an existing license or failure to obtain a license to any technology that may be necessary in order to commercialize our products may have a material adverse impact on our business, results of operations and financial condition.  Litigation that could result in substantial costs may also be necessary to enforce patents licensed or issued to us or to determine the scope or validity of third-party proprietary rights.  If our competitors prepare and file patent applications in the United States that claim technology also claimed by us, we may have to participate in proceedings before the U.S. Patent and Trademark Office to determine priority of invention, which could result in substantial costs, even if we eventually prevail.  An adverse outcome could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require that we cease using such technology.

We also rely on trade secret laws to protect portions of our technology for which patent protection has not yet been pursued or is not believed to be appropriate or obtainable.  These laws may protect us against the unlawful or unpermitted disclosure of any information of a confidential and proprietary nature, including but not limited to our know-how, trade secrets, methods of operation, names and information relating to vendors or suppliers and customer names and addresses.  We intend to protect this unpatentable and unpatented proprietary technology and processes, in addition to other confidential and proprietary information, in part by entering into confidentiality agreements with employees, collaborative partners, consultants and certain contractors.  There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets and other confidential and proprietary information will not otherwise become known or be independently discovered or reverse-engineered by competitors.

Risks Related to Our Common Stock

Offers or availability for resale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.  Sales by the Selling Stockholders under this prospectus, as well as sales of shares of Common Stock issuable upon the exercise of outstanding stock purchase warrants in substantial amounts in the public market, or the resale of substantial amounts of our Common Stock pursuant to a registration statement or upon the expiration of any statutory holding period under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our Common Stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could exert downward pressure on our stock price and make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. As of September 30, 2010, we had outstanding warrants for the purchase of Common Stock and Series D Preferred, equivalent in the aggregate to 51,740,451 shares of Common Stock.  We also had 35,407 shares of Series D Preferred outstanding, convertible into 212,442,000 shares of Common Stock, including the Resale Shares.  The exercise of these warrants and the conversion of the Series D Preferred will result in significant dilution to our stockholders, which could cause the market price of our Common Stock to decline.

Penny stock regulations may impose certain restrictions on marketability of our securities. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  As a result, our Common Stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse).  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.  Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market.  The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market.  Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of investors to sell our securities in the secondary market and the price at which such purchasers can sell any such securities.

Investors should be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer,
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases,
•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons,
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers, and
•
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

Our Board of Directors may authorize the issuance of Preferred Stock and designate rights and preferences that will dilute the ownership and voting interests of existing stockholders without their approval.  Our Articles of Incorporation authorize us to issue up to 20,000,000 shares of Preferred Stock, at par value $0.0001. The Board of Directors is authorized to determine the rights and preferences of any series or class of Preferred Stock. The Board of Directors may, without stockholder approval, issue shares of Preferred Stock with dividend, liquidation, conversion, voting or other rights which are senior to the Common Stock or which could adversely affect the voting power or other rights of the existing holders of outstanding shares of Preferred Stock or Common Stock. Additionally, the issuance of Preferred Stock may have the effect of decreasing the market price of the Common Stock and may adversely affect the voting power of holders of Common Stock and reduce the likelihood that Common Stockholders will receive dividend payments and payments upon liquidation. The issuance of additional shares of Preferred Stock may also adversely affect an acquisition or change in control of the Company.

In November 2009, the Board of Directors designated 50,000 shares of Preferred Stock as our Series D Preferred.  Each share of Series D Preferred is convertible into 6,000 shares of Common Stock.  Holders of the Series D Preferred may vote their shares on an as-converted basis on any issue presented for a vote of the stockholders, including the election of directors and the approval of certain transactions such as a merger or other business combination of the Company.  On an as-converted basis, the holders of our Series D Preferred control approximately forty-three percent (43%) of the voting power of our issued and outstanding voting stock.  As of September 30, 2010, there were 35,407 shares of Series D Preferred outstanding, convertible into 212,442,000 shares of Common Stock.  The holders of 26,403 original shares of Series D Preferred with voting power equivalent to 158,418,000 shares of Common Stock (32% of the voting power of our issued and outstanding voting stock) are the Selling Stockholders under this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS
AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations is intended to help the reader better understand the Company, our operations and our present business environment.  This discussion is provided as a supplement to, and should be read in conjunction with, our consolidated financial statements for the fiscal years ended September 30, 2009 and 2008 and the accompanying notes thereto.

We intend for this discussion to provide the reader with information that will assist in understanding our financial statements, the changes in certain key items in those financial statements from year to year, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements.

Overview

SecureAlert and subsidiaries market and deploy offender management programs, combining patented GPS (Global Positioning System) tracking technologies, fulltime 24/7/365 intervention-based monitoring capabilities and case management services.  Our vision is to be the market leader for delivering offender management solutions that integrate interaction technologies.  We believe that we currently deliver the only offender management technology which integrates GPS, RF (Radio Frequency) and an interactive 3-way voice communication system into a single device, deployable on offenders worldwide.  Through our patented electronic monitoring technologies and services, we empower law enforcement, corrections and rehabilitation professionals with offender, defendant, probationer and parolee programs, which grant convicted criminals and pre-trial suspects an opportunity to be “free from prison,” while providing for greater public safety at a lower cost to incarceration or traditional resource-intensive alternatives.

TrackerPAL™ II and TrackerPAL™ II(e) (“enhanced”), now manufactured in the USA – The TrackerPAL™ portfolio of products, e-Arrest Beacons and monitoring services are designed to create “Jails without Walls,” customizable by offender types (e.g., domestic abusers, sexual predators, gang members, pre-trial defendants, and juvenile offenders).  Additionally, our proprietary software and device firmware support the dynamic accommodation of agency-established monitoring protocols, victim protection imperatives, geographic boundaries, work environments, school attendance, rehabilitation programs and sanctioned home restrictions.  TrackerPAL™ and TrackerPAL™ II(e) are designed for federal, state and local agencies to provide location tracking of select individuals in the criminal justice system.  The TrackerPAL™ II(e) device fastens to the offender's ankle with a tamper resistant strap (steel cabling with optic fiber) that can only be adjusted or removed without detection by a supervising officer through services provided by our SecureAlert Monitoring Center (or other monitoring centers).  This monitoring and intervention center acts as an important link between the offender and the supervising officer as intervention specialists persistently track and monitor the offender, initiating contact at the direction of the supervising agency and/or when the offender is in violation of any established restrictions or protocols.  An intelligent device with integrated computer circuitry and constructed from case-hardened plastics, the TrackerPAL™ II(e) unit promptly notifies the monitoring center if any attempt is made to breach protocols or to remove or otherwise tamper with the device or optical strap housing.

Results of Operations

Fiscal Years Ended September 30, 2009 and 2008

Note: During the fiscal year ended September 30, 2008, we divested our subsidiary, ActiveCare, Inc.  As a result, we now operate in one segment.  Unless otherwise indicated, the results of operations for all periods in this prospectus have been adjusted to reflect continuing operations only.  See Note (2) – Discontinued Operations in our Consolidated Financial Statements.

Revenues

During the fiscal year ended September 30, 2009, we had net revenues of $12,625,908 compared to net revenues of $12,403,677 for the fiscal year ended September 30, 2008, an increase of $222,231 (2%).  Revenues from monitoring services for the fiscal year ended September 30, 2009 totaled $12,055,159, compared to $9,826,077 for the same period ended 2008, resulting in an increase of $2,229,082 (23%). Revenues from product sales for the fiscal year ended September 30, 2009 were $570,749, compared to $2,577,600 for the same period ended 2008, resulting in a decrease of $2,006,851.  This decrease of $2,006,851 is primarily due to a shift in focus to leasing monitoring equipment instead of device sales.

During the fiscal year ended September 30, 2009, our SecureAlert Monitoring subsidiary provided net revenues of $5,322,191, compared to net revenues of $7,333,659 during the fiscal year ended September 30, 2008, a decrease of $2,011,468 (27%).  Revenues from monitoring services for the fiscal year ended September 30, 2009 were $5,131,655, compared to $5,033,659 for the prior year, resulting in an increase of $97,996 (2%). Revenues from product sales for the fiscal year ended September 30, 2009 were $190,536, compared to $2,300,000 for the fiscal year 2008, resulting in a decrease of $2,109,464.  This decrease of $2,109,464 is primarily due to our focus on leasing monitoring equipment instead of device sales.

During the fiscal year ended September 30, 2009, our Midwest Monitoring subsidiary provided net revenues of $4,213,972 compared to net revenues of $2,799,914 during the fiscal year ended September 30, 2008, an increase of $1,414,058 (51%).  This increase is related to revenues in the amount of $514,744 that Midwest Monitoring recognized during the period from October 1, 2007 through November 30, 2007 that we were not required to consolidate.  The remaining increase of $899,314 is related to an increase of $86,288 in device sales and $813,026 of monitoring services.

During the fiscal year ended September 30, 2009, our Court Programs subsidiary provided net revenues of $3,086,335 compared to net revenues of $2,270,104 during the fiscal year ended September 30, 2008, an increase of $816,231 (36%).  This increase is related to revenues in the amount of $540,935 that Court Programs recognized during the period from October 1, 2007 through November 30, 2007 that we were not required to consolidate.  The remaining increase is related to an increase of $275,296 in monitoring services.

On January 14, 2009, we purchased Bishop Rock Software.  During the fiscal year ended September 30, 2009, Bishop Rock Software had $3,410 of revenue.

Cost of Revenues

During the fiscal year ended September 30, 2009, cost of revenues totaled $10,138,613, compared to cost of revenues during the fiscal year ended September 30, 2008 of $13,108,990, a decrease of $2,970,377 (23%).  The decrease in cost of revenues resulted primarily from reduced communication and direct labor cost initiatives, device cost of goods and software enhancements, offset by a minor increase in equipment amortization.

Communication costs, $2,422,541 for the fiscal year ended September 30, 2009, primarily refers to the costs associated with Subscriber Identity Modules (“SIM”).  Embedded in each TrackerPAL™ device is a SIM, which enables the device to transfer voice and data information to a monitoring center.  We incur a monthly charge for each SIM, regardless of whether or not the associated device generates revenue, because the SIM cards are ordered and inserted into devices before the devices are sold or leased.

Amortization, $1,300,783 for the fiscal year ended September 30, 2009, is based on a three-year useful life for TrackerPAL™ devices.  Devices that are leased or retained by us for future deployment or sale are amortized over three years.  We believe this three-year life is appropriate due to rapid changes in electronic monitoring technology and the corresponding potential for obsolescence.  Management periodically assesses the useful life of the devices for appropriateness.

We expect the cost of revenues as a percentage of revenues to decrease in the foreseeable future due to (a) further attempts to lower communication costs, and (b) further development of our proprietary software enabling each operator to monitor more devices resulting in lower monitoring center costs.

SecureAlert Monitoring’s cost of revenues totaled $5,583,841 (105% of SecureAlert Monitoring’s net revenue) for the fiscal year ended September 30, 2009, compared to $10,007,725 (136% of SecureAlert Monitoring’s net revenue) for the fiscal year ended September 30, 2008, a decrease of $4,423,884 (44%).  This is related to decreases of $1,626,018 in device costs, $521,716 in communication costs, $454,374 in monitoring center costs, and $1,538,129 in other TrackerPAL™ and miscellaneous costs.

Midwest Monitoring’s cost of revenues totaled $2,735,276 (65% of Midwest Monitoring’s revenue) for the fiscal year ended September 30, 2009 compared to $1,630,823 (58% of Midwest Monitoring’s revenue) for the fiscal year ended September 30, 2008, an increase of $1,104,453 (68%).  This increase is related to revenues in the amount of $330,504 that Midwest Monitoring recognized during the period from October 1, 2007 through November 30, 2007 that we were not required to consolidate.  The remaining increase of $773,949 is primarily related to the growth in revenues.

Court Program’s cost of revenues totaled $1,819,496 (59% of Court Program’s revenue) for the fiscal year ended September 30, 2009 compared to $1,470,442 (65% of Court Program’s revenue) for the fiscal year ended September 30, 2008, an increase of $349,054 (24%).  This increase is related to revenues in the amount of $311,868 that Court Programs recognized during the period from October 1, 2007 through November 30, 2007 that we were not required to consolidate.  The remaining increase of $37,186 is primarily related to the growth in revenues.

Gross Margin

During the fiscal year ended September 30, 2009, gross margin totaled $167,765, compared to negative margin during the fiscal year ended September 30, 2008 of $705,313, an improvement of $873,078.  Included in cost of revenues are costs attributable to impairment of inventory and monitoring equipment of $2,319,530 and $570,948 for the years ended September 30, 2009 and 2008, respectively.  These impairment costs from disposal of obsolete monitoring equipment were expenses not expected in future periods. Excluding impairment costs, adjusted gross margin for the fiscal year ended September 30, 2009 was $2,487,295, compared to a negative margin of $134,365 for the same period in 2008, an improvement of $2,621,660 while increasing revenues from monitoring services.

Research and Development Expenses

During the fiscal year ended September 30, 2009, we incurred research and development expenses of $1,777,873 compared to similar expenses recognized during fiscal year 2008 totaling $4,811,128. This decrease of $3,033,255 is due primarily to management’s decision to bring software enhancements and product design in-house as opposed to using third-party vendors.  We anticipate research and development expenses to continue to decrease in future periods.

Selling, General and Administrative Expenses

During the fiscal year ended September 30, 2009, our selling, general and administrative expenses totaled $16,540,645, compared to $36,466,678 for the fiscal year ended September 30, 2008. The improvement of $19,926,033 is the result of decreases in the following expenses: consulting ($19,362,378), travel ($1,297,363), advertising and marketing ($132,596), bad debt expense ($68,775), meals and entertainment ($64,677), postage ($43,636), office ($28,895), employee benefits ($25,519), outside services ($23,181), and other selling, general and administrative ($99,090).  These decreases in selling, general and administrative expense were offset by an increase in payroll and taxes ($457,921), legal ($441,611), amortization ($64,955), investment relations ($54,554), contract labor ($40,081), board of director fees ($35,000), depreciation ($33,714), insurance ($26,625), and other selling, general and administrative expenses ($65,616).  Consulting expense for the fiscal year ended September 30, 2009 was $4,245,685 compared to $23,608,063 for the fiscal year ended September 30, 2008, a decrease of $19,362,378.  This decrease is primarily due to a significant reduction of non-cash compensation totaling $18,603,062 through options and warrants issued to Board of Directors, executive officers and employees.  Cash compensation also decreased by $759,316 since we settled fewer lawsuits related to consulting and brought a significant amount of consulting in-house.

Other Income and Expense

For the fiscal year ended September 30, 2009, interest expense was $5,012,803, compared to $1,566,542 for the fiscal year ended September 30, 2008. This amount includes non-cash interest expense of approximately $2,595,933 related to amortization of deferred financing costs associated with warrants, debentures and shares of Common Stock issued for interest.

During the fiscal year ended September 30, 2008, we redeemed all outstanding shares of SecureAlert Monitoring Series A Preferred Stock in exchange for 7,434,249 shares of our Common Stock for a value of $8,372,566.

Net Loss

We had a net loss for the fiscal year ended September 30, 2009 totaling $23,081,500, compared to a net loss of $49,587,050 for the fiscal year ended September 30, 2008.  This decrease of $26,505,550 is due primarily to reductions in communication and device costs, bringing software enhancements and product design in-house as opposed to using high priced third-party vendors, and the reduced use of consulting services by bringing these services in-house.

Three months ended June 30, 2010, compared to three months ended June 30, 2009

For the three months ended June 30, 2010, the Company achieved net revenues of $3,079,226 of which $2,992,842 were attributable to monitoring services revenue.  This compares to net revenues of $3,208,969 and monitoring services revenue of $3,133,518 for the same period ended June 30, 2009. The decrease in monitoring services revenue of $140,676 can be attributed to the non-renewal of a monitoring contract with a single customer at Midwest Monitoring and Surveillance, a subsidiary of the Company. This discontinued customer accounted for $0 of revenues during the three months ended June 30, 2010 compared to $169,964 during the three months ended June 30, 2009. We do not expect the discontinued customer to return in the short-term.  As a partial offset against the reduction of $169,964 in monitoring services revenue from the discontinued customer, the Company was able to close an additional $40,221 in new monitoring services revenue for the same time period.  Additionally, product revenues increased $10,933 from $75,451 for the three months ended June 30, 2009 to $86,384 for the three months ended June 30, 2010. For the three months ended June 30, 2010 and 2009, revenues from our activated tracking devices were $1,550,152 and $1,612,211, respectively.

Cost of Revenue

For the three months ended June 30, 2010, cost of revenues declined to $1,715,461 from $2,420,826 during the three months ended June 30, 2009, a decrease of $705,365 or 29%.  The decrease in cost of revenues resulted primarily from a reduction in communication cost of $318,330, amortization of devices of $169,915, monitoring center costs of $51,227, freight costs of $47,506, and device costs of $23,803. The reduction of communication costs have been realized due to entering into additional agreements with cellular companies with more favorable rates.  Additionally, monitoring center costs have decreased due to the development of software which more effectively automates alarms requiring fewer operators to manage the active devices in the field. While focusing on the reductions in cost of revenues, we have been able to increase gross profit from $788,143, or 24.6% of revenues for the three months ended June 30, 2009 to $1,363,765, or 44.3% of revenues for the three months ended June 30, 2010.

Research and Development Expenses

During the three months ended June 30, 2010 and 2009, research and development expense was $490,258 and $431,201, respectively, and consisted primarily of expenses associated with the development of the TrackerPAL™ device and related services.

Selling, General and Administrative Expenses

During the three months ended June 30, 2010, selling, general and administrative expenses were $2,703,819, compared to $3,178,333 during the three months ended June 30, 2009.  The improvement of $474,514 is primarily due to decreases in consulting expense of $405,541, which resulted primarily from discontinuing the services of several consultants.

Interest Expense

During the three months ended June 30, 2010 and 2009, interest expense totaled $229,582 and $1,255,103, respectively. The decrease of $1,025,521 in interest expense resulted primarily from converting several debt instruments into Series D Preferred stock in January 2010.

Nine months ended June 30, 2010, compared to nine months ended June 30, 2009

Revenues

For the nine months ended June 30, 2010, we had net revenues from operations of $9,282,137, compared to $9,478,981 for the nine months ended June 30, 2009, a decrease of $196,844.  Although net revenues were relatively flat to slightly declining, revenues from monitoring services increased $71,371, or 0.8% from $8,985,386 for the nine months ended June 30, 2009, compared to $9,056,757 for the nine months ended June 30, 2010. Product revenues decreased $268,215 from $493,595 for the nine months ended June 30, 2009 to $225,380 for the nine months ended June 30, 2010.  This decrease resulted primarily from a one-time sale by Midwest Monitoring and Surveillance of $345,000 of merchandise made during the nine months ended June 30, 2009 that did not recur during the nine months ended June 30, 2010.  For the nine months ended June 30, 2010 and 2009, revenues from our activated GPS devices were $4,548,540 and $4,527,540, respectively.

Cost of Revenues

For the nine months ended June 30, 2010, cost of revenues declined to $5,375,588 from $8,295,540 during the nine months ended June 30, 2009, a decrease of $2,919,952.  The decrease in cost of revenues resulted primarily from the following reductions:  communication cost decrease of $955,074, device amortization decrease of $418,147, monitoring center costs decrease of $357,013, utilization rental fees decrease of $336,562, device costs decrease of $219,170 from product sales, freight costs decrease of $157,026, and commissions decrease of $82,549.  The reduction of communication costs have been realized due to entering into additional agreements with cellular companies with more favorable rates.  Additionally, monitoring center costs have decreased due to the development of software which more effectively automates alarms requiring fewer operators to manage the active devices in the field. While focusing on the reductions in cost of revenues, we have been able to increase gross profit from $1,183,441, or 12.5% of revenues, for the nine months ended June 30, 2009, to $3,906,549, or 42.1% of revenues, for the nine months ended June 30, 2010.

Research and Development Expenses

During the nine months ended June 30, 2010 and 2009, research and development expense was $1,161,539 and $1,277,102, respectively, and consisted primarily of expenses associated with the development of the TrackerPAL™ device and related services.

Selling, General and Administrative Expenses

During the nine months ended June 30, 2010, selling, general and administrative expenses were $8,931,801, compared to $11,078,059 during the nine months ended June 30, 2009.  The improvement of $2,146,258 is primarily due to the following decreases:  consulting expense decrease of $790,108, legal and professional expense decrease of $504,735, depreciation expense decrease of $216,765, board of director fees decrease of $131,174, outside services decrease of $115,490, insurance expense decrease of $111,086, and travel expense decrease of $94,463.  The decrease in consulting expense resulted primarily from discontinuing the services of several consultants and the decrease in legal and professional fees is primarily related to the settlement of two lawsuits.

Interest Expense

During the nine months ended June 30, 2010 and 2009, interest expense related to operations totaled $3,840,232 and $2,790,006, respectively. The increase of $1,050,226 resulted primarily from a non-cash expense related to amortization of debt discount from the issuance of stock and warrants in connection with debt obligations.

Liquidity and Capital Resources

We are currently unable to finance our business solely from cash flows from operating activities. During the nine months ended June 30, 2010, we supplemented cash flows to finance our business from the issuance of debt and equity securities, providing net cash proceeds from financing activities of $7,507,554.

As of June 30, 2010, we had unrestricted cash of $1,879,955 and a working capital deficit of $3,831,420, compared to unrestricted cash of $602,321 and a working capital deficit of $16,476,897 as of September 30, 2009.  The improvement in working capital deficit is largely due to the conversion of $16,910,753 in debt in exchange for shares of our Series D Preferred stock.  For the nine months ended June 30, 2010, our operating activities used cash of $4,484,573, compared to $6,705,204 of cash used in operating activities for the nine months ended June 30, 2009.

We used cash of $1,745,347 for investing activities during the nine months ended June 30, 2010, compared to $1,454,508 of cash used in investing activities in the nine months ended June 30, 2009.

Financing activities for the nine months ended June 30, 2010, provided cash of $7,507,554 compared to $6,968,926 for the nine months ended June 30, 2009. For the nine months ended June 30, 2010, we had net proceeds of $7,615,300 from the issuance of Series D Convertible Preferred stock, net advances from the line of credit of $747,400, proceeds of $500,000 from the issuance of related-party note and $3,217 from the issuance of notes payable.  Cash decreased by $595,393 in connection with payments on notes payable, $137,970 in net payments to a related-party line of credit, $600,000 in payments on related-party notes payable, and $25,000 in payments on a Series A 15% Debenture.  Cash provided by financing activities was used to fund operating activities and purchase monitoring equipment.

Going Concern

We incurred a net loss of $11,084,874 for the nine months ended June 30, 2010 and a loss from operations of $7,541,526.  In addition, we had an accumulated deficit of $216,075,643 as of June 30, 2010.  These factors, as well as the risk factors set out elsewhere in this prospectus, raise substantial doubt about our ability to continue as a going concern. Our financial statements included in this prospectus do not include any adjustments that may result from the outcome of this uncertainty.  Our plans with respect to this uncertainty are to increase leases of the TrackerPAL™ product and to increase monitoring services revenue.  There can be no assurance that revenues will increase rapidly enough to deliver profitable operating results and pay our debts as they come due.  Likewise, there can be no assurance that we will be successful in raising additional capital from the sale of equity or debt securities.  If we are unable to increase cash flows from operating activities or obtain additional financing, we will be unable to continue the development of our business and may have to cease operations.

Inflation

We do not believe that inflation has had a material impact on our historical operations or profitability.

Critical Accounting Policies

In Note (3) to the audited financial statements for the fiscal year ended September 30, 2009 included in this prospectus, we discuss those accounting policies that are considered to be significant in determining the results of operations and our financial position.

The preparation of financial statements requires management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. By their nature, these estimates and judgments are subject to an inherent degree of uncertainty. On an on-going basis, we evaluate our estimates, including those related to bad debts, inventories, intangible assets, warranty obligations, product liability, revenue, and income taxes. We base our estimates on historical experience and other facts and circumstances that are believed to be reasonable, and the results form the basis for making judgments about the carrying value of assets and liabilities.  The actual results may differ from these estimates under different assumptions or conditions.

With respect to inventory reserves, revenue recognition, impairment of long-lived assets and allowance for doubtful accounts receivable, we apply the following critical accounting policies in the preparation of our financial statements:

Inventory Reserves

The nature of our business requires maintenance of sufficient inventory on hand at all times to meet the requirements of our customers. We record finished goods inventory at the lower of standard cost, which approximates actual cost (first-in, first-out method) or market.  Raw materials are stated at the lower of cost (first-in, first-out method), or market.  General inventory reserves are maintained for the possible impairment of the inventory.  Impairment may be a result of slow moving or excess inventory, product obsolescence or changes in the valuation of the inventory. In determining the adequacy of reserves, management analyzes the following, among other things:

•	Current inventory quantities on hand;
•	Product acceptance in the marketplace;
•	Historical sales;
•	Forecast sales;
•	Product obsolescence; and
•	Technological innovations.

Any modifications to these estimates of reserves are reflected in cost of revenues within the statement of operations during the period in which such modifications are determined necessary by management.

Revenue Recognition

Our revenue has historically been from two sources: (i) monitoring services; (ii) monitoring device and other product sales.

Monitoring Services

Monitoring services include two components: (a) lease contracts in which we provide monitoring services and lease devices to distributors or end users and we retain ownership of the leased device; and (b) monitoring services purchased by distributors or end users who have previously purchased monitoring devices and opt to use our monitoring services.

We typically lease our devices under one-year contracts with customers that opt to use our monitoring services.  However, these contracts may be cancelled by either party at anytime with 30 days notice.  Under our standard leasing contract, the leased device becomes billable on the date of activation or seven days from the date the device is assigned to the lessee, and remains billable until the device is returned to us.  We recognize revenue on leased devices at the end of each month that monitoring services have been provided.  In those circumstances in which we receive payment in advance, we record these payments as deferred revenue.

Monitoring Device Product Sales

Although not the focus of our business model, we sell our monitoring devices in certain situations. In addition, we sell home security and Personal Emergency Response Systems (“PERS”) units.  We recognize product sales revenue when persuasive evidence of an arrangement with the customer exists, title passes to the customer and the customer cannot return the devices, prices are fixed or determinable (including sales not being made outside the normal payment terms) and collection is reasonably assured. When purchasing products (such as TrackerPAL devices) from us, customers may, but are not required to, enter into monitoring service contracts with us.  We recognize revenue on monitoring services for customers that have previously purchased devices at the end of each month that monitoring services have been provided.

Multiple Element Arrangements

The majority of our revenue transactions do not have multiple elements. On occasion, we have revenue transactions that have multiple elements (such as product sales and monitoring services).  For revenue arrangements that have multiple elements, we consider whether: (i) the delivered devices have standalone value to the customer; (ii) there is objective and reliable evidence of the fair value of the undelivered monitoring services, which is generally determined by surveying the price of competitors’ comparable monitoring services; and (iii) the customer does not have a general right of return.  Based on these criteria, we recognize revenue from the sale of devices separately from the monitoring services to be provided to the customer.  In accordance with FASB ASC Subsection 605-25, if the fair value of the undelivered element exists, but the fair value does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method as applied to these particular transactions, the fair value of the undelivered element (the monitoring services) is deferred and the remaining portion of the arrangement (the sale of the device) is recognized as revenue when the device is delivered and all other revenue recognition criteria are met.

Other Matters

We consider an arrangement with payment terms longer than our normal terms not to be fixed or determinable, and revenue is recognized when the fee becomes due.  Normal payment terms for the sale of monitoring services are 30 days, and normal payment terms for device sales are between 120 and 180 days.  We sell our devices and services directly to end users and to distributors.  Distributors do not have general rights of return.  Also, distributors have no price protection or stock protection rights with respect to devices sold to them by us.  Generally, title and risk of loss pass to the buyer upon delivery of the devices.

We estimate our product returns based on historical experience and maintain an allowance for estimated returns, which is recorded as a reduction to accounts receivable and revenue.

Shipping and handling fees are included as part of net revenues.  The related freight costs and supplies directly associated with shipping products to customers are included as a component of cost of revenues.

Impairment of Long-lived Assets

The Company reviews its long-lived assets for impairment when events or changes in circumstances indicate that the book value of an asset may not be recoverable and in the case of goodwill, at least annually. The Company evaluates whether events and circumstances have occurred which indicate possible impairment as of each balance sheet date. The Company uses an equity vs. fair market value method of the related asset or group of assets in measuring whether the assets are recoverable.  If the carrying amount of an asset exceeds its fair market value, an impairment charge is recognized for the amount by which the carrying amount exceeds the estimated fair value of the asset.  Impairment of long-lived assets is assessed at the lowest levels for which there is an identifiable fair market value that is independent of other groups of assets.  As of September 30, 2009, the Company impaired goodwill from Midwest Monitoring & Surveillance, Inc. by $2,343,753 and from Bishop Rock Software by $460,827, Inc. for a total impairment expense of $2,804,580.

Allowance for Doubtful Accounts

We must make estimates of the collectability of accounts receivable. In doing so, we analyze accounts receivable and historical bad debts, customer credit-worthiness, current economic trends and changes in customer payment patterns when evaluating the adequacy of the allowance for doubtful accounts.

Recent Accounting Pronouncements

Effective for December 2008, new accounting guidance was added relating to business combinations. The objective of this Topic is to enhance the information that an entity provides in our financial reports about a business combination and its effects. The Topic mandates: (i) how the acquirer recognizes and measures the assets acquired, liabilities assumed and any non-controlling interest in the acquiree; (ii) what information to disclose in our financial reports and; (iii) recognition and measurement criteria for goodwill acquired. This Topic is effective for any acquisitions made on or after December 15, 2008. The adoption of this Topic is not expected to have a material impact on our financial statements and disclosures.

In May 2009, the FASB issued guidance which establishes general standards of accounting and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, this Topic sets forth: (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in our financial statements, (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. This Topic should be applied to the accounting and disclosure of subsequent events. This Topic does not apply to subsequent events or transactions that are within the scope of other applicable accounting standards that provide different guidance on the accounting treatment for subsequent events or transactions. This Topic was effective for interim and annual periods ending after June 15, 2009, which was September 30, 2009 for us. The adoption of this Topic did not have a material impact on our financial statements and disclosures.

In June 2009, the FASB issued guidance which became the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Topic, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-SEC accounting literature not included in the Codification will become non-authoritative. This Topic identifies the sources of accounting principles and the framework for selecting the principles used in preparing the financial statements of nongovernmental entities that are presented in conformity with GAAP and arranged these sources of GAAP in a hierarchy for users to apply accordingly. This Topic is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this Topic did not have a material impact on our disclosure of the financial statements.

In June 2009, the FASB issued additional guidance which improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in our financial statements about a transfer of financial assets; the effects of a transfer on our financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. This additional guidance requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. Enhanced disclosures are required to provide financial statement users with greater transparency about transfers of financial assets and a transferor’s continuing involvement with transferred financial assets. This additional guidance must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. This additional guidance must be applied to transfers occurring on or after the effective date. The adoption of this Topic is not expected to have a material impact on our financial statements and disclosures.

In September 2009, the FASB added implementation guidance on accounting for uncertainty in income taxes. For entities that are currently applying the standards for accounting for uncertainty in income taxes, the guidance and disclosure amendments are effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this Update did not have a material impact on our financial statements and disclosures.

In September 2009, the FASB issued guidance that changes the existing multiple-element revenue arrangements guidance currently included under its Revenue Arrangements with Multiple Deliverables codification. The revised guidance primarily provides two significant changes: 1) eliminates the need for objective and reliable evidence of the fair value for the undelivered element in order for a delivered item to be treated as a separate unit of accounting, and 2) eliminates the residual method to allocate the arrangement consideration. In addition, the guidance also expands the disclosure requirements for revenue recognition. This will be effective for the first annual reporting period beginning on or after June 15, 2010, with early adoption permitted provided that the revised guidance is retroactively applied to the beginning of the year of adoption. We are currently assessing the future impact of this new accounting update to our financial statements.

In October 2009, the FASB issued accounting guidance which changes the accounting model for revenue arrangements that include both tangible products and software elements. Under this guidance, tangible products containing software components and non-software components that function together to deliver the tangible product's essential functionality are excluded from the software revenue recognition guidance given prior to this new guidance. In addition, hardware components of a tangible product containing software components are always excluded from the software revenue guidance.  This guidance is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted.  We are currently assessing the future impact of this new accounting update to our financial statements.

In April 2008, the FASB issued an amendment for determination of the useful life of intangible assets. This guidance amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under authoritative accounting guidance for goodwill and other intangible assets. This guidance is intended to improve the consistency between the useful life of an intangible asset determined under the guidance for goodwill and other intangible assets and the period of expected cash flows used to measure the fair value of the asset under ASC 805 “Business Combinations” and other principles under GAAP. This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. This guidance will be effective for us in fiscal year 2010. The adoption of this guidance is not expected to significantly impact our results of operations and financial position.

In September 2006, the FASB issued enhanced guidance for using fair value to measure assets and liabilities. This guidance also provides for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. ASC 820 applies whenever other guidance requires or permit assets or liabilities to be measured at fair value. ASC 820 does not expand the use of fair value in any new circumstances. In February 2008, the FASB issued additional guidance to exclude ASC 840 “Accounting for Leases” and delays the effective date of ASC 820 by one year for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. In October 2008, the FASB issued additional guidance for determining the fair value of a financial asset when the market for that asset is not active to clarify the application of the provisions of the guidance for fair value measurements in an inactive market and how an entity would determine fair value in an inactive market. This additional guidance is effective immediately. We adopted ASC 820 for financial assets and financial liabilities at the beginning of fiscal year 2009. The adoption of this guidance for financial assets and financial liabilities did not impact our results of operations and financial position. The guidance is effective for nonfinancial assets and liabilities in financial statements issued for fiscal years beginning after November 15, 2008, which is our fiscal year 2010. The adoption of this guidance for nonfinancial assets and nonfinancial liabilities is not expected to significantly impact our results of operations and financial position.

In June 2009, the FASB issued accounting guidance on the consolidation of variable interest entities (VIEs). This new guidance revises previous guidance by eliminating the exemption for qualifying special purpose entities, by establishing a new approach for determining who should consolidate a variable-interest entity and by changing when it is necessary to reassess who should consolidate a variable-interest entity.  This guidance will be effective at the beginning of the first fiscal year beginning after November 15, 2009. Early application is not permitted.  The adoption of this guidance is not expected to significantly impact our results of operations and financial position.

In September 2009, the FASB issued guidance updates and provided amendments to its Fair Value Measurements and Disclosure requirements which permit a reporting entity to measure the fair value of certain investments on the basis of the net asset value per share of the investment (or its equivalent). This guidance also requires new disclosures, by major category of investments, about the attributes of investments, such as the nature of any restriction on the ability to redeem an investment on the measurement date.  This guidance is effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued.  The adoption of this guidance is not expected to significantly impact our results of operations and financial position.

In October 2009, the FASB issued guidance on share-lending arrangements entered into on an entity's own shares in contemplation of a convertible debt offering or other financing.  This guidance is effective for fiscal years beginning on or after December 15, 2009, and fiscal years within those fiscal years for arrangements outstanding as of the beginning of those years. Retrospective application is required for such arrangements. This guidance is effective for arrangements entered into on (not outstanding) or after the beginning of the first reporting period that begins on or after June 15, 2009. Certain transition disclosures are also required. Early application is not permitted.  The adoption of this guidance is not expected to significantly impact our results of operations and financial position.

Accounting for Stock-Based Compensation

For the fiscal years ended September 30, 2009 and 2008, we calculated compensation expense of $67,406 and $214,251, respectively related to the vesting of stock options granted in prior years.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. We granted 1,517,714 and 1,725,000 stock options to employees during the fiscal years ended September 30, 2009 and 2008 valued at $274,650 and $359,946, respectively.  In addition, 390,000 stock options issued to employees in prior years vested during the fiscal year ended September 30, 2008.  The weighted average fair value of stock options at the date of grant during the fiscal year ended September 30, 2009 and 2008 was $0.18 and $1.34, respectively. The expected life of stock options represents the period of time that the stock options granted are expected to be outstanding based on historical exercise trends. The expected volatility is based on the historical price volatility of Common Stock. The risk-free interest rate represents the U.S. Treasury bill rate for the expected life of the related stock options. The dividend yield represents the Company’s anticipated cash dividends over the expected life of the stock options.

The following are the weighted-average assumptions used for options granted during the fiscal years ended September 30, 2009 and 2008, respectively:

	Fiscal years Ended September 30,
	2009	2008
Expected cash dividend yield	-	-
Expected stock price volatility	121%	136%
Risk-free interest rate	1.16%	3.12%
Expected life of options	3.7 years	5 years

A summary of stock option activity for the fiscal years ended September 30 2009 and 2008 is presented below:
	Shares Under Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding as of September 30, 2007	3,295,000	$0.64
Granted	1,725,000	$1.54
Exercised	(1,375,000)	$0.63
Forfeited	(45,000)	$0.86
Expired	-	-
Outstanding as of September 30, 2008	3,600,000	$1.08	3.34 years	$1,062,000
Exercisable as of September 30, 2008	421,667	$1.35	3.30 years	$37,000

	Shares Under Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding as of September 30, 2008	3,600,000	$1.08
Granted	1,517,714	$0.21
Expired	(408,500)	$1.45
Outstanding as of September 30, 2009	4,709,214	$0.76	2.05 years	$12,854
Exercisable as of September 30, 2009	1,719,880	$0.32	2.97 years	$12,854

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Our business is extending to several countries outside the United States, and we intend to continue to expand our foreign operations.  As a result, our revenues and results of operations are affected by fluctuations in currency exchange rates, interest rates, and other uncertainties inherent in doing business in more than one currency.  In addition, our operations are exposed to risks that are associated with changes in social, political, and economic conditions in the foreign countries in which we operate, including changes in the laws and policies that govern foreign investment, as well as, to a lesser extent, changes in United States laws and regulations relating to foreign trade and investment.

Foreign Currency Risks.  We had no revenues from sources outside the United States for the three and nine months ended June 30, 2010 and 2009.  Sales of monitoring equipment during the periods indicated were transacted in U.S. dollars and, therefore, we did not experience any effect from foreign currency exchange in connection with these international sales.  We occasionally purchase goods and services in foreign currencies which resulted in currency exchange rate losses of $8,756 and $0 for the nine months ended June 30, 2010 and 2009, respectively.  Changes in currency exchange rates affect the relative prices at which we sell our products and purchase goods and services.  Given the uncertainty of exchange rate fluctuations, we cannot estimate the effect of these fluctuations on our future business, product pricing, results of operations, or financial condition.  We do not use foreign currency exchange contracts or derivative financial instruments for trading or speculative purposes.  To the extent foreign sales become a more significant part of our business in the future, we may seek to implement strategies which make use of these or other instruments in order to minimize the effects of foreign currency exchange on our business.

Interest Rate Risks.  As of June 30, 2010, we had $1,000,000 of borrowings outstanding on a line of credit with a bank with an interest rate of 3.28%.  The interest rate on this line of credit is subject to change from time to time based on changes in an independent index which is the Prime Rate as published in The Wall Street Journal.

MANAGEMENT

Director Independence

A majority of the members of our Board of Directors and all of the members of certain committees are composed of “independent directors,” as defined in the rules of the Nasdaq Stock Market. In general, an “independent director” is a person other than an officer or employee of the Company or any other individual who does not have a relationship, which, in the opinion of the Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Additional independence and qualification requirements apply to our directors serving on certain committees. Our Board has a separately-designated standing Audit Committee, Compensation Committee, and Nominating Committee. All members of the Audit Committee, Compensation Committee, and Nominating Committee meet the definition of "independent," described above.

Board of Directors

The following table sets forth information about the members of our Board of Directors as of September 30, 2010:

Name	Age	Position

Edgar Bernardi	53	Director
Robert E. Childers	64	Director
David G. Derrick	57	Director, Chief Executive Officer
David P. Hanlon	64	Director
John L. Hastings, III	47	President and Chief Operating Officer
Rene Klinkhammer	30	Director
Larry G. Schafran	71	Director

Dr. Edgar Bernardi joined our board in January 2010.  He graduated from the University of Wuppertal, Wuppertal, Germany, in 1976 in physics and mathematics.  He received his master’s degree in physics from University Bonn, Physics Institute, Bonn, Germany in 1984, emphasizing elementary particle physics.  In 1988, he received his Ph.D. from the University Hamburg, Hamburg, Germany, specializing in elementary particle physics.  From 2001 through 2009, Dr. Bernardi served as CTO, COO, CSO and CIO for euromicron AG, a holding company with buy and build strategy in the core business of network and fiber optics technology in Germany.  From 1999 through 2001, he served as the general manager for Christian Schwaiger GmbH & Co., KG, an entity engaged in the production and trade of antenna, satellite and cable TV reception systems.  From 1998 through 1999, Dr. Bernardi was the director of network operator services for Alcatel Sel AG, a worldwide manufacturer of telecommunication network equipment.  From 1991 through 1998, he served in two capacities for Mannesmann Mobilfunk GmbH (Vodafone GmbH), which was the first private mobile network operator in Germany, of which he was the head of the department of network planning and optimization and head of the department of system aspects.  From 1988 through 1990, he was with Robert Bosch GmbH, a worldwide manufacturer of automotive and telecommunication equipment and served as the main adviser of the business unity public telecommunications and development center, and an adviser in the business unit for public telecommunications development center.

Robert E. Childers joined our board in July 2001.  Since 1977, he has served as the Chief Executive Officer of Structures Resources Inc., a firm which he founded in 1972.  He has more than 30 years of business experience in construction and real estate development.  Mr. Childers has served or is currently serving as General Partner in 16 public limited partnerships in the Middle Atlantic States.  Partners include First Union Bank and Fannie Mae.  Structures Resources has successfully completed over 300 projects (offices, hotels, apartments, and shopping centers) from New York to North Carolina.  Recently Mr. Childers has founded a new company providing construction services to major companies developing gas wells in the Marcellus shale. He is a co-founder of Life Science Group, a boutique biotech investment-banking firm. Mr. Childers was the founding President of Associated Building Contractors for the State of West Virginia and served as a director of The Twentieth Street Bank until its merger with City Holding Bank.  He is a former naval officer serving in Atlantic fleet submarines.  Mr. Childers is a member of the Compensation Committee and the Nominating Committee of our Board of Directors.

David G. Derrick has been our CEO and Chairman since February 2001.  Prior to joining us, Mr. Derrick occupied directorship and management positions in other companies.  From 1979 to 1982, Mr. Derrick was a faculty member at the University of Utah, College of Business.  Mr. Derrick graduated from the University of Utah with a Bachelor of Arts degree in Economics and a Masters in Business Administration degree with an emphasis in Finance.

David P. Hanlon has been a member of our Board of Directors since October 2006.  He served previously as Chief Executive Officer and President of Empire Resorts, Inc., a public company in the gaming industry, until May 2009.  Prior to starting his own gaming consulting business in 2000, in which he advised a number of Indian and international gaming ventures, Mr. Hanlon was President and Chief Operating Officer of Rio Suites Hotel & Casino from 1996-1999, a period in which the Rio Suites Hotel & Casino underwent a major expansion. From 1994-1995, Mr. Hanlon served as President and Chief Executive Officer of International Game Technology, the world's leading manufacturer of microprocessor gaming machines. From 1988-1993, Mr. Hanlon served as President and Chief Executive Officer of Merv Griffin's Resorts International, and prior to that, Mr. Hanlon served as President of Harrah's Atlantic City (Harrah's Marina and Trump Plaza). Mr. Hanlon's education includes a B.S. in Hotel Administration from Cornell University, an M.S. in Accounting, an M.B.A. in Finance from the Wharton School, University of Pennsylvania, and completion of the Advanced Management Program at the Harvard Business School. Mr. Hanlon is a member of the Audit Committee of our Board of Directors.

John L. Hastings, III became our President on June 19, 2008 and Chief Operating Officer on November 20, 2008.  Mr. Hastings has worked for Nestle/Stouffer’s, Kraft/General Foods, Nissan Motor Acceptance Corp., NCR/Teradata, Unisys Corp. and VNU/AC Nielsen.  He has also served on the boards of small entrepreneurial companies.  From 1998 through 2006, Mr. Hastings worked with VNU – AC Nielsen in several executive posts, last serving as its Senior Vice President and General Manager of Global Business Intelligence, reporting directly to VNU’s chief executive officer.  Upon acquisition and privatization of VNU in 2006, and until his appointment as our President, Mr. Hastings served as the interim President and CEO of Klever Marketing, Inc., a Utah-based retail marketing company.  Mr. Hastings received a BA from Cal State University, Fullerton CA (1985) and an MBA from Pepperdine University, Malibu CA (1987).

Rene Klinkhammer became a director in January 2010.  He graduated from European Business School, Oestrich-Winkel, Germany, in 2004, with an MBA-equivalent degree in business administration.  His majors were Banking, Finance and International Management.  After graduating, Mr. Klinkhammer joined Deutsche Bank’s Investment Banking Division as an analyst in the Corporate Finance Advisory Group, specializing in mergers & acquisitions, along with debt and equity financing transactions for larger German clients of the bank.  In 2007, Mr. Klinkhammer joined Sapinda Group, a privately-owned investment company with offices in Amsterdam, Berlin and London.  For the past three years, Mr. Klinkhammer has worked with the Company as both an investor and advisor.

Larry G. Schafran has been a member of our Board of Directors since October 2006.  He is associated with Providence Capital, Inc. (“PCI”) as a Managing Director.  PCI is a New York City-based investment and advisory firm.  Additionally, Mr. Schafran was Lead Director and Audit Committee Chairman and later a consultant to the Chairman of WorldSpace, Inc.  In addition, Mr. Schafran is also a director of the following publicly traded U. S. corporations: Sulphco, Inc., New Frontier Energy, Inc., DollarDays International, Inc., Subaye Corp. and National Patent Development Corporation.  In recent years, Mr. Schafran served in several capacities, including, as a director of PubliCard, Inc., Tarragon Corporation, and ElectroEnergy, and Trustee, Chairman/Interim-CEO/President and Co-Liquidating Trustee of Special Liquidating Trust of Banyan Strategic Realty Trust; Director and/or Chairman of the Executive Committees of Dart Group Corporation, Crown Books Corporation, TrakAuto Corporation, and Shoppers Food Warehouse, Inc. (Vice-Chairman); director and member of the Strategic Planning and Finance Committees of COMSAT Corporation, and Managing General Partner of L. G. Schafran & Partners, LP, a real estate investment and development firm.  Mr. Schafran is Chairman of the Audit and Nominating Committees and a member of the Compensation Committee of our Board of Directors.

Current Executive Officers

The following table sets forth certain information as of September 30, 2010, regarding the current executive officers of the Company.
Name	Age	Position

David G. Derrick	57	Chief Executive Officer and Chairman
John L. Hastings, III	47	President and Chief Operating Officer
Chad Olsen	39	Chief Financial Officer
Bernadette Suckel	53	Managing Director of Sales & Marketing
Bruce G. Derrick	51	Chief Technology Officer

David G. Derrick has been our CEO and Chairman since February 2001.  His work and education information is detailed with our Board of Directors table above.

John L. Hastings, III became our President on June 19, 2008 and Chief Operating Officer on November 20, 2008.  His work and education information is detailed with our Board of Directors table above.

Chad Olsen became our Chief Financial Officer in January 2010.  Prior to that time, he served as our corporate controller since September 2001.  From 1992 to 1997, Mr. Olsen worked in the banking and investment industry where he assisted clients with tax, investment and banking services. From 1997 to 2001, Mr. Olsen worked with a certified public accounting firm performing tax, auditing, and business advisory services. Additionally, Mr. Olsen owned and operated his own accounting practice performing tax, accounting, and consulting services. Mr. Olsen received a Bachelor of Science Degree in Accounting from Brigham Young University.

Bernadette Suckel joined us on April 24, 2008.  Prior to joining us, Ms. Suckel served as the VP/Solution and Client Principal, for The Nielsen Company/ACNielsen from 2000 through April 2008.  From November 2006 through April 2008, she consulted on a part-time basis to Klever Marketing, Inc. to focus on cost reduction strategies.   Ms. Suckel also worked previously for Cogit.com and NCR/AT&T GIS/Teradata.  She received a BS in Business Administration, Marketing Option, from California State University, Fresno.

Bruce G. Derrick has been our Chief Technology Officer since November 21, 2004.  He has extensive experience in management of custom solutions development and customer management in the wireless telecom marketplace.  From 2001 to 2004 Mr. Derrick was a senior product development manager for WatchMark Corporation.  WatchMark collects cellular network performance data for quality assurance and capacity planning. Prior to joining WatchMark, Mr. Derrick was responsible for forming and managing the Professional Services team for Marconi’s MSI division.  Mr. Derrick also worked in management positions at Boeing and Western Wireless, built and managed the Corporate Computer and Network Operations department for Avaya’s Mosaix division.  He was a Senior Programmer in applied research at the University of Utah’s Department of Medical Informatics where he developed and implemented medical informatics and physiological monitoring services for ICU care and participated in development of IEEE standards for automated physiological monitoring for NASA’s Space Station program.  Mr. Derrick holds a Bachelor’s Degree in Computer Science from the University of Utah.  Bruce Derrick is the brother of David Derrick, our Chairman and CEO.  There are no other family relationships among our officers and directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the total compensation paid or earned by our principal executive officer, our principal financial officer and two other most highly compensated executive officers (the “Named Executive Officers”) who served as executive officers during the last two fiscal years ended September 30, 2009.

(a)	(b)		(c)		(d)		(e)		(f)		(g)			(h)			(i)		(j)
Change in
Pension Value
and
Nonqualified
										Non-Equity			Deferred
Name and						Stock		Option		Incentive Plan			Compensation			All Other
Principal		Salary		Bonus		Awards		Awards		Compensation			Earnings			Compensation		Total
Position	Year	($)		($)		($)		($)		($)			($)			($)		($)
David G. Derrick(1) Chief Executive Officer	2009 2008	$ $	240,000 240,000	$ $	300,000 -	$ $	- -	$ $	185,571 -	$ $		- -	$ $		- -	$ $	5,929 13,020	$ $	731,500 253,020

John L. Hastings, III(2) President Chief Operating Officer	2009 2008	$ $	302,885 200,000	$ $	94,330 -	$ $	- -	$ $	46,393 -	$ $		- -	$ $		- -	$ $	18,868 3,879	$ $	462,476 203,879

Michael G. Acton(3) Chief Financial Officer	2009 2008	$ $	81,538 113,231	$ $	- 25,000	$ $	- 477,250	$ $	- 137,340	$ $		- -	$ $		- -	$ $	9,806 13,074	$ $	91,344 765,895

Bernadette Suckel(4) Managing Director of Sales and Marketing	2009 2008	$ $	126,161 55,846	$ $	- -	$ $	11,500 -	$ $	104,520 -	$ $		- -	$ $		- -	$ $	- -	$ $	242,181 55,846

(1)
Column (i) includes additional compensation for health, dental, life, and vision insurance paid on Mr. Derrick’s behalf by us.  In addition, country club dues are also included.  Amounts shown do not include consideration and fees paid to ADP Management, an affiliate of Mr. Derrick, in connection with a line of credit agreement unrelated to Mr. Derrick’s compensation for services rendered as CEO of the Company.  See “TRANSACTIONS WITH RELATED PERSONS,” on page 30.  During the fiscal year ended September 30, 2009, we accrued a $300,000 bonus granted by the Board of Directors that was subsequently converted into 300 shares of Series D Preferred. Additionally, options/warrant awards of $185,571 resulted from the issuance of 1,000,000 warrants at an exercise price of $0.30 per share.  These warrants were issued and vested on January 16, 2009 and have not yet been exercised.

During the fiscal year ended September 30, 2008, we issued 1,000,000 shares of restricted Common Stock valued at $1.52 per share to prepay services in connection with Mr. Derrick’s base salary.  Although these shares have not yet been sold and had a market value of $110,000 as of September 30, 2009, we recorded $240,000 and $60,000 of expense during the fiscal years ended September 30, 2009 and 2008, respectively, in connection with the 1,000,000 prepaid shares issued in fiscal year 2008.

Mr. Derrick’s 2009 salary of $240,000 consisted of $0 in cash and $240,000 in amortization expense attributable to his restricted stock compensation.  Mr. Derrick’s 2008 salary of $240,000 consisted of $180,000 in cash and $60,000 in amortization expense attributable to his restricted stock compensation.  To summarize, Mr. Derrick was paid $5,929 and $193,020 in cash and $725,571 and $60,000 in equity instruments for the fiscal years ended September 30, 2009 and 2008, respectively.

(2)
Mr. Hastings became our President in June 2008 and Chief Operating Officer in November 2008. Column (i) includes additional compensation for health, dental, and vision insurance paid on his behalf.  Options/warrant awards of $46,393 resulted from the issuance of 250,000 warrants at an exercise price of $0.30 per share.

(3)
Mr. Acton was Chief Financial Officer from 2001 through June 19, 2008 and from November 20, 2008 to January 2010. Column (i) includes additional compensation for health, dental, life, and vision insurance paid by us on Mr. Acton’s behalf.  Stock awards of $477,250 during the fiscal year ended September 30, 2008 resulted from 250,000 shares of restricted Common Stock valued at $1.55 per share for a total of $387,500 and 25,000 shares of restricted Common Stock valued at $3.59 per share for a total of $89,750.  Additionally, option/warrant awards of $137,340 resulted from the vesting of 250,000 warrants previously granted during fiscal year 2007 at an exercise price of $0.60 per share.  During the fiscal year ended September 30, 2008, Mr. Acton exercised 600,000 warrants by paying $370,000 to the Company.

(4)
Mrs. Suckel has served as Managing Director of Offender Management Solutions of the Company since June 2008. Option/warrant awards of $37,114 resulted from the issuance of 200,000 warrants at an exercise price of $0.30 per share and $67,406 resulted from the vesting of 100,000 warrants with an exercise price of $1.55 per share previously issued for a total of $104,520. Additionally, we granted 50,000 shares of restricted Common Stock valued at $11,500 upon the date of grant.

Outstanding Equity Awards at Fiscal Year-End 2009

	Option awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
David G. Derrick	1,000,000	-	-	$0.30	1/15/2014	-	$-	-	$-
John L. Hastings, III	250,000	-	-	$0.30	1/15/2014	-	$-	-	$-
Bernadette Suckel	200,000	-	-	$0.30	1/15/2014	-	$-	-	$-

Notes:  Market value is based on the fair market value of our Common Stock on September 30, 2009 in the amount of $0.11 per share based on market price.

Option Exercises and Stock Vested

	Option awards		Stock awards
(a)	(b)	(c)	(d)	(e)
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)

David G. Derrick	-	$-	-	$-
John L. Hastings, III	-	$-	-	$-
Bernadette Suckel	-	$-	50,000	$11,500	(1)

Notes:

(1)	Stock awards of $11,500 during the fiscal year ended September 30, 2009 resulted from 50,000 shares of restricted Common Stock valued at $0.23 per share for a total of $11,500.

Employment Agreements

We have no employment agreements with any executive officers at this time.  By agreement, however, the salary of Mr. Derrick is paid by ADP Management Corporation from the proceeds of a management fee paid by us to ADP Management Corporation.

Compensation Discussion and Analysis

The following is a discussion of our program for compensation of our Named Executive Officers. The Compensation Committee of our Board of Directors has responsibility for developing and maintaining an executive compensation policy that creates a direct relationship between pay levels and corporate performance and returns to stockholders. The Compensation Committee monitors the results of such policy to assure that the compensation payable to our executive officers provides overall competitive pay levels, creates proper incentives to enhance stockholder value, rewards superior performance, and is justified by the returns available to stockholders.

Compensation Program Objectives

Our compensation program is designed to encompass several factors in determining the compensation of our Named Executive Officers.  The following are the main objectives of the compensation program for our Named Executive Officers:

•	Retain qualified officers.
•
Provide overall corporate direction for the officers and also to provide direction that is specific to the officer’s respective areas of authority.  The level of compensation amongst the officer group, in relation to one another, is also considered in order to maintain a high level of satisfaction within the leadership group. We consider the relationship that the officers maintain to be one of the most important elements of the leadership group.

•	Provide a performance incentive for the officers.
•	Our compensation program is designed to reward the officers in the following areas:
•	achievement of specific goals;
•	professional education and development;
•	creativity in the form of innovative ideas and analysis for new programs and projects;
•	new program implementation;
•	attainment of company goals, budgets, and objectives;
•	results oriented determination and organization;
•	positive and supportive direction for company personnel; and
•	community involvement.

In fiscal years 2008 and 2009, there were four principal elements of Named Executive Officer compensation.  The Compensation Committee determines the portion of compensation allocated to each element for each individual Named Executive Officer.  The discussions of compensation practices and policies are of historical practices and policies.  Our Compensation Committee is expected to continue these policies and practices, but will reevaluate the practices and policies as it considers advisable.  The elements of the compensation program include the following:

•	Base salary;
•	Performance bonus and commissions;
•	Stock options and stock awards;
•	Employee benefits in the form of:
•	health and dental insurance;
•	life insurance;
•	paid parking and auto reimbursement; and
•	Other de minimis benefits.

Base salary

Base salary is intended to provide competitive compensation for job performance and to attract and retain qualified executive officers.  The base salary level is determined by considering several factors inherent in the marketplace such as: the size of the company; the prevailing salary levels for the particular office or position; prevailing salary levels in a given geographic locale; and the qualifications and experience of the executive officer.

Our Chief Executive Officer, Mr. Derrick, is paid a base salary of $240,000 per year.  The amount of the base salary was determined after negotiations between Mr. Derrick and our Compensation Committee.  Factors considered in determining the base salary included Mr. Derrick’s status as one of our founders; his experience and length of service with us; his experience in the industries in which he operates; educational and work background; and reviews of sample salaries at companies of comparable size and industry.  The Compensation Committee also considered the fact that Mr. Derrick has provided and facilitated credit agreements and other financing for us.  The salary payable to Mr. Derrick is paid by ADP Management Corporation from amounts paid to ADP Management Corporation for consulting and other services.  During the fiscal year ended September 30, 2008, we issued 1,000,000 shares of Common Stock valued at $1.52 per share to prepay services in connection with his base salary.  Although these shares had not been sold and had a market value of $110,000 as of September 30, 2009, we recorded $240,000 and $60,000 of expense during the fiscal years ended September 30, 2009 and 2008, respectively, in connection with the grant of these shares to Mr. Derrick.  As of September 30, 2009, the outstanding prepaid salary of $1,220,000, reflected as deferred compensation, will be amortized over future periods.

Our President and Chief Operating Officer, Mr. Hastings, is paid a base annual salary of $300,000. The amount of the base salary was determined after negotiations between Mr. Hastings and our Compensation Committee.  Factors considered in determining Mr. Hastings’ base salary included his background in the industries in which we operate; his educational and work background, and reviews of sample salaries at companies of comparable size and industry.

Performance bonus and commissions

Bonuses are in large part based on our performance.  The most important determining factors used to calculate the performance bonus for the Chief Executive Officer, President and Chief Financial Officer are based upon the terms outlined below. Policy decisions to waive or modify performance goals have not been a significant factor to date in that there have not been contractual changes made other than the normal renewal or updating of contracts or compensation as would be expected as part of an annual review.

Recent Developments

Effective December 4, 2009, the Compensation Committee approved the following:

•
767 shares of Series D Preferred for a value of $644,000 were issued to Mr. Derrick as consideration for his personal guarantee of Company loans, the pledge of personal certificates of deposit to secure a line of credit, his efforts in connection with the conversion of existing debt of the Company into shares of Series D Preferred, and the raise of additional capital.

•
1,250,000 warrants to purchase Common Stock held by Mr. Hastings were vested and re-priced from $1.55 to $0.13 per share.  Additionally, 250,000 warrants granted to Mr. Hastings were re-priced from $0.30 to $0.13 per share.

•	4,283,767 vested warrants previously granted to the members of the Board of Directors were re-priced to $0.13 per share.

In the re-pricing of the warrants described above, the new exercise price is equal to the price at which our Common Stock was traded on December 4, 2009, the date the re-pricing was approved by the committee.

Stock options and stock awards

Stock ownership is provided to enable Named Executive Officers and directors to participate in our success.  The direct or potential ownership of stock will also provide the incentive to expand the involvement of the Named Executive Officer to include, and therefore be mindful of, the perspective of our stockholders.  Stock options and stock awards were approved by the Board of Directors and the Compensation Committee and are based, in part, upon the placement of activated TrackerPAL™ devices in the marketplace.  Bonuses may be issued in the form of stock options or stock awards.

Employee benefits

Several of the employee benefits for the Named Executive Officers are selected to provide security for the Named Executive Officers.  Most notably, insurance coverage for health, life, and liability are intended to provide a level of protection that will enable the Named Executive Officers to function without having the distraction of having to manage undue risk.  The health insurance also provides access to preventative medical care which will help the Named Executive Officers function at a high energy level and manage job related stress, and contribute to the overall well-being of the Named Executive Officers, all of which contribute to enhance job performance in the opinion of the Compensation Committee.

Other de minimis benefits

Other de minimis employee benefits such as cell phones, parking, and auto usage reimbursements are directly related to job functions but contain a personal use element which is considered to be a goodwill gesture that contributes to enhanced job performance.

As discussed above, the Board of Directors determines the portion of compensation allocated to each element for each individual Named Executive Officer.  As a general rule, salary is competitively based while giving consideration to employee retention, qualifications, performance, and general market conditions.  Typically, stock options are based on the current market value of the option and how that will contribute to the overall compensation of the Named Executive Officer.  Consideration is also given to the fact that the option has the potential for an appreciated future value.  As such, the future value may be the most significant factor of the option, but it is also more difficult to quantify as a benefit to the Named Executive Officer.

Accordingly, in determining the compensation program for us, as well as setting the compensation for each Named Executive Officer, the Board of Directors attempts to attract the interest of the Named Executive Officer within the constraints of a compensation package that is fair and equitable to all parties involved.

Director Summary Compensation Table

The following table summarizes the compensation we paid to our non-employee directors in the two fiscal years ended September 30, 2009.

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees earned or paid in cash ($)		Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified compensation earnings ($)	All other compensation ($)	Total ($)
David Hanlon	$60,000	(1)	$-	$-	$-	$-	$-	$60,000
Robert Childers	$60,000	(2)	$-	$-	$-	$-	$-	$60,000
Peter McCall	$20,000	(3)	$-	$-	$-	$-	$-	$20,000
Larry Schafran	$60,000	(1)	$-	$-	$-	$-	$-	$60,000
James Dalton	$60,000	(4)	$-	$-	$-	$-	$-	$60,000

Notes:

(1)
We accrued $60,000 in fees during the fiscal year ended September 30, 2009. Subsequent to the fiscal year end, Mr. Hanlon and Mr. Schafran converted these fees and all other outstanding fees earned in prior years totaling $225,000 into 225 shares of Series D Preferred.

(2)
Mr. Childers converted $60,000 in fees into 200,000 shares of Common Stock at $0.30 per share. Subsequent to the fiscal year end, Mr. Childers converted $50,000 of fees accrued in prior years into 50 shares of Series D Preferred.

(3)	Mr. McCall resigned from the Board of Directors effective February 1, 2009. The $20,000 in fees were earned, but not paid during the fiscal year ended September 30, 2009.

(4)
Mr. Dalton converted $15,000 in fees into 15 shares of Series D Preferred and was paid $45,000 in cash subsequent to September 30, 2009.  Also subsequent to the fiscal year end, Mr. Dalton resigned from the Board of Directors.

No options or warrants were granted to the Board of Directors for services rendered during the fiscal year ended September 30, 2009. Subsequent to the fiscal year end, we re-priced the following previously granted warrants shown in the table below to $0.13 per share:

Name	Grant Date	Expiration Date	Exercise Price	Number of Options
David Hanlon	9/8/06	9/7/11	$1.41	50,000
	7/14/08	7/13/13	$1.22	459,000
	8/29/07	8/28/12	$2.15	100,000

Robert Childers	10/5/06	10/4/11	$1.73	50,867
	8/29/07	8/28/12	$2.15	150,000
	7/14/08	7/13/13	$1.22	610,000

Larry Schafran	9/8/06	9/7/11	$1.41	53,900
	8/29/07	8/28/12	$2.15	150,000
	12/5/07	12/4/12	$4.05	50,000
	7/14/08	7/13/13	$1.22	610,000

Messrs. Derrick and Hastings are not included in these tables because as employees of the Company they receive no additional compensation for their services as directors. Messrs. Bernardi and Klinkhammer are not included in these tables because they did not become directors until January 2010.

The compensation received by Messrs. Derrick and Hastings as employees is shown in the “Summary Compensation Table” on page 21.

On January 20, 2010, the Compensation Committee recommended, and the Board of Directors approved, annual compensation for the year ending September 30, 2010, for each non-employee director through the issuance of warrants for the purchase of 200,000 shares of Common Stock at an exercise price of $0.13 per share, valued at $21,176.  We also reimburse travel expenses of members for their attendance at board meetings.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has been an officer or employee of the Company. None of our executive officers serves as a member of the Board of Directors or the compensation committee of any entity that has one or more executive officers serving on the Company’s Board of Directors, or on our Compensation Committee.

Security Ownership of Certain Beneficial Owners and Management

    The following table presents information regarding beneficial ownership of our Common Stock by:

•	each of our directors;
•	each of our Named Executive Officers;
•	each stockholder known by us to beneficially hold five percent or more of our Common Stock; and
•	all of our executive officers and directors as a group.

	Shares Beneficially Owned Prior to this Offering (1)		Shares Beneficially Owned After this Offering Assuming the Sale of All Registered Resale Shares
Name and Address	Number	Percent	Number	Percent
Series D Preferred Stockholders as of January 13, 2010 (as a class)(2)	145,116,000	34.1%	95,916,000	25.5%
Winfried Kill (3) Parkstrasse 32A Bergisch-Gladbach 2M 51427 Germany	53,361,305	19.1%	53,361,305	19.1%
Advance Technology Investors, LLC(4) 154 Rock Hill Road Spring Valley, NY 10977	34,347,270	11.4%	16,959,270	6.0%
Kofler Ventures S.a.r.1 (5) R.C.S. Luxembourg B-0090554 412F, route d’Esch L-2086 Luxembourg	24,301,085	8.3%	12,301,085	4.2%
Radenko Milakovic (6) Les Caravelles 25 Boulevard Albert 1er, Bloc B. 13 etage Monaco 98000	24,355,990	8.0%	355,990	*
Laemi Real Estate, Inc. (7) MMG Tower, 53rd E Street Marbella, Panama City Panama	20,731,803	6.9%	751,803	*
David G. Derrick (8)	19,315,721	6.5%	19,315,721	6.5%
Stephan Goetz (9) Oberfohringer Str 105 81925 Munich, Germany	18,357,972	6.2%	357,972	*
Chad D. Olsen (10)	3,253,787	1.2%	3,253,787	1.2%
John L. Hastings (11)	1,500,000	*	1,500,000	*
Robert Childers (12)	2,365,711	*	2,365,711	*
Larry Schafran (13)	1,913,119	*	1,913,119	*
David Hanlon (14)	1,695,327	*	1,695,327	*
Bernadette Suckel (15)	531,250	*	531,250	*
Edgar Bernardi (16)	200,000	*	200,000	*
Rene Klinkhammer (17)	200,000	*	200,000	*
All directors and executive officers, as a group (9 persons)(18)	30,974,915	10.1%	30,974,915	10.1%

* Less than one percent.

(1)
Security ownership information for beneficial owners is taken from statements filed with the Securities and Exchange Commission pursuant to Sections 13(d), 13(g) and 16(a) and information made known to the Company. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock underlying convertible securities, options and warrants that are currently exercisable or exercisable within 60 days of the date of this prospectus are deemed to be outstanding and to be beneficially owned by the person holding such securities, options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the business address for each of our beneficial owners is c/o the Company, 150 West Civic Center Drive, Suite 400, Sandy, Utah 84070.

(2)
For purposes of this table, shares of Common Stock beneficially owned by individual members of this class or group are excluded from this entry. The purported members of this group disclaim any ownership interest of any kind in or to any other securities beneficially owned by any other purported member of the group.  This group includes all parties acquiring shares of the Series D Preferred who had acquired shares as of January 13, 2010 and in conjunction with such acquisition, had also given consent to an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company. The “group” includes the following purchasers of the Series D Preferred (with the number of shares of Series D Preferred acquired on or before January 13, 2010):

Otter Capital, LLC	406
Advance Technology Investors, LLC	3,189
Steven C. Weidman	107
Dina Weidman	107
Mountain Land Cattle, LLC	75
Taube Family Trust	205
TFT Partners, LLC	52
Laurence Blickman	103
Robert Naify Living Trust	103
Adrienne Baker	90
Anasazi Partners III, LLC	252
The Klapper Family Trust	590
Clydesdale Partners II, LLC	780
Stuart J. Kahn	300
William B. Stevenson	300
John C. Walsey	300
Commerce Financial, LLC	2,149
David Derrick	3,400
Robert Childers	50
James Dalton	15
Larry Schafran	110
David Hanlon	115
Lintel Corporation	902
Anasazi Partner III Offshore	132
Christopher Baker	285
Clydesdale Partners, LLC	355
James and Beverly Carter	88
Robert and Barbara Saragenti	88
Charles Alberta	44
Scott Carter	44
JBD Management, LLC	1,000
Comediahill Business S.A.	2,000
Mara Holdings Limited	1,000
Kofler Ventures S.a.r.1	2,000
V. Mark Peterson Roth IRA, FBO Jeff Peterson	200
Laemi Real Estates, Inc.	3,000
Chad Olsen	172
Ladd Olsen	25
Veloy and Tamara Cook	15
Jennifer Cooper	13
Dylan and Jaryn McGrath	10
Dorothy Darnell	5
Joseph W. Darnell	5
James K. Tracy	5
Total	24,186

(3)
This disclosure is based on the Schedule 13D/A filed with the SEC on December 16, 2008 by Dr. Winfried Kill.  Schedule 13D/A reported the following:  “On December 16, 2008, Dr. Kill and NORD/LB entered into the Third Supplement to the Purchase Agreement pursuant to which he purchased 22,337,305 shares of the Issuer’s Common Stock at a price of EUR 0.80583 per share (approximately $1.1129 per share) for a total purchase price amount of EUR 18,000,070 from NORD/LB pursuant to the Purchase Agreement as further described in Item 6 of this Statement.  Dr. Kill paid EUR 6,000,000 on December 15, 2008, and the remainder of the purchase price is due and payable no later than December 15, 2009.” The percent owned prior to the offering, taking into consideration the combined voting power of the outstanding Common Stock and the outstanding Series D Preferred, would be 10.8%.

(4)
Includes 12,095,268 shares of Common Stock and 1,670,000 shares issuable upon exercise of warrants.  Includes 132,001 shares of Common Stock owned of record by Dina Weidman and 32,001 shares of Common Stock owned of record by U/W Mark Weidman Trust.  Includes Common Stock underlying 3,189 shares of Series D Preferred (2,898 included in the Resale Shares and 291 shares of Series D Preferred issued upon debt conversions not included in the Resale Shares) owned of record by Advance Technology Investors, LLC. Additionally, includes Common Stock issuable upon conversion of 107 shares of Series D Preferred owned of record by Dina Weidman and 107 shares of Series D Preferred owned of record by Steven C. Weidman. The percent owned prior to the offering, taking into consideration the combined voting power of the outstanding Common Stock and the outstanding Series D Preferred, would be 7.0%.

(5)
Includes 12,301,085 shares of Common Stock and 12,000,000 shares issuable upon exercise of Series D Preferred warrants. The percent owned prior to the offering, taking into consideration the combined voting power of the outstanding Common Stock and the outstanding Series D Preferred, would be 4.9%.

(6)
Includes 24,000,000 shares of Common Stock issuable upon conversion of 4,000 shares of Series D Preferred and 355,990 shares of Common Stock. The percent owned prior to the offering, taking into consideration the combined voting power of the outstanding Common Stock and the outstanding Series D Preferred, would be 4.9%.

(7)
Includes 19,980,000 shares of Common Stock issuable upon conversion of 3,330 shares of Series D Preferred Stock and 751,803 shares of Common Stock. The percent owned prior to the offering, taking into consideration the combined voting power of the outstanding Common Stock and the outstanding Series D Preferred, would be 4.2%.

(8)
Mr. Derrick is our Chief Executive Officer and Chairman of the Board of Directors. Common Stock beneficially owned includes 1,272,658 shares owned of record by Mr. Derrick, 2,645,063 shares held in the name of ADP Management, and 2,000,000 vested stock purchase warrants. Also includes 13,398,000 shares of Common Stock issuable upon conversion of 2,233 shares of Series D Preferred. The percent owned prior to the offering, taking into consideration the combined voting power of the outstanding Common Stock and the outstanding Series D Preferred, would be 3.4%.

(9)
Includes 18,000,000 shares of Common Stock issuable upon conversion of 3,000 shares of Series D Preferred and 357,972 shares of Common Stock. The percent owned prior to the offering, taking into consideration the combined voting power of the outstanding Common Stock and the outstanding Series D Preferred, would be 3.7%.

(10)
Mr. Olsen is our Chief Financial Officer.  Common Stock beneficially owned includes 299,287 shares owned of record by Mr. Olsen and 1,922,500 vested stock purchase warrants, as well as 1,032,000 shares of Common Stock issuable upon conversion of 172 shares of Series D Preferred. The percent owned prior to the offering, taking into consideration the combined voting power of the outstanding Common Stock and the outstanding Series D Preferred, would be 0.7%.

(11)
Mr. Hastings is our Chief Operating Officer and President.  Amount indicated includes 1,500,000 shares of Common Stock issuable upon the exercise of vested stock purchase warrants. The percent owned prior to the offering, taking into consideration the combined voting power of the outstanding Common Stock and the outstanding Series D Preferred, would be 0.3%.

(12)
Mr. Childers is a director.  Common Stock beneficially owned by Mr. Childers includes 343,143 shares owned of record by the Robert E. Childers Living Trust and 661,701 shares owned of record by Mr. Childers directly, as well as 1,060,867 shares issuable upon the exercise of Common Stock purchase warrants, as well as 300,000 shares of Common Stock issuable upon conversion of 50 shares of Series D Preferred owned of record by Mr. Childers. The percent owned prior to the offering, taking into consideration the combined voting power of the outstanding Common Stock and the outstanding Series D Preferred, would be 0.5%.

(13)
Mr. Schafran is a director.  Common Stock includes 139,219 shares owned of record by Mr. Schafran and 1,113,900 shares of Common Stock issuable upon exercise of stock purchase warrants, as well as 660,000 shares of Common Stock issuable upon conversion of 110 shares of Series D Preferred. The percent owned prior to the offering, taking into consideration the combined voting power of the outstanding Common Stock and the outstanding Series D Preferred, would be 0.4%.

(14)
Mr. Hanlon is a director.  Amount indicated includes 146,327 shares of Common Stock owned of record by David P. Hanlon Living Trust and 859,000 shares issuable upon exercise of warrants, as well as 690,000 shares of Common Stock issuable upon conversion of 115 shares of Series D Preferred. The percent owned prior to the offering, taking into consideration the combined voting power of the outstanding Common Stock and the outstanding Series D Preferred, would be 0.3%.

(15)
Mrs. Suckel is a Vice President of the Company, responsible for Sales and Marketing.  Common Stock beneficially owned includes 50,000 shares of Common Stock owned of record by Mrs. Suckel and 481,250 shares issuable upon the exercise of Common Stock purchase warrants. The percent owned prior to the offering, taking into consideration the combined voting power of the outstanding Common Stock and the outstanding Series D Preferred, would be 0.1%.

(16)
Mr. Bernardi is a director.  Includes 200,000 shares of Common Stock issuable upon exercise of stock purchase warrants. The percent owned prior to the offering, taking into consideration the combined voting power of the outstanding Common Stock and the outstanding Series D Preferred, would be less than 0.1%.

(17)
Mr. Klinkhammer is a director.  Includes 200,000 shares of Common Stock issuable upon exercise of stock purchase warrants. The percent owned prior to the offering, taking into consideration the combined voting power of the outstanding Common Stock and the outstanding Series D Preferred, would be less than 0.1%.

(18)	Duplicate entries have been eliminated.

TRANSACTIONS WITH RELATED PERSONS

Indemnification of Directors and Named Executive Officers

We have agreed to indemnify our directors and Named Executive Officers to the fullest extent permitted under the Utah Revised Uniform Business Corporations Act for expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by them in any action or proceeding arising out of their services as a director or officer.

Review, Approval or Ratification of Transactions with Related Parties

Pursuant to our Code of Business Conduct and Ethics, the Board of Directors will review and approve all relationships and transactions in which it and its directors, director nominees and executive officers and their immediate family members, as well as holders of more than 5% of any class of its voting securities and their family members, have a direct or indirect material interest. In approving or rejecting such proposed relationships and transactions, the Board of Directors shall consider the relevant facts and circumstances available and deemed relevant to this determination.

Transactions with Related Persons

Our Board of Directors has adopted a policy that our business affairs will be conducted in all respects by standards applicable to publicly held corporations and that we will not enter into any future transactions and/or loans between us and our officers, directors and 5% stockholders unless the terms are no less favorable than could be obtained from independent, third parties and will be approved by a majority of our independent and disinterested directors. In our view, all of the transactions described below meet this standard.

Related-Party Line of Credit

As of June 30, 2010 and September 30, 2009, the Company owed $55,245 and $76,022, respectively, under a line-of-credit agreement with ADP Management (“ADP”), an entity owned and controlled by Mr. Derrick, the Company’s Chief Executive Officer.  Outstanding amounts on the line of credit accrue interest at 16% per annum and were due upon demand.  During the nine months ended June 30, 2010, the Company made payments on the line-of-credit which consisted of net cash payments of $137,970 offset, in part, by $117,193 of expenses owed to ADP that are reimbursable by the Company.

Related-Party Notes Payable

Note #1.  As of September 30, 2009, we owed $1,500,000 in principal plus $12,197 in accrued interest to Mr. Derrick on an unsecured note payable.  Total proceeds from the note were $1,500,000, which accrued interest at 15% and was due on February 26, 2010. On January 13, 2010, Mr. Derrick converted the note into 1,500 shares of Series D Preferred stock.

Note #2.  Effective March 1, 2010, we purchased the remaining 49% ownership of Court Programs.  We paid $100,000 in cash and entered into an unsecured note payable of $200,000 due in four equal installments of $50,000 each on July 15, 2010, October 15, 2010, January 15, 2011, and April 15, 2011, together with interest on any unpaid amounts at 8% per annum.  As of June 30, 2010, we owed $200,000 in principal plus $5,908 in accrued interest under this note, which is payable to an employee of the Company (the former principal and Selling Stockholder of Court Programs).

Note #3.  We entered into a promissory note on March 16, 2010 with Mr. Derrick for $500,000 accruing interest at a rate of 12% per annum or $5,000, whichever is greater, maturing on April 15, 2010. We also paid a one percent origination fee.  On April 1, 2010, we repaid the promissory note for $505,000 in outstanding principal and accrued interest, resulting in an effective interest rate of 21.5% per annum.

Note #4.  On June 24, 2010, we entered into an agreement with ADP Management whereby ADP Management agreed to loan to or invest in the Company between $1,000,000 and $5,000,000 to finance the manufacturing of TrackerPAL II(e) devices and to provide us with additional working capital.  We agreed to pay a 10% origination fee to ADP Management for money loaned and/or invested (up to a maximum fee of $500,000) payable in shares of Series D Preferred stock (at a ratio of $600 per share, an effective conversion rate of $0.10 per share of Common Stock based on this conversion rate).  As of June 30, 2010, we accrued $192,725 in origination fees in connection with the agreement and had received $1,927,250 in proceeds in which ADP Management facilitated the funding on behalf of the Company.

Note #5.  In September 2008, we borrowed $250,000 from Randy Olshen, the former President of our subsidiary SecureAlert Monitoring.  The unsecured note payable accrued interest at 11% and was due and payable on December 31, 2009 or upon demand whichever occurs first.  As of September 30, 2009, this note was paid in full.

Foreclosure Liability

In July 2009, we entered into a promissory note with an unrelated entity in the amount of $1,000,000 payable on December 31, 2010.  The note bore interest at a rate of 15% per annum paid quarterly.  As additional consideration for the loan, to settle a registration right dispute, and to induce the lender to loan the money, we granted the lender 8,000,000 shares of Common Stock.  Additionally, ADP Management collateralized this note with 5,000,000 shares of our Common Stock. In August 2009, we defaulted on the loan because we failed to register the 8,000,000 shares of Common Stock within 30 days of entering into the agreement, resulting in the lender foreclosing on the 5,000,000 shares of Common Stock pledged by ADP Management as collateral. As of September 30, 2009, we accrued $775,000 as a “foreclosure liability” to record our obligation to repay the 5,000,000 shares of Common Stock to ADP Management.  In January 2010, we agreed to issue 833 shares of Series D Preferred to ADP Management as payment of this liability.

Related-Party Series A 15% Debenture

On May 1, 2009, we issued a Series A 15% debenture due and payable on November 1, 2010 to an entity controlled by our Chief Financial Officer for $250,000 in cash. In addition to the rights and terms of the debenture, the entity received one-year warrants to purchase 2,200,000 shares of our Common Stock at an exercise price of $0.25 per share valued at $43,926. As of September 30, 2009, the outstanding balance owed on the debenture was $250,000 plus $9,452 in accrued interest. In March 2010 we issued 250 shares of Series D Preferred in exchange for cancellation of the debenture.

Consulting Arrangements

We agreed to pay consulting fees to ADP Management for assisting us to develop our new business direction and business plan and to provide introductions to strategic technical and financial partners.  Under the terms of this agreement, ADP Management was paid a consulting fee of $40,000 per month and we agreed to reimburse the expenses incurred by ADP Management (including the salaries of certain of our officers) in the course of performing services under the consulting arrangement. Effective April 1, 2008, ADP Management reduced the consulting fee from $40,000 to $20,000 per month to reflect the resignation of Mr. Dalton as our President.

The agreement also requires ADP Management to pay the salary of Mr. Derrick as our Chief Executive Officer and Chairman of the Board of Directors.  The Board of Directors, which Mr. Derrick abstaining, approved both of these arrangements.

During the fiscal year ended September 30, 2008, we agreed to prepay ADP Management for Mr. Derrick’s salary in non-cash instruments by issuing 1,000,000 shares of restricted Common Stock valued at $1.52 per share (as valued on July 2, 2008, the date of issuance).  We recorded $180,000 of expense associated with the issuance of these shares during each of the nine months ended June 30, 2010 and 2009, respectively.  As of June 30, 2010, the remaining deferred compensation of $1,040,000 will be amortized over future periods.

Series D Preferred

In connection with the private placement of our Series D Preferred, members of the Board of Directors and certain of our Named Executive Officers acquired shares of the Series D Preferred.  See the discussion at pages 50 and 51 of this prospectus for a description of the factors considered by the Board of Directors in authorizing the issuance of the shares of Series D Preferred to related parties.

BUSINESS AND PROPERTIES

SecureAlert and its subsidiaries market and deploy offender management programs, combining patented GPS (Global Positioning System) tracking technologies, fulltime 24/7/365 intervention-based monitoring capabilities and case management services. Our vision is to be the market leader for delivering offender management solutions that integrate interaction technologies. We believe that we currently deliver the only offender management technology which integrates GPS, RF (Radio Frequency) and an interactive 3-way voice communication system into a single device, deployable on offenders worldwide. Through our patented electronic monitoring technologies and services, we empower law enforcement, corrections and rehabilitation professionals with offender, defendant, probationer and parolee programs, which grant convicted criminals and pre-trial suspects an opportunity to be “free from prison,” while providing for greater public safety at a lower cost to incarceration or traditional resource-intensive alternatives.

TrackerPAL™ II and TrackerPAL™ II(e) (“enhanced”), now manufactured in the USA – The TrackerPAL™ portfolio of products, e-Arrest Beacons and monitoring services are designed to create “Jails without Walls,” customizable by offender types (e.g., domestic abusers, sexual predators, gang members, pre-trial defendants, juvenile offenders, etc.).  Additionally, our proprietary software and device firmware support the dynamic accommodation of agency-established monitoring protocols, victim protection imperatives, geographic boundaries, work environments, school attendance, rehabilitation programs and sanctioned home restrictions.  TrackerPAL™ II(e) is designed for federal, state and local agencies to provide location tracking of select individuals in the criminal justice system.  The TrackerPAL™ II(e) device fastens to the offender's ankle with a tamper resistant strap (steel cabling with optic fiber) that can only be adjusted or removed without detection by a supervising officer through services provided by our SecureAlert Monitoring Center (or other monitoring centers).  This monitoring and intervention center acts as an important link between the offender and the supervising officer as intervention specialists persistently track and monitor the offender, initiating contact at the direction of the supervising agency and/or when the offender is in violation of any established restrictions or protocols.  An intelligent device with integrated computer circuitry and constructed from case-hardened plastics, the TrackerPAL™ II(e) unit promptly notifies the monitoring center if any attempt is made to breach protocols or to remove or otherwise tamper with the device or optical strap housing.

According to the Bureau of Justice Statistics annual report March 2009 (available online at http://bjs.ojp.udsoj.gov), it is currently estimated that over 2.3 million inmates, or one in every 131 U.S. residents, were held in custody in state or federal prisons or in local jails. Nearly 5.1 million adults were under community supervision at year-end 2008—the equivalent of about 1 in every 45 adults in the United States.  Probationers (4,270,917) represented the majority (84%) of the community supervision population in 2008; parolees (828,169) accounted for a smaller share (16%).  Sadly, approximately 7.4 million people are now either incarcerated (State or Federal prisons or local jails) or on parole or probation.  The average cost of incarcerating an inmate ranges from $65 to $175 (plus) per day dependent upon facility type, security level, amenities and jurisdiction.  But this annualized “equivalency” number pales in comparison to actual populations. The Bureau of Justice Statistics also reports that over one-third of all inmates held in custody at midyear 2008 were in local jails.  More than half (52%) were housed in the 180 largest jail facilities, with average daily populations of 1,000 inmates or more.  Overall, an estimated 13.6 million inmates were admitted to local jails during the 12-month period ending June 30, 2008.  Statistics for 2009 have not been published, but we believe this number continues to grow and to push capacity and resource levels.

Due to ever-growing economic pressures, it is widely recognized that these costs are unsustainable with ongoing state and federal budget reductions, facility-specific overcrowding concerns, increased rehabilitation imperatives and politicized re-socialization agendas. Thus, electronic monitoring alternatives to incarceration for low and moderate risk offenders (adult and juveniles), early release for good behavior initiatives, work release programs, sentencing diversions and accelerated halfway house deployments are now strongly encouraged and seriously considered by legislative and judicial branches of government in many jurisdictions.  For between 10% to 15% of the traditional costs of incarceration, or for roughly (1/3) one-third the variable costs (inmate daily food, laundry, uniforms, medical, guard overtime, etc.), our TrackerPAL™ monitoring and intervention center and patented TrackerPAL™ II(e) devices can monitor offenders continuously, providing real-time location tracking, interactive voice access and intervention-based contact, thus reducing the potential for subsequent or repeat offenses (recidivism).

The ongoing budget crisis and the “Great Recession” have forced many jurisdictions to embrace or reconsider embracing “offender pay”, “parent pay” and/or “partial pay” programs, and in doing so, shifting the burden of the tracking and monitoring costs in whole or part to the offender directly, defraying the cost to the public.  We estimate that approximately 30% of our gross revenues (up from 20% in 2008) come from offender payments directly under court order and threat of re-incarceration for non-payment.  The majority of these offenders remain in compliance because of the severe consequences of non-payment. This aspect of our business is growing significantly and we expect that it will outpace traditional taxpayer obligated payment programs.

Strategically, and in continued support of ever-growing rehabilitation and re-socialization efforts, we embrace a broader services charter, necessary to support and encourage many evolving rehabilitation initiatives.  Our “C.A.R.E.” programs support Corrections and Accountability objectives in concert with Rehabilitation and Empowerment agendas.  Specifically, our technology facilitates a stringent protocol enforcement capability, incorporating restricted movement provisions, coupled with enablement of positive reinforcement communications, all in support of social worker interactions, ongoing ministry options and proactive access by authorized counselors and/or sponsors.  We believe that our programs are uniquely positioned to allow for regular, frequent, and positive interactions and daily affirmations with offenders, as they strive to again become responsible and contributing members of society, while living within the virtual “electronic fence” boundaries established through our proprietary technologies.  As it stands, according to the Bureau of Justice Statistics’ report on recidivism, 65% of offenders recommit a violation within three years of release and re-entry (recidivism), which we believe can be dramatically reduced through the utilization of monitoring services, intervention and interaction technologies.

We believe that it is important to focus on a reduction in recidivism and leverage our technologies and services to provide frameworks and foundations for stopping repeat and new offenses by those offenders on our programs.  For example, according to the Bureau of Justice Statistics’ report on recidivism, of the 272,111 persons released from prisons in 15 states in 1994, an estimated 67.5% were rearrested for a felony or serious misdemeanor within 3 years, 46.9% were reconvicted, and 25.4% resentenced to prison for a new crime. Incredibly, after 15 years, the 272,111 offenders discharged in 1994 accounted for nearly 4,877,000 arrest charges over their recorded careers.  Society simply cannot sustain these financial costs or the victimization or re-victimization of the public, which is why our programs are strategically and tactically positioned to impact this number measurably.

As identified, the offender marketplace today provides significant opportunity for growth, as local agencies, county governments and state legislators are confronted with ever-growing offender populations, pre-trial overcrowding, resource limitations and economic crises.  We are strategically positioned to capitalize on these public sector challenges. We offer offender service offerings and tools to provide enhanced effectiveness and coverage for agencies with reduced resources. This results in a force multiplier effect that allows smaller or understaffed agencies to grow while reducing the number of offenders using valuable resources. We are also attracting new customers to the industry, who historically have only leveraged now obsolete “home arrest” technologies, and are now seeking GPS tracking and fulltime monitoring alternatives.  Additionally, we are very encouraged by the interest and expansion of many rehabilitation initiatives, which will avail themselves of our program offerings in a mutual pursuit to reduce recidivism, encourage re-socialization and to facilitate the earlier release of qualified candidates.

During the fiscal year ended September 30, 2009, in response to these evolving market factors, we restructured and right-sized our direct sales force throughout the United States, while embracing an expanded and growing distributorship model domestically and internationally.  We believe that this will help to ensure localized market knowledge, relationship leverage and enhanced ability to respond effectively to requests for sole-sourced and/or competitive proposals. This model has also allowed us to better focus on expanded market sectors, judicial branch contacts and legislature interfaces in ongoing efforts to work from both the bottom up at agencies, as well as from the top down in county and state governments, securing multi-level commitments to embed our programs into ongoing probation, parole and policing efforts.

In 2009, we acquired control of Midwest Monitoring & Surveillance, Inc. (“Midwest Monitoring’) and the Court Programs group of entities (“Court Programs”).  These acquisitions extended our reach into new markets and provided us with additional product and service offerings in existing markets. The assimilation of these acquired entities is subject to uncertainties and risks.  There can be no assurance that we will successfully integrate these companies into our operations without incurring significant unanticipated costs or experiencing unexpected operational problems.  Some of the potential risks include:

•	Management of expanded inventory base
•	Control of operations that are more geographically diverse than our prior operations
•	Account collections of added customer accounts
•	The need to secure additional operating and working capital
•	The ability to reduce overhead costs and streamline operations
•	Potential conflicts arising from the distribution of products or services from providers who are or may be our competitors
•	Availability of trained support personnel

In summary, during the fiscal year ended September 30, 2009, we were case managing and/or electronically monitoring approximately 14,000 offenders domestically, while also expanding our sales capabilities and initiatives internationally.  We have worked to build our domestic and international direct sales force, while solidifying distributors and local business partners opportunistically.  We have entered into monitoring agreements with approximately 450 law enforcement, judiciaries and bail bond agencies throughout the United States.  We continue to hold either full or majority interest in two related businesses to further our efforts to increase our revenues and market development, and we now maintain 12 expanded distributorships. Although there can be no guarantee that we will be able to continue these efforts or be able to implement our business plan as anticipated, management believes that we are in a good position to move forward and to continue the growth of the business and to take advantage of the market opportunities open to us.

Our Strategy

Our strategy is to empower law enforcement, corrections and rehabilitation professionals with sole-sourced offender management solutions that integrate reliable interaction technologies in support of intervention and re-socialization initiatives. We will grant offenders opportunity for accountable, monitored “freedom”, while providing for greater public safety at a lower cost to incarceration or other service offerings.

We will accomplish our strategy through the “value-driven”, yet profitable deployment of a portfolio of proprietary and non-proprietary GPS/RF and/or alcohol and/or drug tracking, real-time monitoring and intervention products and services to corrections, probation, law enforcement and rehabilitation personnel worldwide, all in support of offender reformation and re-socialization initiatives.

Our exclusive portfolio of products and services balance the need to dynamically track and monitor offenders with the opportunity to positively encourage and transform offenders, thus reducing recidivism rates through our proprietary C.A.R.E.™ (Correction, Accountability, Rehabilitation, Empowerment) programs and client-adapted initiatives. We will continue to develop and deploy adaptive, cost-effective and interactive technology products and services, which meet the ever-changing needs of our clients, while providing value-driven and enhanced public safety.

While there are no ongoing warranties of our business model and no assurances of our capabilities to continue to raise necessary expansion capital, we will endeavor to ensure our ongoing viability through diligent, margin-centric imperatives and operational efficiency gains through prioritized management initiatives.

Background

SecureAlert was originally formed to manufacture and market medical diagnostic stains, solutions and related equipment.  Through the acquisition of SecureAlert Monitoring, Inc. (“SecureAlert Monitoring”) in July 2001, we expanded our product sales and monitoring services related to Personal Emergency Response Systems (“PERS”).

In 2006, we developed the GPS tracking technology and monitoring business currently conducted by our subsidiary, SecureAlert Monitoring.  Our business now involves manufacturing, distributing, and monitoring mobile emergency and interactive GPS tracking products, worn on the body, that focus on the defendant and offender tracking, monitoring and intervention marketplace.

To complement our own offerings and to drive additional means of capturing a growth position in the offender management market, in December 2007 we acquired a majority interest in Court Programs, headquartered in Gulfport, Mississippi, and Midwest Monitoring, based in Fairmont, Minnesota.  We finalized the acquisition of Court Programs in March 2010.  We hold an option to acquire the remaining capital stock of Midwest Monitoring.  These acquisitions brought us solid business relationships with ongoing revenue streams, as well as the possibility of expanding our presence into the existing accounts of these acquired companies.  Furthermore, they brought business processes and practices in the area of case management, offender pay programs and attendant services that could be leveraged and integrated into our existing operations.

Marketing

The sales momentum which started with the release of TrackerPAL™ and the e-Arrest Beacon in 2008 continued in 2009.  As anticipated, the number of agencies facing budget constraints, while at the same time being required to take on increased case loads, grew.  These conflicting demands fueled the need of many agencies to look at GPS monitoring as a solution.

A particularly strong sector was juvenile corrections, including juvenile probation departments and juvenile detention centers.  It is widely recognized that incarcerating juveniles can start a life-long pattern of recidivism.  This is created by first time and minor crime offenders’ affiliation with more seasoned offenders who have the means and contacts to encourage and enable repeat crimes.  Those in charge of juvenile law enforcement and corrections recognize that in many cases, keeping youth at home and in school is a better option.  However, with reduced staff and increased case loads, probation officers and other support staff find it harder, if not impossible, to be effective.  Many are recognizing that the visibility that GPS monitoring provides can be a powerful solution.  Moreover, TrackerPAL’s unique two and three way on-device calling feature takes that visibility to the next level by enabling supervisory staff to communicate with the user wearing the device, any place, any time.  For many offenders, this feature is the only phone communication available to them, not being able to afford either land or cell phones, and without the TrackerPAL™, officers would have far less contact with their offenders.  Also, the incarceration of juveniles costs considerably more than adult incarceration – exceeding $500 per day in some areas – so putting offenders on GPS monitoring instead of incarceration makes financial sense as well.  During the fiscal year ended September 30, 2009, we acquired several new juvenile corrections clients.

As critical as our Intervention Active Monitoring is for monitoring high risk and other offenders that require intensive monitoring, less intense monitoring levels may be more appropriate to address lower risk offenders and budget constraints.  To address this, we introduced two new service offerings.  These offerings, Passive Monitoring and Standard Active Monitoring, utilize the same TrackerPAL™ devices as the flagship Intervention Active Monitoring.  Intervention Monitoring utilizes our SecureAlert Monitoring Center to communicate with offenders and officers on a real-time basis when an offender has a violation such as entering an exclusion zone (a designated restricted area the offender is prohibited to enter under the terms of his sentence). Like most other active monitoring offerings, the Standard Active level still provides real-time communications to officers, but only through emails and texts.  No live operators call offenders or officers.  The Passive level captures locations and alarms on a real-time basis, and like other passive offerings, sends a report of them each night.  However, unlike competitors’ passive and basic active monitoring products which only post location traces every few hours, all of our monitoring options utilize the GPS technology in the TrackerPAL™ II device to continuously track offenders’ movements and post them real time for viewing anytime through the TrackerPAL™ II software.  The e-Arrest Beacon option is also available for all service levels.  In addition, unlike some competitive systems, no docking stations or landlines are required for any of the levels.  Conveniently, officers can transition offenders to different monitoring levels via the TrackerPAL™ software; no equipment change is required.  This is a significant advantage as it dramatically reduces the number of devices an agency has to keep on hand to be proficient.  Several existing as well as new customers have signed up for the new service offerings.

Fiscal year 2009 also saw many enhancements to our production and distribution capabilities.  In January 2009, we moved our final assembly and distribution activities to a 6,152 foot warehouse and distribution center.  The new facility allowed us to bring all device refurbishment activities in-house, saving not only time, but money in processing devices that come back for stock rotation or refurbishment.  The facility also positions us for the growth we have planned over the next several years.

We also moved our manufacturing from Canada to contract manufacturer, Inovar Inc. (“Inovar”), in Logan, Utah.  Inovar is a provider of quality electronic manufacturing services for the electronics, medical, military and aerospace industries.  In addition to facilitating design and testing collaboration with us due to its proximity, Inovar provides other value added services from which we will benefit.  Inovar’s services include materials procurement, printed circuit assembly, test and system build. This complete offering of services will enable us to receive high quality at reduced costs.  Inovar’s location near the campus of Utah State University also provides significant benefits.  Inovar’s relationship with the University provides it with a steady stream of labor, as well as access to one of the most respected engineering schools in the world.  Inovar is ISO 9001:2000 and ISO 13485:2003 certified.

Research and Development Program

GPS technology utilizes highly accurate clocks on 24 satellites orbiting the earth owned and operated by the U.S. Department of Defense.  These satellites are designed to transmit their identity, orbital parameters and the correct time to earthbound GPS receivers at all times.  Supporting the satellites are several radar-ranging stations maintaining exact orbital parameters for each satellite and transmitting that information to the satellites for rebroadcast at frequencies between 1500 and 1600 MHz.

A GPS receiver (or engine) scans the frequency range for GPS satellite transmissions. If the receiver can detect three satellite transmissions, algorithms within the engine deduce its location, usually in terms of longitude and latitude, on the surface of the earth as well as the correct time. If the receiver can detect four or more GPS satellite transmissions, it can also deduce its own elevation above sea level.  The effectiveness of GPS technology is limited by obstructions between the device and the satellites and, therefore, service can be interrupted or may not be available at all if the user is located in the lower floors of high-rise buildings or underground.

During the fiscal year ended September 30, 2009, we spent $1,777,873 on research and development, compared to research and development expenditures of $4,811,128 in the fiscal year ended September 30, 2008.  These costs of $1,777,873 were to further develop our TrackerPAL™ portfolio of products.

Monitoring Center

As we developed prior product lines, we simultaneously worked to create the SecureAlert Monitoring Center. In contrast to a typical monitoring center, our Monitoring Center is equipped with hardware and software that pinpoints the location of the incoming caller by utilizing GPS technology.  This capability is referred to as telematic.  The operator’s computer screen can identify the caller as well as locate, in real time, the caller’s precise location on a detailed map.  We believe the monitoring center is the cornerstone of our business.  An operator goes through extensive training to insure professional service is provided to the supervising parole officer and individuals wearing the TrackerPAL™.

In order to prepare for an increase in the number of TrackerPAL™ devices to be monitored, we are continuing to build up the Monitoring Center to effectively manage these devices.  To increase the efficiencies in the Monitoring Center, we are developing software to further expand service automation in the processing of alarms and operational events resulting in increased operator efficiency and ability to manage more devices. The automation of alarms includes pre-recorded responses to inform the offender of the alarm and to resolve the issue.  If the issue is not timely resolved, an operator will become involved and take the additional necessary actions according to protocols set up by the customer.  We anticipate one operator will be able to manage over 230 active devices after the software is fully developed.

Strategic Relationships

We believe one of our strengths is the high quality of our strategic alliances.  Our two primary alliances are described below.

Inovar, Inc.

Inovar, located in Logan Utah, is a leading contract electronics manufacturer dedicated to providing flexible solutions to OEMs (original equipment manufacturers) in the fastest growing segments of the electronics, medical, and aerospace industries and the military.  Inovar is ISO 9001-:2000 and ISO 13485:2003 certified to provide the most comprehensive and value-added services to its customers. Inovar currently manufactures our TrackerPAL™ product.

euromicron AG

euromicron AG is an all-around solution provider for communications, data and security networks. Its network infrastructures integrate voice, video and data transport wirelessly, via copper cable and by means of fiber-optic technologies. euromicron AG builds its leading applications, such as e-health, security, control or surveillance systems, on the basis of these network infrastructures.  Founded on its expertise as a developer and producer of fiber-optic components, euromicron AG is a strongly growing, profitable group that is listed on the XETRA and Frankfurt, Germany (FRA) stock markets and focuses on operational growth, integration and further market penetration, internationalization and expansion.

Competition

In fiscal year 2009, we encountered various levels of GPS, house arrest and case management competition from the following traditional and evolving competitors:

•	Pro Tech Monitoring Inc., Odessa, FL – This company has satellite tracking software technology that operates in conjunction with GPS and wireless communication networks.
•	iSECUREtrac Corp., Omaha, NE – This company supplies electronic monitoring equipment for tracking and monitoring persons on pretrial release, probation, parole, or work release.
•	Sentinel Offender Services, LLC, Augusta GA – This company supplies monitoring and supervision solutions for the offender population.
•	Omnilink Systems, Inc., Alpharetta, GA – This company provides a one-piece device combined with GPS and Sprint cellular networks to electronically track an individual.
•
BI Incorporated, Boulder, CO – This company has been providing intensive community supervision services and technologies for more than 20 years to criminal justice agencies throughout the United States.

•
G4S plc – Crawley, Sussex, England – This international company is the world’s leading international security solutions group.  In the United States, they provide electronic monitoring of offenders, prison and detention center management and transitional support services.  Currently, G4S resells Omnilink’s active GPS device.

•	Satellite Tracking of People, LLC – Houston, TX – This company provides GPS tracking systems and services to government agencies.

We also face competition from small and regional companies that provide electronic monitoring technology along with localized case management and/or monitoring services.  Some of these entities utilize less well-known technologies or are resellers of the above competitors’ products.  We observed an increase in these types of businesses in 2009.  We do not believe there is reliable publicly available information to indicate our relative market share or that of our competitors.

Dependence on Major Customers

No customer represented more than 10% of our total revenues for the fiscal year ended September 30, 2009.  One non-repeat customer represented 16% of our total revenues for the fiscal year ended September 30, 2008.

Dependence on Major Suppliers

We purchase cellular services from a variety of providers.  The cost to us for these services during the fiscal years ended September 30, 2009 and 2008 was approximately $2,422,541 and $2,939,790, respectively. We reduced cellular costs by successfully negotiating new or existing provider contracts, while increasing revenues from monitoring services.

During the fiscal year ended September 30, 2009, we switched manufacturing of the TrackerPAL™ devices from Dynamic Source Manufacturing to Inovar.  The change in manufacturers was made to increase the reliability of the TrackerPAL™ and reduce our cost per device.  Should the relationship with Inovar cease, we would need to find another vendor to manufacture the device, which could limit our ability to lease additional monitoring equipment.

Product Returns

During the fiscal year ended September 30, 2009, we replaced the majority of TrackerPAL™ I devices with our next generation TrackerPAL™ II device to remedy problems incurred with the first generation product. These problems included:

•	low battery and charger life and functionality,
•	weak GPS signal strength,
•	water ingression, and
•	scratching and other aesthetic damage when the device was removed from an offender.

Subsequent to September 30, 2009, we began manufacturing an improved TrackerPAL™ device dubbed the “TrackerPAL™ II(e)” (for “enhanced”) to further improve the performance and functionality of the product.  We achieved significant improvement in GPS signal strength by incorporating the latest available GPS technology into the enhanced device.  Additionally, the battery life has improved, realizing over 30 hours of life on a single two hour daily charge.

Intellectual Property

Trademarks

We have developed and use registered trademarks in our business, particularly relating to our corporate and product names. We own eight trademarks that are registered with the United States Patent and Trademark Office and one trademark registered in Mexico. Federal registration of a trademark in the United States enables the registered owner of the mark to bar the unauthorized use of the registered mark in connection with a similar product in the same channels of trade by any third-party anywhere in the United States, regardless of whether the registered owner has ever used the trademark in the area where the unauthorized use occurs. We have one application for registration pending approval in the state of California and one application in the United States that has been approved and is awaiting the filing of a statement of use.  We may file additional applications for the registration of our trademarks in foreign jurisdictions as our business expands under current and planned distribution arrangements.  Protection of registered trademarks in some jurisdictions may not be as extensive as the protection in the United States.

The following table summarizes our trademark registrations and applications:

Mark	Application Number	Registration Number	Status/Next Action

MOBILE911	75/615,118	2,437,673	Registered

MOBILE911 SIREN WITH 2-WAY VOICE COMMUNICATION & DESIGN	76/013,886	2,595,328	Registered

WHEN EVERY SECOND MATTERS	76/319,759	2,582,183	Registered

MOBILEPAL	78/514,031	3,035,577	Registered

HOMEPAL	78/514,093	3,041,055	Registered

PAL SERVICES	78/514,514	3,100,192	Registered

REMOTEMDX	78/561,796	pending	Allowed-Awaiting Statement of Use

TRACKERPAL™	78/843,035	3,345,878	Registered

MOBILE911	78/851,384	3,212,937	Registered

TRACKERPAL™	CA 1,315,487	pending	Pending

TRACKERPAL™	MX 805,365	960954	Registered

Patents

We have five patents in the United States and one patent in China.  In addition, we have seven patents pending in the United States and ten pending internationally. The following tables contain information regarding our patents and patent applications.  There can be no assurance given that the applications will be granted or that they will, if granted, contain all of the claims currently included.

Domestic Patents:
Patent Title	Application/Patent Number	Filing/Issue Dates	Status
Remote Tracking and Communication Device	7,330,122	2/12/08	Issued

Remotely Controllable Thermostat	6,260,765	7/17/01	Issued

Interference Structure for Emergency Response System Wristwatch	6,366,538	4/2/02	Issued

Multiple Emergency Response Services Combination Emergency Phone and Personal Audio Device	6,285,867	9/4/01	Issued

Remote Tracking System and Device with Variable Sampling	11/486,991	6/9/09	Issued

Alarm and Alarm Management System for Remote Tracking Devices	11/489,992	7/14/06	Pending

A Remote Tracking Device and a System and Method for Two-Way Voice Communication Between Device and a Monitoring Center	11/486,989	7/14/06	Pending

A Remote Tracking System with a Dedicated Monitoring Center	11/486,976	7/14/06	Pending

Methods for Establishing Emergency Communications Between a Communications Device and a Response Center	11/830,398	7/30/07	Pending

Remote Tracking and Communications Device	12/028,088	2/8/08	Pending

A System and Method for Monitoring Individuals Using a Beacon and Intelligent Remote Tracking Device	US 61/034,720	3/7/08	Pending

Beacon	12/394.151	9/2009	Pending

International Patents:
Patent Title	Application/Patent Number	Filing/Issue Dates	Status

Emergency Phone with Single-Button Activation	ZL 01807350.6	10/5/05	Issued

Remote Tracking and Communication Device	Brazil PI0614742.9	8/4/06	Pending

Remote Tracking and Communication Device	Canada 2617923	8/4/06	Pending

Remote Tracking and Communication Device	Europe 06836098.1	8/4/06	Pending

Remote Tracking and Communication Device	Mexico a/2008/001932	8/4/06	Pending

Emergency Phone with Single-Button Activation	EP 01924386.4	3/28/01	Pending

Emergency Phone with Single-Button Activation	JP 2001-571568	3/28/01	Pending

Alarm and Alarm Management System for Remote Tracking Devices	PCT/US2007/072736	7/3/07	Pending

A Remote Tracking Device and a System and Method for Two-Way Communication Between the Device and a Monitoring Center	PCT/US2007/072740	7/3/07	Pending

A Remote Tracking System with a Dedicated Monitoring Center	PCT/US2007/072743	7/3/07	Pending

Remote Tracking System and Device with Variable Sampling and Sending Capabilities Based on Environmental Factors	PCT/US2007/072746	7/3/07	Pending

During the year ended September 30, 2008, we reacquired Patent Number 6,366,538 which was previously sold in exchange for Patent Number 7,092,695 and Patent Number 7,251,471.  Patent Number 6,226,510 and Patent Number 6,044,257 were originally sold subject to terminal disclaimers requiring common ownership with patents owned (Patent Number 7,092,695 and Patent Number 7,251,471) by us but not assigned to purchaser.  A terminal disclaimer is used to link two patents filed by the same inventors and claiming the same invention.  In order to get the additional patent rights desired by the purchaser, the two patents are linked using a terminal disclaimer that specifies that they have the same term and must be commonly assigned.

We intend to protect our legal rights concerning intellectual property by all appropriate legal action. Consequently, we may become involved from time to time in litigation to determine the enforceability, scope, and validity of any of the foregoing proprietary rights. Any patent litigation could result in substantial cost and divert the efforts of management and technical personnel.

Trade Secrets.  We own certain intellectual property, including trade secrets that we seek to protect, in part, through confidentiality agreements with employees and other parties, although some employees who are involved in research and development activities have not entered into these agreements. Even where these agreements exist, there can be no assurance that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets will not otherwise become known to or independently developed by competitors.

Seasonality

Given the continued and steady increase in revenues throughout 2009, no apparent seasonality, if it existed, could be detected.  However, as in previous years, incremental deployment opportunities were found to be slower in the months of July and August. This was due to the unavailability of many judges, probation directors and other key parole officials, who observe a traditional vacation season.

Backlog

With the transformation of our supply chain operations and manufacturing capabilities during July through December 2009, the commercial availability of our newly modified and enhanced TrackerPAL™ II(e) devices created an intermittent backlog of units.  Monthly backlogs for organic growth and new account implementation have averaged 150 devices from July through December 2009 as we have implemented and improved our internal repair and refurbishment capabilities in conjunction with our new world-class manufacturing partner and production capabilities at Inovar.

We view backlogs as undesirable, as they impair deployments, which necessarily reduces revenue.  We continue to work on mitigating backlogs, maximizing demand fulfillment, and capitalizing on all available opportunities to secure recurring revenue streams.  In a significant development after September 30, 2009, we authorized the initial manufacture of our first 3,000 TrackerPAL™ II(e) units, which we began delivering in mid-December 2009 and expect to continue to deliver over the next few months. We will use these units to replace any remaining TrackerPAL™ I units, as well as to support growth in existing accounts and in support of new domestic and international opportunities.

Environment

We are not aware of any instance in which we have contravened federal, state, or local laws relating to protection of the environment or in which we otherwise may be subject to liability for environmental conditions that could materially affect operations.

Employees

As of September 30, 2010, we had 183 full-time employees and 22 part-time employees.  None of the employees is represented by a labor union or subject to a collective bargaining agreement.  We have never experienced a work stoppage and management believes that the relations with employees are good.

Properties

Our headquarters and monitoring facility are housed in 8,106 square feet of space located at 150 West Civic Center Drive, Sandy, Utah.  Monthly lease payments are approximately $16,200. This lease expires on November 30, 2013.  In addition, we signed an additional lease to provide 6,152 square feet of warehousing and pallet shipping functions and capabilities in a facility located at 9716 South 500 West, Sandy, Utah 84070.  Monthly lease payments are approximately $5,300.  Management believes that these facilities are sufficient to meet our needs for the foreseeable future.

Legal Proceedings

RACO Wireless LLC v SecureAlert, Inc. On October 12, 2010, RACO Wireless filed a complaint alleging that the Company breached a contract by failing to place a sufficient number of RACO SIM chips in the SecureAlert monitoring devices. The Company denies these allegations and intends to vigorously defend against this complaint.

 SecureAlert, v. David Ezell, et al.  We have filed a claim against David Ezell and several related entities for breach of contract, unjust enrichment, conversion, and punitive damages, and seek approximately $290,810 in damages, penalties, attorneys fees, and other amounts to be proven at trial.  The defendant has defaulted in responding to our claims, and the court has entered judgment against Mr. Ezell and his entities in excess of $1,000,000.

Aculis, Inc. v. SecureAlert, Inc.  Aculis, Inc. filed a complaint against us in the Fourth District Court in and for Utah County, Utah, on June 7, 2010, alleging breach of contract, unjust enrichment, and a claim for $208,889 in unpaid products and services, incremental to the $4,840,891 we have already paid to Aculis.  We filed a Motion to Dismiss for Improper Venue or for Change of Venue and supporting memorandum on July 16, 2010.  Aculis filed its Memorandum in Opposition to the Motion to Dismiss on August 5, 2010.  Our reply memorandum was filed on August 16, 2010.  We intend to vigorously defend our interests and to pursue appropriate counterclaims against Aculis.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2010.  You should read this table in conjunction with the “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” and our consolidated financial statements and the related notes thereto:

June 30,
2010
Cash and cash equivalents	$1,879,955

Long-term debt:
Total long-term debt	$574,529

Stockholders’ equity:
Common Stock, $0.0001 par value: 600,000,000 shares authorized; 238,748,663 shares issued and outstanding	23,875
Series D Preferred Stock, $0.0001 par value, 50,000,000 shares authorized; 37,851 shares issued and outstanding	4
Additional paid-in capital	221,235,284
Accumulated deficit	(216,075,643)
Total stockholders’ equity	3,869,330
Total capitalization	$27,933,594

MARKET PRICE FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our Common Stock trades on the OTC Bulletin Board under the symbol “SCRA”. The following table sets forth the range of high and low bid prices of our Common Stock as reported on the OTC Bulletin Board for the periods indicated.  The sales information is available online at http://otcbb.com.

Fiscal Year Ended September 30, 2008	High	Low
First Quarter	$4.22	$2.72
Second Quarter	$4.09	$1.00
Third Quarter	$1.84	$1.47
Fourth Quarter	$1.52	$1.11

Fiscal Year Ended September 30, 2009
First Quarter	$1.20	$0.18
Second Quarter	$0.27	$0.10
Third Quarter	$0.26	$0.14
Fourth Quarter	$0.20	$0.11

Holders

As of September 30, 2010, there were approximately 3,500 holders of record of our Common Stock and 280,023,255 shares of Common Stock outstanding. We also have granted options and warrants for the purchase of 51,740,451 shares of Common Stock.  We have also issued 35,407 shares of Series D Preferred, which are convertible into 212,442,000 shares of Common Stock, including the Resale Shares, at a ratio of 6,000 shares of Common Stock for each share of Series D Preferred.

Dividends

Since incorporation, we have not declared any cash dividends on our Common Stock.  We do not anticipate declaring cash dividends on our Common Stock for the foreseeable future. During the fiscal years ended September 30, 2009 and 2008, we recorded $175 and $345,356 in stock dividends, respectively, payable on outstanding shares of Preferred Stock.

Dilution

The Board of Directors determines when and under what conditions and at what prices to issue stock.  In addition, a significant number of shares of Common Stock are reserved for issuance upon exercise of purchase or conversion rights.

The issuance of any shares of Common Stock for any reason will result in dilution of the equity and voting interests of existing stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 11219.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of September 30, 2009, our most recently completed fiscal year, with respect to compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.  No equity securities have been authorized for issuance under plans that were not previously approved by security holders.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	10,000,000	$1.06	7,487,286

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of any Resale Shares sold by them pursuant to this prospectus. We will not receive any proceeds from these sales.

SELLING STOCKHOLDERS

The Selling Stockholders identified in this prospectus are offering up to 158,418,000 shares of our Common Stock in this prospectus (the Resale Shares).

The Resale Shares being offered by the Selling Stockholders in this prospectus are issued or issuable to the Selling Stockholders upon conversion of a total of 26,403 shares of our Series D Preferred acquired by the Selling Stockholders in a private placement.

The Selling Stockholders may offer the Resale Shares for resale from time to time pursuant to this prospectus. The Selling Stockholders may also sell, transfer or otherwise dispose of all or a portion of their Resale Shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. We may from time to time include additional Selling Stockholders in amendments to this prospectus.

The following table sets forth information, as of September 30, 2010, with respect to the Selling Stockholders, the shares of Common Stock and Series D Preferred owned by each Selling Stockholder, and the number of Resale Shares that may be offered pursuant to this prospectus. Unless otherwise indicated below, to our knowledge each Selling Stockholder named in the table has sole voting and investment power with respect to the shares of Common Stock beneficially owned by it. As used in this prospectus, the term “Selling Stockholders” has the meaning set forth in the “PLAN OF DISTRIBUTION” section of this prospectus beginning on page 46. The information is based on information provided by or on behalf of the Selling Stockholders.

We do not know when or in what amounts any Selling Stockholder may offer Resale Shares for sale. Because (i) the Selling Stockholders may offer all or some of the Resale Shares pursuant to this offering, (ii) there are currently no agreements, arrangements or understandings with respect to the sale of any of the Resale Shares, and (iii) the Selling Stockholder may acquire additional shares from us or in the open market in the future, no definitive estimate as to the number of shares that will be held by each Selling Stockholder after the offering can be provided. The column captioned “Shares Beneficially Owned After this Offering” in the following table has been prepared on the assumption that all Resale Shares offered under this prospectus will be sold to parties unaffiliated with the Selling Stockholders.

The Selling Stockholders have not had a material relationship with us within the past three years other than their ownership of our securities and as otherwise described in the footnotes to the table below or in the footnotes to the table under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 27. To our knowledge, based on information provided to us by the Selling Stockholders, none of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer.

	Shares Beneficially Owned Prior to this Offering (1)		Percentage of Registered Shares	Shares Beneficially Owned After this Offering Assuming the Sale of All Registered Resale Shares
Name	Number	Percent		Number	Percent
Radenko Milakovic (2)	24,355,990	8.0%	15.2%	355,990	*
Laemi Real Estates, Inc. (3)	20,731,803	6.9%	12.6%	751,803	*
Stephan Goetz (4)	18,357,972	6.2%	11.4%	357.972	*
Advance Technology Investors, LLC (5)	34,347,270	11.4%	11.0%	16,959,270	6.0%
Comediahill Business S.A. (6)	13,821,201	4.7%	8.4%	501,201	*
Commerce Financial, LLC (7)	13,485,418	4.6%	8.1%	591,418	*
Tim Whyte (8)	12,163,724	4.2%	7.6%	163,724	*
Kofler Ventures S.a.r.1 (9)	24,301,085	8.3%	7.6%	12,301,085	4.2%
Arfugo Holding Inc. (10)	6,848,164	2.4%	4.2%	188,164	*
Mara Holdings Limited	6, 150,542	2.2%	3.8%	150,542	*
Clydesdale Partners, LLC (11)	3,636,287	1.3%	2.0%	462,287	*
Vulcan International Trading Limited (12)	3,000,445	1.1%	1.9%	445	*
American Pension Services, Inc., Administrator for Beneficiary of Mark Peterson FBO Jeff Peterson Roth IRA (13)	2,880,000	1.0%	1.8%	-	*
Soek Ki Kim	1,924,840	*	1.2%	4,840	*
Eric John Watson (14)	1,800,534	*	1.1%	534	*
Clydesdale Partners II, LLC (15)	2,016,846	*	1.1%	234,846	*
V. Mark Peterson Roth IRA, FBO Jeffrey Peterson Stretch Roth IRA (16)	1,230,108	*	*	30,108	*
Damian Sadza (17)	300,000	*	*	-	*
Robert Unger (18)	121,985	*	*	1,985	*
TOTALS	191,474,214		100%	33,056,214

* Less than 1% ownership percentage.

Notes:

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon conversion of the Series D Preferred, or subject to options or warrants that are currently convertible/exercisable or convertible/exercisable within 60 days of the date of the table, are deemed to be beneficially owned by the person holding those securities or rights. Beneficial ownership after the offering assumes that all Resale Shares offered under this prospectus will be sold to parties unaffiliated with the Selling Stockholders. Shares underlying conversion rights, options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those rights, options or warrants, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Each share of Series D Preferred is convertible into 6,000 shares of Common Stock.

(2)	Beneficially owned shares are issuable upon conversion of 4,000 shares Series D Preferred and 355,990 shares of Common Stock issued as Series D Preferred stock dividends.

(3)	All shares issuable upon conversion of 3,330 shares of Series D Preferred and 751,803 shares of Common Stock issued as Series D Preferred stock dividends.

(4)	Shares issuable upon conversion of 3,000 shares of Series D Preferred and 357,972 shares of Common Stock issued as Series D Preferred stock dividends.

(5)
Includes 12,095,268 shares of Common Stock and 1,670,000 shares issuable upon exercise of warrants.  Includes 132,001 shares of Common Stock owned of record by Dina Weidman and 32,001 shares of Common Stock owned of record by U/W Mark Weidman Trust.  Includes Common Stock underlying 3,189 shares of Series D Preferred (2,898 included in the Resale Shares and 291 shares of Series D Preferred issued upon debt conversions not included in the Resale Shares) owned of record by Advance Technology Investors, LLC. Additionally, includes Common Stock issuable upon conversion of 107 shares of Series D Preferred owned of record by Dina Weidman and 107 shares of Series D Preferred owned of record by Steven C. Weidman.

(6)	Shares issuable upon conversion of 2,220 shares of Series D Preferred and 501,201 shares of Common Stock issued as Series D Preferred stock dividends.

(7)	Shares issuable upon conversion of 2,149 shares of Series D Preferred and 591,418 shares of Common Stock issued as Series D Preferred stock dividends.

(8)	Shares issuable upon conversion of 2,000 shares of Series D Preferred and 163,724 shares of Common Stock issued as Series D Preferred stock dividends.

(9)	Includes 12,301,085 shares of Common Stock and 12,000,000 shares issuable upon conversion of 2,000 Series D Preferred warrants exercisable at a price of $0.0833 per share.

(10)	Shares issuable upon conversion of 1,110 shares of Series D Preferred and 188,164 shares of Common Stock issued as Series D Preferred stock dividends.

(11)	Shares issuable upon conversion of 529 shares of Series D Preferred and 462,287 shares of Common Stock issued as Series D Preferred stock dividends.

(12)	Shares issuable upon conversion of 500 shares of Series D Preferred and 445 shares of Common Stock issued as Series D Preferred stock dividends.

(13)	Shares issuable upon conversion of 480 shares of Series D Preferred.

(14)	Shares issuable upon conversion of 300 shares of Series D Preferred and 534 shares of Common Stock issued as Series D Preferred stock dividends.

(15)	Shares issuable upon conversion of 297 shares of Series D Preferred and 234,846 shares of Common Stock issued as Series D Preferred stock dividends.

(16)	Shares issuable upon conversion of 200 shares of Series D Preferred and 30,108 shares of Common Stock issued as Series D Preferred stock dividends.

(17)	Shares issuable upon conversion of 50 shares of Series D Preferred.

(18)	Shares issuable upon conversion of 20 shares of Series D Preferred and 1,985 shares of Common Stock issued as Series D Preferred stock dividends.

 PLAN OF DISTRIBUTION

We are registering the resale of the Resale Shares by the Selling Stockholders.  The Resale Shares are issuable to the Selling Stockholders upon conversion of the shares of Series D Preferred held by them. As used in this prospectus, the term “Selling Stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received from a named Selling Stockholder as a gift, distribution, foreclosure on a pledge, or other non-sale related transfer after the date of this prospectus. The Selling Stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. Sales may be made on the OTC Bulletin Board or any other exchange or quotation service on which the securities may be listed or quoted at the time of sale, otherwise or in a combination of such methods of sale. Each Selling Stockholder reserves the right, together with its agents from time to time, to accept or reject, in whole or in part, any proposed purchase of the shares of Common Stock for any reason, including if they deem the purchase price to be unsatisfactory at any particular time.

In addition, the Selling Stockholders may sell the Resale Shares from time to time by one or more of the following methods permitted pursuant to applicable law, without limitation:

•
block trades (which may involve crosses) in which a broker or dealer will be engaged to attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	direct sales to purchasers;
•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;
•	an over-the-counter distribution;
•	ordinary brokerage transactions and transactions in which the broker solicits purchases;
•	privately negotiated transactions;
•	bidding or auction process;
•	closing out of short sales;
•	transactions in which the broker solicits purchasers;
•	satisfying delivery obligations relating to the writing of options on the shares of Common Stock, whether or not the options are listed on an options exchange;
•	one or more underwritten offerings on a firm commitment or best efforts basis;
•	any combination of any of these methods; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. The Selling Stockholders may effect these transactions by selling the Resale Shares to market-makers acting as principals or through broker-dealers or agents, and these persons may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the securities for whom such persons may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Market makers and block purchasers purchasing the Common Stock will do so for their own account and at their own risk. It is possible that a Selling Stockholder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.

The shares may be sold according to any one or more of the methods described above. In addition, subject to compliance with applicable law and Company policy, the Selling Stockholder may enter into option, derivative or hedging transactions with respect to the shares, and any related offers or sales of shares may be made under this prospectus. In some circumstances, for example, the Selling Stockholder may write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which it settles through delivery of the shares. These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered under this prospectus, and that broker, dealer or other financial institution may resell those shares under this prospectus. A Selling Stockholder or his successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of Common Stock in the course of hedging the positions they assume with a Selling Stockholder. The Selling Stockholder may offer and sell the shares under any other method permitted by applicable law.

If a material arrangement with any broker-dealer or other agent is entered into for the sale of any shares of Common Stock through a block trade, special offering, exchange distribution, secondary distribution, or a purchase by a broker or dealer, a prospectus supplement will be filed, if necessary, disclosing the material terms and conditions of these arrangements.

The Selling Stockholders may from time to time deliver all or a portion of the shares offered hereby to cover a short sale or upon the exercise, settlement or closing of a call equivalent position or a put equivalent position.

The Securities and Exchange Commission may deem a Selling Stockholder and any broker-dealers or agents who participate in the distribution of Common Stock to be “underwriters” within the meaning of Section 2(11) of the Securities Act. As a result, the Securities and Exchange Commission may deem any discounts and commissions received by such broker-dealers or agents and any profit on the resale of the Common Stock by the Selling Stockholder to be underwriting discounts or commissions under the Securities Act. Because a Selling Stockholder may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, a Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act and also may be subject to liabilities under the securities laws, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. To our knowledge, there are currently no plans, arrangements or understandings between any Selling Stockholder and any broker-dealer, underwriter or agent regarding the sale of the Common Stock.

If required by the applicable securities laws of particular states, the Resale Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers.

In addition, if required by the applicable securities laws of particular states, the Resale Shares may be sold only pursuant to registration or qualification of such Resale Shares in the applicable state or if an exemption from the registration or qualification requirement is available and is complied with.

Each Selling Stockholder and any person participating in the distribution of the Resale Shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our Common Stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our Common Stock to engage in market-making activities with respect to our Common Stock. We have informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market. These restrictions may affect the marketability of our Common Stock and the ability of any person or entity to engage in market-making activities with respect to our Common Stock.

To the extent required, this prospectus will be amended or supplemented from time to time to describe a specific plan of distribution or to disclose additional information with respect to any sale or other distribution of the shares.

The Selling Stockholder may also sell its shares in accordance with Rule 144 under the Securities Act, to the extent available, or pursuant to other available exemptions from the registration requirements of the Securities Act, rather than pursuant to this prospectus.

We will pay for all costs of this registration, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; except that the selling holders will pay all brokerage commissions, underwriting discounts and selling expenses, if any.

We have agreed to indemnify the Selling Stockholders against particular liabilities, including liabilities under the Securities Act, incurred in connection with the offering of the Resale Shares. We and the Selling Stockholders may agree to indemnify any underwriter, broker, dealer or agent that participates in transactions involving sales of the Resale Shares against certain liabilities, including liabilities arising under the Securities Act.

Once sold under the registration statement, of which this prospectus forms a part, the Common Stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES

Common Stock

Authorized and Outstanding

We are authorized to issue up to 600,000,000 shares of Common Stock, par value $0.0001 per share, of which 268,749,970 shares are outstanding as of September 30, 2010.

Voting

Holders of our Common Stock each have one vote per share. Our directors are elected by the vote of a plurality of the Common Stock represented in person or by proxy at such meeting and entitled to vote on the election of directors. A majority of the outstanding shares of Common Stock constitute a quorum. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Upon our dissolution, our stockholders will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of Preferred Stock with preferential liquidation rights, if any, at the time outstanding. Our Common Stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the Common Stock.

Preferred Stock

Authorized and Outstanding

We are authorized to issue up to 20,000,000 shares of Preferred Stock, par value $0.0001 per share. As of the date of this prospectus, we have the following shares of Preferred Stock outstanding.

Series D Preferred

During the first quarter of fiscal year 2010, our Board of Directors reviewed the financial condition, including the financial obligations and capital requirements of the Company. The Board of Directors also took notice of the determination of the Company’s auditors that our recurring net losses and negative cash flows from operating activities “raise substantial doubt about the Company's ability to continue as a going concern.” The Board of Directors determined that in order for the Company to achieve successful operations, we must generate positive cash flows from operating activities and obtain additional funding to meet its projected capital investment requirements. To deal with this uncertainty, the Board of Directors deemed it necessary to reduce the debt load of the Company, both obligations to third party creditors, and obligations to officers and directors of the Company who held unsecured Company debt. The Board did not separately consider whether the debt owed to the officers and directors of the Company was secured or unsecured. The Board also deemed it necessary to raise additional capital from the issuance of Preferred Stock, while continuing to expand the market for our TrackerPAL™ portfolio of products.

As part of this plan to deal with the uncertainty regarding the Company’s ability to continue to pursue its business objectives, and in order to lessen the Company’s cash burden and to raise additional capital, effective December 3, 2009, the Board of Directors acted to amend our Articles of Incorporation to authorize 50,000 shares of Series D Preferred, and establish the designations, rights and preferences for the Series D Preferred.  The Board of Directors instructed management to offer the new equity securities to the Company’s debt holders at the rate of one share of Series D Preferred for each $1,000 in debt exchanged. The Board of Directors also authorized the sale of the Series D Preferred for $500 per share to investors willing to pay cash for the securities. All offers were to be made only to accredited investors.  In order to give the new investors some assurance that the Company would be able to reserve a sufficient number of shares of Common Stock for conversion of the Series D Preferred and to provide some potential for liquidity to those investors, particularly the debt holders who were giving up their right to repayment of principal and interest, the Company also granted special voting rights and registration rights to the Series D Preferred, as described below. As originally adopted, the Certificate granted to the holders of the Series D Preferred the right to vote on an as-converted basis on matters for which a vote of the Common Stock may be required, as well as limited special voting rights equivalent to 60 percent (60%) of the issued and outstanding shares of Common Stock, notwithstanding the number of shares of Common Stock actually outstanding, solely for purposes of approving an increase in the authorized capital stock of the Company or a reduction in the number of shares of Common Stock outstanding, as described below (the “Special 60% Voting Rights”).

The decision and action to designate the Series D Preferred and to commit the Company to the issuance of the Series D Preferred and to the conversion of such stock into Common Stock of the Company were undertaken by the Board of Directors, acting without additional authorization or approval of the shareholders of the Company, in reliance upon the Articles of Incorporation of the Company which specifically reserve to the Board of Directors the authority to designate series of Preferred Stock and the rights and preferences thereof. Under the Certificate, the Company is required to reserve a number of shares of Common Stock of the Company in an amount at least equal to 110 percent (110%) of the number of shares necessary to effect the conversion of the Series D Preferred.  At the time that the Board of Directors took this action there were not a sufficient number of authorized shares of Common Stock available under the Articles of Incorporation of the Company to reserve the full amount of shares of Common Stock issuable in the event all 50,000 shares of Series D Preferred were eventually issued and subsequently converted. The Articles of Incorporation were subsequently amended in July 2010 to increase the number of authorized shares of Common Stock to 600,000,000 shares, to provide a sufficient number of shares to enable us to reserve those shares required under the Certificate. This amendment to our Articles of Incorporation was adopted by the consent of a majority of the outstanding shares of Common Stock, voting as a class, as well as a majority of the outstanding shares of the Series D Preferred, also voting as a class, and of a majority of all voting shares (both Common Stock and Series D Preferred) voting on an as-if converted basis. The Board did not rely on the Special 60% Voting Rights in seeking approval of the amendment.

Approval of the holders of the Common Stock of the Company for the designation of the Series D Preferred or the issuance thereof was not obtained by the Board of Directors, prior to the Board of Directors’ authorizing the Series D Preferred as a class and committing the Company to increase the total number of shares of Common Stock that would be necessary for full conversion of the Series D Preferred.  At the time, the Board of Directors was of the opinion that pursuant to the terms of the Company’s existing Articles of Incorporation, and its powers to create new classes of Preferred Stock and to designate the rights and preferences of any such new classes (including voting rights), the Board of Directors did not need the prior approval of the holders of the Common Stock as a class to effect an increase of the Common Stock.

According to the Certificate, as amended and restated, the holders of the Series D Preferred are entitled to the following preferences and other rights.

Rank. The Series D Preferred ranks senior as to liquidation rights to the Company’s Common Stock, and all other classes and series of equity securities of the Company which by their terms do not rank senior to the Series D Preferred (collectively with the Common Stock, “Junior Stock”). The Series D Preferred is subordinate and ranks junior to all indebtedness of the Company.

Payment of Dividends. Dividends declared by the Company are payable on the Series D Preferred on a pro rata basis with the Common Stock and all other equity securities of the Company ranking pari passu with the Common Stock as to the payment of dividends, before certain distributions are paid on, or declared and set apart for Junior Stock, other than the Common Stock.  In addition, the Company is prohibited from declaring, paying or setting apart for payment any dividend or making any distribution on Junior Stock (other than dividends or distributions payable in shares of the Junior Stock) unless, at the time of such dividend or distribution, the Company shall have paid all unpaid dividends on the outstanding shares of Series D Preferred. In addition, holders of the Series D Preferred are entitled to receive quarterly dividends accrued on March 31, June 30, September 30, and December 31 of each year, cumulative dividends on the Series D Preferred at the rate per share equal to eight percent (8%) per annum, payable in cash or shares of Common Stock at the sole discretion of the Company.  If a dividend is paid in shares of Common Stock of the Company, the number of shares to be issued will be based on the average per share market price of the Common Stock for the 14-day period immediately preceding the applicable accrual date (i.e., March 31, June 30, September 30, or December 31, as the case may be).  Dividends are paid quarterly, no later than the thirtieth (30th) day following the end of the accrual period.

Voting Rights. Except as otherwise required by Utah law and in the Certificate, the Series D Preferred will vote with the Common Stock on an as-converted basis. Each share of Series D Preferred entitles the holder thereof to 6,000 votes.  The Common Stock into which the shares of Series D Preferred are convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company.

Liquidation Preference. Holders of the Series D Preferred also are entitled to preferences upon liquidation, dissolution or winding up of the Company, voluntary or involuntary, before any payment is made or any assets distributed to holders of any Junior Stock.

Conversion. Each holder of Series D Preferred has the right to convert the Series D Preferred into shares of Common Stock of the Company under certain circumstances.  Each share of Series D Preferred is convertible into 6,000 shares of Common Stock, subject to adjustment as provided in the Certificate.

Optional Redemption. At any time on or after December 1, 2010, the Company has the right, exercisable at its option, to redeem from funds legally available therefore, all or any portion of the then-outstanding and unconverted shares of the Series D Preferred at a price and on the terms contained in the Certificate. Any redemption of less than all of the Series D Preferred shall be pro rata among the holders of the Series D Preferred based on the number of shares of Series D Preferred held by each holder of record at the time of such partial redemption.

Registration Rights

Although the Designation of Rights and Preferences of the Series D Preferred did not provide for registration rights under the Securities Act, the Company subsequently agreed to grant registration rights to certain purchasers of Series D Preferred in connection with their collective investment of $3,300,000.  Pursuant to that agreement, the Company agreed to have a registration statement approved and effective with respect to the common shares underlying the Series D Preferred held by the three shareholders, no later than 90 days from April 13, 2010, the date of the investments.  If the registration statement is not effective within 90 days, then until such time as a registration statement is effective with respect to the shares, or such time as the resale restrictions on the underlying shares can be removed, the Company agreed to pay a 16% dividend on the Series D Preferred held by these particular shareholders, instead of the standard 8% dividend rate on the preferred.  If after one year and 15 days the resale restrictions on the underlying shares of common held by these holders are not removed, or a registration statement with respect to the shares is not then effective, as an additional penalty, the Company agreed to issue one additional share of Series D Preferred for each original share of Series D Preferred issued.

In connection with the purchase agreements by which all other cash investors of the Series D Preferred acquired their shares, the Company granted piggyback registration rights to such holders with respect to the shares of Common Stock underlying their Series D Preferred.

Transfer Agent

     Our transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company.

Undesignated Preferred Stock

     The ability to authorize and issue undesignated Preferred Stock may enable our Board of Directors to render more difficult or discourage an attempt to change control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal is not in our best interest, the Board of Directors could cause shares of Preferred Stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.

INDEMNIFICATION

Our Articles of Incorporation provide that we shall indemnify our officers, directors, agents, incorporators and other persons against liabilities incurred by them that result from their acts that are performed in furtherance of our business to the full extent permitted by the laws of the State of Utah. Our bylaws provide that, to the full extent permitted by law, we shall indemnify any director or officer or former director or officer of our company, or any person who may have served at our request as a director or officer of another corporation in which we own shares, or of which we are a creditor, against expenses actually and reasonably incurred by him or her, in connection with the defense of any action, suit or proceeding, civil or criminal, in which he or she is made a party by reason of being or having been such director or officer, except in relation to matters as to which he or she shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty; and to make such other indemnification as shall be authorized by our shareholders.

As a result of the indemnification provisions described above and contained in the Utah Revised Business Corporations Act, subject to certain limitations in the Utah Revised Business Corporation Act, we may be permitted or compelled to provide indemnification and advancement of expenses to our directors, officers, agents, and employees when they are made parties to an investigation or legal action in connection with services performed at our request, including when such persons are alleged to have violated the Securities Act. Insurance purchased with respect to such persons may also cover expenses or other liabilities associated with an allegation of violations of the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons of pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of stockholders or directors or otherwise. In addition to the foregoing, we maintain insurance through a commercial carrier against certain liabilities which may be incurred by our directors and officers.

The foregoing description is necessarily general and does not describe all details regarding the indemnification of our officers, directors or controlling persons.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. Federal income tax consequences to U.S. holders and non-U.S. holders (each defined below) regarding the acquisition, ownership and disposition of shares of our Common Stock.

For purposes of this discussion, a U.S. holder is a beneficial owner of shares of our Common Stock who is:

•	an individual who is a citizen or resident of the United States;
•
a corporation (or other entity taxed as a corporation for U.S. Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. Federal income taxation regardless of its source; or
•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has in effect a valid election to be treated as a U.S. person.

For purposes of this discussion, a non-U.S. holder is a beneficial owner of shares of our Common Stock that is not a U.S. holder.

This section is based on current provisions of the Code, current and proposed Treasury regulations promulgated thereunder, and administrative and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. This summary is not binding on the IRS, and the IRS is not precluded from adopting a contrary position.

This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each holder of shares of our Common Stock. This section does not address all aspects of U.S. Federal income taxation that may be relevant to any particular investor based on such investor’s individual circumstances. In particular, this section considers only U.S. holders and non-U.S. holders that hold shares of our Common Stock as capital assets and does not address the potential application of the alternative minimum tax or the U.S. Federal income tax consequences to investors that are subject to special treatment, including:

•	broker-dealers;
•	insurance companies;
•	taxpayers who have elected mark-to-market accounting;
•	tax-exempt organizations;
•	regulated investment companies;
•	real estate investment trusts;
•	financial institutions or “financial services entities;”
•	taxpayers who hold shares of our Common Stock as part of a straddle, hedge, conversion transaction or other integrated transaction;
•	controlled foreign corporations;
•	passive foreign investment companies;
•	certain expatriates or former long-term residents of the United States; and
•	U.S. holders whose functional currency is not the U.S. dollar.

The following does not address any aspect of U.S. Federal gift or estate tax laws, or state, local or non-U.S. tax laws. In addition, the section does not consider the tax treatment of entities taxable as partnerships for U.S. Federal income tax purposes or other pass-through entities or persons who hold shares of our Common Stock through such entities. Prospective investors are urged to consult their tax advisors regarding the specific tax consequences to them of the acquisition, ownership or disposition of shares of our Common Stock in light of their particular circumstances.

Tax Consequences of Owning Shares of Our Common Stock

U.S. Holders

Dividends and Other Distributions on Shares of Common Stock

Distributions on shares of our Common Stock will constitute dividends for U.S. Federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. Federal income tax principles. If a distribution exceeds the Company’s current or accumulated earnings and profits, the excess will be treated first as a tax-free return of capital and will reduce (but not below zero) the U.S. holder’s adjusted tax basis in the Common Stock, and any remaining excess will be treated as capital gain from a sale or exchange of the shares of Common Stock, subject to the tax treatment described below in “Disposition of Shares of Our Common Stock.”

Dividends received by a corporate U.S. holder generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends received by a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning on or before December 31, 2010, after which the rate applicable to dividends is currently scheduled to change to the tax rate generally then applicable to ordinary income.

Disposition of Shares of Our Common Stock

Upon the sale, exchange, redemption or other disposition of shares of our Common Stock, a U.S. holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, exchange or other disposition of the shares of our Common Stock and the U.S. holder’s adjusted tax basis in such stock. Generally, such gain or loss will be capital gain or loss. Any such capital gain or loss will be long term capital gain or loss if the U.S. holder’s holding period for the shares exceeds one year, and will otherwise be short-term capital gain or loss.

Non-U.S. Holders

Dividends and Other Distributions on Shares of our Common Stock

In general, any distributions made to a non-U.S. holder of shares of our Common Stock, to the extent paid out of current or accumulated earnings and profits of the Company (as determined under U.S. Federal income tax principles), will constitute dividends for U.S. Federal income tax purposes. Provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, such dividends generally will be subject to withholding of U.S. Federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Any distribution not constituting a dividend will be treated first as a tax-free return of capital and will reduce (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and any remaining excess will be treated as gain realized from the sale or other disposition of the Common Stock, as described under “Disposition of Common Stock” below.

Dividends paid to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. Federal income tax at the same graduated individual or corporate rates applicable to U.S. holders. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate for dividends will be required (a) to complete IRS Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if the Company Common Stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations.

A non-U.S. holder eligible for a reduced rate of U.S. Federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Disposition of Common Stock

A non-U.S. holder generally will not be subject to U.S. Federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of shares of our Common Stock unless:

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States;

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•
the Company is or has been a “United States real property holding corporation” for U.S. Federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held shares of our Common Stock and, in the case where shares of our Common Stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly, more than 5% of shares of our Common Stock at any time within the shorter of the five-year period

•	preceding a disposition of shares of our Common Stock or such non-U.S. holder’s holding period for the shares of our Common Stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. Federal income tax rates. Any gain described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30% U.S. Federal income tax.

With respect to the third bullet point above, there can be no assurance that shares of our Common Stock will be treated as regularly traded on an established securities market. The Company believes that it will be a “United States real property holding corporation” for U.S. Federal income tax purposes.

Character of Income, Gain, and Loss

For non-corporate U.S. holders, items of ordinary income and loss are subject to different tax rates than items of capital gain or loss. Ordinary income for non-corporate U.S. holders is generally taxable, for tax years beginning on or before December 31, 2010, at rates of up to 35%. For tax years beginning after December 31, 2010, the maximum ordinary income rate for non-corporate U.S. holders is scheduled to increase to 39.6%. Ordinary losses are generally deductible against all income and gain. Long term capital gains of non-corporate U.S. holders are currently subject to a reduced maximum tax rate of 15% for tax years beginning on or before December 31, 2010. After December 31, 2010, the maximum capital gains rate is scheduled to increase to 20%. The deductibility of capital losses is subject to limitations.

Information Reporting and Back-up Withholding

A U.S. holder may be subject to information reporting requirements with respect to dividends paid on shares of our Common Stock, and on the proceeds from the sale, exchange or disposition of shares of our Common Stock. In addition, a U.S. holder may be subject to back-up withholding (currently at 28%) on dividends paid on common shares, and on the proceeds from the sale, exchange or other disposition of shares of our Common Stock unless the U.S. holder provides certain identifying information, such as a duly executed IRS Form W-9 certifying that he, she, or it is not subject to backup withholding or appropriate W-8, or otherwise establishes an exemption. Back-up withholding is not an additional tax and the amount of any back-up withholding will be allowable as a credit against a U.S. holder’s U.S. Federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. In general, a non-U.S. holder will not be subject to information reporting and backup withholding. However, a non-U.S. holder may be required to establish an exemption from information reporting and backup withholding by certifying the non-U.S. holder’s non-U.S. status on Form W-8BEN. Holders are urged to consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Surtax on Unearned Income

For tax years beginning after Dec. 31, 2012, a 3.8% surtax called the Unearned Income Medicare Contribution, would be placed on net investment income of a taxpayer earning over $200,000 ($250,000 for a joint return). Net investment income would be interest, dividends, royalties, rents, gross income from a trade or business involving passive activities, and net gain from disposition of property (other than property held in a trade or business). Net investment income would be reduced by properly allocable deductions to such income.

LEGAL MATTERS

     The validity of the shares of our Common Stock offered hereby will be passed upon for us by Durham Jones & Pinegar, P.C., Salt Lake City, Utah.

EXPERTS

The consolidated financial statements, the related financial statements included in this prospectus for the fiscal years ended September 30, 2009 and 2008 have been audited by Hansen Barnett & Maxwell, P.C., an independent registered public accounting firm, as stated in their report and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

These filings and other documents are available and may be accessed on our website at www.securealert.com. You may request a copy of these filings at no cost, by writing or calling SecureAlert, Inc., Attention: Secretary, 150 West Civic Center Drive, Suite 400, Sandy, Utah 84070.

We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference in this prospectus.

Financial Statements

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS	Accounting Oversight Board
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200 (801) 532-2200 Fax: (801) 532-7944
www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of RemoteMDx, Inc.

We have audited the accompanying consolidated balance sheets of RemoteMDx, Inc. and subsidiaries (collectively, the Company) as of September 30, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended September 30, 2009.  The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of RemoteMDx, Inc. as of September 30, 2009 and 2008, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses and has an accumulated deficit.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HANSEN, BARNETT & MAXWELL, P.C.
Salt Lake City, Utah
January 12, 2010

REMOTEMDX, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2009 AND 2008

Assets	2009	2008
Current assets:
Cash	$602,321	$2,782,953
Deposit held in escrow	-	500,000
Accounts receivable, net of allowance for doubtful accounts of $266,000 and $312,000, respectively	1,441,648	1,441,853
Receivables from related-party	-	55,385
Prepaid expenses and other	275,390	224,842
Inventory, net of reserves of $83,092 and $0, respectively	603,329	-
Total current assets	2,922,688	5,005,033
Property and equipment, net of accumulated depreciation of $2,525,180 and $1,937,710, respectively	1,313,306	1,581,558
Monitoring equipment, net of accumulated depreciation of $2,944,197 and $3,061,321, respectively	1,316,493	1,349,146
Goodwill	2,468,081	4,811,834
Intangible assets, net of amortization of $126,655 and $16,500, respectively	496,346	216,500
Other assets	76,675	46,626
Total assets	$8,593,589	$13,010,697

The accompanying notes are an integral part of these statements.

REMOTEMDX, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Continued)
AS OF SEPTEMBER 30, 2009 AND 2008

Liabilities and Stockholders’ Equity
	2009	2008
Current liabilities:
Bank line of credit	$252,600	$3,462,285
Accounts payable	2,339,786	2,059,188
Accrued liabilities	3,506,680	1,781,267
Deferred revenue	56,858	21,343
Related-party note payable and line of credit	1,576,022	792,804
SecureAlert Series A Preferred stock redemption obligation	3,148,943	3,244,758
Derivative liability (Note 11)	1,219,426	-
Promissory notes payable, net of debt discount of $41,556 and $0, respectively	2,008,444	-
Senior secured note payable, net of debt discount of $529,109 and $0, respectively	2,890,522	-
Current portion of Series A 15% debentures, net of debt discount of $1,272,189 and $0, respectively	2,127,811	-
Current portion of long-term debt	272,493	465,664
Total current liabilities	19,399,585	11,827,309
Series A 15% debentures net of current portion, net of debt discount of $549,531 and $0, respectively	557,219	-
Long-term debt, net of current portion, net of debt discount of $525,665 and $0, respectively	1,009,606	1,147,382
Total liabilities	20,966,410	12,974,691

Stockholders’ equity (deficit):
Preferred stock:
Series A 10% dividend, convertible, non-voting, $0.0001 par value: 40,000 shares designated; zero and 19 shares outstanding, respectively (aggregate liquidation preference of $0)	-	1
Series B convertible, $0.0001 par value: 2,000,000 shares designated; zero and 10,999 shares outstanding, respectively (aggregate liquidation preference of $0)	-	1
Common stock, $0.0001 par value: 250,000,000 shares authorized; 210,365,988 and 155,881,260 shares outstanding, respectively	21,037	15,588
Additional paid-in capital	194,659,044	186,203,084
Deferred compensation	(1,287,406)	(3,498,672)
Accumulated deficit	(205,765,496)	(182,683,996)
Total stockholders’ equity (deficit)	(12,372,821)	36,006
Total liabilities and stockholders’ equity	$8,593,589	$13,010,697

The accompanying notes are an integral part of these statements.

REMOTEMDX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2009 AND 2008

	2009	2008
Revenues:
Products	$570,749	$2,577,600
Monitoring services	12,055,159	9,826,077
Total revenues	12,625,908	12,403,677
Cost of revenues:
Products	275,688	1,675,212
Monitoring services	9,862,925	10,862,830
Impairment of monitoring equipment and parts (Note 3)	2,319,530	570,948
Total cost of revenues	12,458,143	13,108,990
Gross (negative) margin	167,765	(705,313)
Operating expenses:
Selling, general and administrative (including $3,315,716 and $26,324,358, respectively, of compensation expense paid in stock or stock options / warrants)	16,540,645	36,466,678
Research and development (including $0 and $1,045,285, respectively, paid in stock or stock options / warrants)	1,777,873	4,811,128
Impairment of goodwill (Note 4)	2,804,580	-
Loss from operations	(20,955,333)	(41,983,119)
Other income (expense):
Gain on sale of intellectual property	-	2,400,000
Redemption of SecureAlert Series A Preferred	95,816	(8,372,566)
Interest income	18,187	35,230
Interest expense (including $2,695,759 and $865,568, respectively, paid in stock or stock options / warrants)	(5,012,803)	(1,566,542)
Derivative valuation gain (Note 11)	1,867,007	-
Other income (expense), net	905,626	314,059
Net loss from continuing operations	(23,081,500)	(49,172,938)
Discontinued operations	-	(414,112)
Net loss	(23,081,500)	(49,587,050)
Dividends on Series A Preferred stock	(175)	(345,356)
Net loss attributable to common stockholders	$(23,081,675)	$(49,932,406)
Net loss per common share from continuing operations, basic and diluted	$(0.13)	$(0.35)
Net loss per common share from discontinued operations, basic and diluted	$0.00	$(0.01)
Net loss per common, basic and diluted	$(0.13)	$(0.36)
Weighted average common shares outstanding, basic and diluted	182,188,000	140,092,000

The accompanying notes are an integral part of these statements.

REMOTEMDX, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2008 AND 2009

Preferred Stock
	Series A Shares	Series A Amount	Series B Shares	Series B Amount

Balance as of October 1, 2007	19	$1	12,999	$1

Issuance of common stock for:
Conversion of Series B Preferred stock	-	-	(2,000)	-
Settlement of lawsuit	-	-	-	-
Related provisions of debt	-	-	-	-
Services	-	-	-	-
Cash	-	-	-	-
Acquisition of subsidiaries	-	-	-	-
Exercise of options and warrants	-	-	-	-

Issuance of warrants for:
Related provisions of debt	-	-	-	-
Services	-	-	-	-

Amortization of deferred consulting	-	-	-	-

Amortization of financing costs	-	-	-	-

Issuance of SecureAlert Series A Preferred stock	-	-	-	-

Issuance of Series A Preferred stock for accrued dividends	-	-	-	-

Subscription receivable	-	-	-	-

SecureAlert Series A Preferred stock redemption	-	-	-	-

Deconsolidation of subsidiary	-	-	-	-

Net loss	-	-	-	-

Balance as of September 30, 2008	19	$1	10,999	$1

The accompanying notes are an integral part of these statements.

REMOTEMDX, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) (Continued)
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2008 AND 2009

			Additional
	Common Stock		Paid-In	Deferred
	Shares	Amount	Capital	Compensation

Balance as of October 1, 2007	127,340,085	$12,734	$142,238,576	$(7,468,998)

Issuance of common stock for:
Conversion of Series B Preferred stock	15,000	2	(2)	-
Settlement of lawsuit	325,000	33	571,967	-
Debt	360,000	36	403,164	(403,200)
Services	9,135,000	914	15,843,671	(1,520,000)
Cash	6,177,219	618	5,187,296	-
Acquisition of subsidiaries	650,000	65	2,599,435	-
Exercise of options and warrants	3,618,814	361	2,509,520	-

Issuance of warrants for:
Debt	-	-	1,872,000	-
Services	-	-	4,398,279	(134,812)

Amortization of deferred consulting	-	-	-	5,162,770

Amortization of financing costs	-	-	-	865,568

Issuance of SecureAlert Series A Preferred stock	825,893	82	825,810	-

Issuance of Series A Preferred stock for accrued dividends	-	-	(345,356)	-

Subscription receivable	-	-	-	-

SecureAlert Series A Preferred stock redemption	7,434,249	743	8,548,643	-

Deconsolidation of subsidiary	-	-	1,550,081	-

Net loss	-	-	-	-

Balance as of September 30, 2008	155,881,260	$15,588	$186,203,084	$(3,498,672)

The accompanying notes are an integral part of these statements.

REMOTEMDX, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) (Continued)
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2008 AND 2009

	Subscription Receivable	Accumulated Deficit	Total

Balance as of October 1, 2007	$(407,500)	$(133,096,946)	$1,277,868

Issuance of common stock for:
Conversion of Series B Preferred stock	-	-	-
Settlement of lawsuit	-	-	572,000
Debt	-	-	-
Services	-	-	14,324,585
Cash	-	-	5,187,914
Acquisition of subsidiaries	-	-	2,599,500
Exercise of options and warrants	-	-	2,509,881

Issuance of warrants for:
Debt	-	-	1,872,000
Services	-	-	4,263,467

Amortization of deferred consulting	-	-	5,162,770

Amortization of financing costs	-	-	865,568

Issuance of SecureAlert Series A Preferred stock	-	-	825,892

Issuance of Series A Preferred stock for accrued dividends	-	-	(345,356)

Subscription receivable	407,500	-	407,500

SecureAlert Series A Preferred stock redemption	-	-	8,549,386

Deconsolidation of subsidiary	-	-	1,550,081

Net loss	-	(49,587,050)	(49,587,050)

Balance as of September 30, 2008	$-	$(182,683,996)	$36,006

The accompanying notes are an integral part of these statements.

REMOTEMDX, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) (Continued)
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2008 AND 2009

Preferred Stock
	Series A Shares	Series A Amount	Series B Shares	Series B Amount

Balance as of October 1, 2008	19	$1	10,999	$1

Issuance of common stock for:
Conversion of Series A Preferred stock	(19)	(1)	-	-
Conversion of Series B Preferred stock	-	-	(10,999)	(1)
Settlement of lawsuit	-	-	-	-
Related issuances of debt	-	-	-	-
Services	-	-	-	-
Cash	-	-	-	-
Acquisition of subsidiaries	-	-	-	-
Acquisition extension	-	-	-	-

Issuance of warrants for:
Related issuances of debt	-	-	-	-
Services	-	-	-	-
Acquisition of subsidiary	-	-	-	-

Amortization of deferred consulting	-	-	-	-

Amortization of financing costs	-	-	-	-

Beneficial conversion feature recorded as interest expense on notes	-	-	-	-

Forgiveness of debt from related party	-	-	-	-

Issuance of RemoteMDx Series A Preferred stock for accrued dividends	-	-	-	-

Net loss	-	-	-	-

Balance as of September 30, 2009	-	$-	-	$-

The accompanying notes are an integral part of these statements.

REMOTEMDX, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) (Continued)
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2008 AND 2009

	Common Stock		Additional Paid-In	Deferred
	Shares	Amount	Capital	Compensation

Balance as of October 1, 2008	155,881,260	$15,588	$186,203,084	$(3,498,672)

Issuance of common stock for:
Conversion of Series A Preferred stock	9,306	1	-	-
Conversion of Series B Preferred stock	10,999	1	-	-
Settlement of lawsuits	5,400,000	540	1,029,460	-
Related issuances of debt	25,953,016	2,595	1,767,955	(138,000)
Services	2,254,121	226	928,648	(200,000)
Cash	17,850,000	1,785	3,248,215	-
Acquisition of subsidiaries	2,857,286	286	656,890	-
Acquisition extension	150,000	15	19,485	-

Issuance of warrants for:
Related issuances of debt	-	-	96,844	-
Services	-	-	392,506	(46,667)
Acquisition of subsidiary	-	-	114,383	-

Amortization of deferred consulting	-	-	-	1,930,678

Amortization of financing costs	-	-	-	665,255

Beneficial conversion feature recorded as interest expense on notes	-	-	122,727	-

Forgiveness of debt from related party	-	-	79,022	-

Issuance of RemoteMDx Series A Preferred stock for accrued dividends	-	-	(175)	-

Net loss	-	-	-	-

Balance as of September 30, 2009	210,365,988	$21,037	$194,659,044	$(1,287,406)

The accompanying notes are an integral part of these statements.

REMOTEMDX, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) (Continued)
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2008 AND 2009

	Accumulated Deficit	Total

Balance as of October 1, 2008	$(182,683,996)	$36,006

Issuance of common stock for:
Conversion of Series A Preferred stock	-	-
Conversion of Series B Preferred stock	-	-
Settlement of lawsuits	-	1,030,000
Related issuances of debt	-	1,632,550
Services	-	728,874
Cash	-	3,250,000
Acquisition of subsidiaries	-	657,176
Acquisition of extension	-	19,500

Issuance of warrants for:
Related issuances of debt	-	96,844
Services	-	345,839
Acquisition of subsidiary	-	114,383

Amortization of deferred consulting	-	1,930,678

Amortization of financing costs	-	665,255

Beneficial conversion feature recorded as interest expense on notes	-	122,727

Forgiveness of debt from related party	-	79,022

Issuance of RemoteMDx Series A Preferred stock for accrued dividends	-	(175)

Net loss	(23,081,500)	(23,081,500)

Balance as of September 30, 2009	$(205,765,496)	$(12,372,821)

The accompanying notes are an integral part of these statements.

REMOTEMDX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2009 AND 2008

	2009	2008
Cash flows from operating activities:
Net loss	$(23,081,500)	$(49,587,050)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,087,949	1,736,492
Common stock issued for services	728,876	13,620,584
Common stock issued to settle lawsuit	261,521	1,276,000
Amortization of debt discount	2,030,504	-
Amortization of deferred financing and consulting costs	2,595,933	5,968,338
Derivative liability valuation	(1,867,007)	-
Registration payment arrangement expense	-	130,000
Stock options and warrants issued during the period for services	345,838	4,263,467
Redemption of SecureAlert Series A Preferred stock	(95,816)	8,205,922
Impairment of goodwill	2,804,580	-
Common stock issued for acquisition option extension cost	19,500	-
Increase in related-party line of credit for services	272,281	618,433
Impairment of monitoring equipment and parts	2,319,530	570,948
Loss from discontinued operations	-	414,112
Changes in operating assets and liabilities:
Accounts receivable, net	(23,490)	3,293,050
Interest receivable (payable)	-	(9,068)
Deposit held in escrow	500,000	(500,000)
Prepaid expenses and other assets	(25,212)	720,591
Accounts payable	745,630	(1,373,491)
Accrued liabilities	1,824,042	999,310
Deferred revenue	35,515	(20,382)
Net cash used in operating activities	(8,521,326)	(9,672,744)

Cash flows from investing activities:
Purchase of property and equipment	(380,647)	(334,226)
Purchase of monitoring equipment and parts	(1,312,397)	(192,221)
Proceeds from sale of equipment	16,577	-
Net cash used in investing activities	(1,676,467)	(526,447)

Cash flows from financing activities:
Payments on related-party line of credit	(739,063)	(315,392)
Net principal proceeds (reductions) in bank line of credit borrowings	388,593	(396,700)
Payments on notes payable	(1,115,237)	(336,133)
Borrowings on related-party notes payable	680,229	975,578
Principal payments on notes payable related to acquisitions	-	(2,176,821)
Cash acquired through acquisitions	-	163,002
Proceeds from the issuance of Series A 15% debentures	4,496,750	-
Proceeds from sale of common stock	3,250,000	5,058,014
Proceeds from sale of warrants and subsidiary stock	-	2,400,000
Proceeds from issuance of notes payable	1,055,889	34,344
Proceeds from exercise of options and warrants	-	2,772,381
Net cash provided by financing activities	8,017,161	8,178,273
Net decrease in cash	(2,180,632)	(2,020,918)
Cash, beginning of year	2,782,953	4,803,871
Cash, end of year	$602,321	$2,782,953

The accompanying notes are an integral part of these statements.

REMOTEMDX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2009 AND 2008

	2009	2008

Cash paid for interest	$1,963,200	$700,974

Supplemental schedule of non-cash investing and financing activities:

Issuance of 9,306 and zero common shares, respectively, in exchange for 19 and zero shares of Series A Preferred stock, respectively	$1	$-

Issuance of 10,999 and 2,000 common shares, respectively, in exchange for 10,999 and 15,000 shares of Series B Preferred stock, respectively	1	2

Issuance of 2,000,000 and 360,000 common shares, respectively for deferred consulting services and financing services	384,667	403,200

Preferred Series A and C stock dividends	175	423

SecureAlert Series A Preferred stock dividends accrued	-	480,537

Forgiveness of debt from related-party debt	79,022	-

Shares issued prepaid services	-	1,520,000

Fair value of assets acquired in purchase of Court Programs through the issuance of common stock	-	1,316,338

Fair value of liabilities assumed in purchase of Court Programs through the issuance of common stock	-	468,837

Issuance of common stock in acquisition of Court Programs, Inc	-	847,500

Settlement of SecureAlert Series A Preferred stock	-	3,590,000

Deconsolidation of ActiveCare	-	607,869

Fair value of assets acquired in purchase of Midwest Monitoring through the issuance of common stock	-	2,974,666

Fair value of liabilities assumed in purchase of Midwest Monitoring through the issuance of common stock	-	1,222,666

Issuance of common stock in acquisition of Midwest Monitoring	-	1,752,000

Issuance of common stock and stock options to acquire the assets and liabilities of Bishop Rock Software	856,522	-

Stock issued in connection with debt (as discount)	1,739,393	-

Beneficial conversion feature recorded	122,727	-

Debt issued to settle line of credit	3,549,631	-

The accompanying notes are an integral part of these statements.

Common stock cancelled	175	1

Acquisition of monitoring equipment through issuance of note payable	2,887,987	-

Stock issued to settle related-party note payable and accrued interest	218,479	-

Issuance of common stock to settle accounts payables	550,000	-

Acquisition of property and equipment through issuance of note payable	38,991	-

Reclassification of monitoring equipment to inventory from recovery of parts	1,450,803	-

The accompanying notes are an integral part of these statements.

REMOTEMDX, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)	Organization and Nature of Operations

General

RemoteMDx, Inc. and subsidiaries (collectively, the “Company”) markets, monitors and leases TrackerPAL™ devices.  The TrackerPAL™ is used to monitor convicted offenders that are on probation or parole in the criminal justice system.  The TrackerPAL™ device utilizes GPS and cellular technologies in conjunction with a monitoring center that is staffed 365 days a year.  The Company believes that its technologies and services benefit law enforcement officials by allowing them to respond immediately to a problem involving the monitored offender.  The TrackerPAL™ is targeted to meet the needs of this market domestically as well as internationally.

Going Concern

The Company has incurred recurring net losses and negative cash flows from operating activities for the fiscal years ended September 30, 2009 and 2008.  In addition, the Company has accumulated deficits of $205,765,496 and $182,683,996 as of September 30, 2009 and 2008, respectively. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In order for the Company to continue as a going concern, it must generate positive cash flows from operating activities and obtain the necessary funding to meet its projected capital investment requirements.  Management’s plans with respect to this uncertainty include raising additional capital from the issuance of preferred stock and expanding its market for its TrackerPAL™ portfolio of products.  There can be no assurance that revenues will increase rapidly enough to offset operating losses and repay debts.  If the Company is unable to increase cash flows from operating activities or obtain additional financing, it will be unable to continue the development of its products and may have to cease operations.

To lessen the Company’s cash burden and to raise additional capital, subsequent to September 30, 2009, the Company entered into agreements to issue 15,986 shares of Series D Convertible Preferred stock in exchange for conversion of $15,723,204 in debt, accrued liabilities and interest and issued an additional 12,200 shares from securities purchase agreements totaling $6,100,000 of which $4,600,000 has been received in cash as of the date of this Report, resulting in a total of 28,186 shares of Series D Preferred stock.

(2)	Discontinued Operations

During the fiscal year ended September 30, 2008, the Company divested its majority ownership interest of the diagnostic stain business conducted by a former subsidiary ActiveCare, Inc., formerly known as Volu-Sol Reagents Corporation (“ActiveCare”).  The Company completed the divestiture by distributing its remaining interest (approximately 17% of the common stock) in ActiveCare during the fiscal year ended September 30, 2009.  This transaction was treated as a pro-rata nonreciprocal transfer to owners as required by the nonmonetary transactions topic of the Financial Accounting Standards Board Accounting Standards Codification (FASB ASC).  This resulted in $1,550,081 recorded as additional paid in capital to the Company.

The Company’s consolidated financial statements have been reclassified to segregate operating results of the discontinued operations for all periods presented.  Prior to reclassification, the discontinued operations were reported in the stain operating segment.  The summary of net sales and operating results from discontinued operations for the fiscal years ended September 30, 2009 and 2008, respectively, are as follows:

	2009	2008
Net sales	$-	$608,024
Loss from discontinued operations	$-	$(414,112)

(3)	Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of RemoteMDx, Inc. and its subsidiaries, SecureAlert, Inc., Midwest Monitoring & Surveillance, Inc., Bishop Rock Software, Inc., Court Programs, Inc., Court Programs of Florida, Inc., and Court Programs of Northern Florida, Inc. (collectively, the “Company”).  All intercompany balances and transactions have been eliminated in consolidation.  As discussed in Note 2, the Company completely divested its ownership of ActiveCare during the year ended September 30, 2009.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial Statements

The carrying amounts reported in the accompanying consolidated financial statements for cash, accounts receivable, accounts payable, accrued liabilities, and other debt obligations approximate fair values because of the immediate or short-term maturities of these financial instruments.  The carrying amounts of the Company’s debt obligations approximate fair value as the interest rates approximate market interest rates.

Concentration of Credit Risk

The Company has cash in bank accounts that, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts.

In the normal course of business, the Company provides credit terms to its customers and requires no collateral. Accordingly, the Company performs ongoing credit evaluations of its customers' financial condition.

Based upon the expected collectability of its accounts receivable, the Company maintains an allowance for doubtful accounts receivable.

No customer represented more than 10% of the Company’s total revenues for the fiscal year ended September 30, 2009.  One non-repeat customer represented 16% of the Company’s total revenues for the fiscal year ended September 30, 2008.

No customer represented more than 10% of the Company’s total accounts receivable for the fiscal year ended September 30, 2009.  One customer accounted for $360,257 (25%) of the Company’s total accounts receivable for the fiscal year ended September 30, 2008.

Cash Equivalents

Cash equivalents consist of investments with original maturities to the Company of three months or less.  The Company had $15,670 and $0 of cash deposits in excess of federally insured limits as of September 30, 2009 and 2008, respectively.

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis.  Specific reserves are estimated by management based on certain assumptions and variables, including the customer’s financial condition, age of the customer’s receivables and changes in payment histories.  Trade receivables are written off when deemed uncollectible.  Recoveries of trade receivables previously written off are recorded when cash is received.  A trade receivable is considered to be past due if any portion of the receivable balance has not been received by the Company within its normal terms.  Interest income is not recorded on trade receivables that are past due, unless that interest is collected.

Inventory

Inventory is valued at the lower of the cost or market.  Cost is determined using the first-in, first-out (“FIFO”) method.  Market is determined based on the estimated net realizable value, which generally is the item selling price.  Inventory is periodically reviewed in order to identify obsolete or damaged items or impaired values.

Inventory consists of products that are available for sale and raw materials used in the manufacturing of TrackerPAL™ devices.  Completed TrackerPAL™ devices are reflected in Monitoring Equipment.  As of September 30, 2009 and 2008, respectively, inventory consisted of the following:

	2009	2008
Raw materials	$686,421	$-
Reserve for damaged or obsolete inventory	(83,092)	-
Total inventory, net of reserves	$603,329	$-

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization.  Depreciation and amortization are determined using the straight-line method over the estimated useful lives of the assets, typically three to seven years.  Leasehold improvements are amortized over the shorter of the estimated useful lives of the asset or the term of the lease. Expenditures for maintenance and repairs are expensed while renewals and improvements are capitalized.  When property and equipment are disposed of, any gains or losses are included in the results of operations.

Property and equipment consisted of the following as of September 30, 2009 and 2008, respectively:

	2009	2008
Equipment, software, tooling, and other fixed assets	$2,742,537	$2,472,076
Automobiles	305,658	287,736
Building and land	377,555	377,555
Leasehold improvements	127,912	102,190
Furniture and fixtures	284,824	279,711
Total property and equipment	3,838,486	3,519,268
Accumulated depreciation	(2,525,180)	(1,937,710)
Property and equipment, net of accumulated depreciation	$1,313,306	$1,581,558

Depreciation expense for the fiscal years ended September 30, 2009 and 2008 was $677,016 and $638,138, respectively.

Monitoring Equipment

Monitoring equipment as of September 30, 2009 and 2008 is as follows:

	2009	2008
Monitoring equipment	$4,260,690	$4,410,467
Less accumulated depreciation	(2,944,197)	(3,061,321)
Monitoring Equipment, net	$1,316,493	$1,349,146

The Company began leasing monitoring equipment to agencies for offender tracking in April 2006 under operating lease arrangements.  The monitoring equipment is depreciated using the straight-line method over an estimated useful life of 3 years.

Amortization expense for the fiscal years ended September 30, 2009 and 2008 was $1,300,783 and $1,082,648, respectively.  These expenses were classified as a cost of revenues.

Assets to be disposed of are reported at the lower of the carrying amount or fair value, less the estimated costs to sell.  During the fiscal years ended September 30, 2009 and 2008, the Company disposed of lease monitoring equipment and parts of $2,319,530 and $570,948, respectively.

Impairment of Long-Lived Assets and Goodwill

The Company reviews its long-lived assets for impairment when events or changes in circumstances indicate that the book value of an asset may not be recoverable and in the case of goodwill, at least annually. The Company evaluates whether events and circumstances have occurred which indicate possible impairment as of each balance sheet date. The Company uses an equity vs. fair market value method of the related asset or group of assets in measuring whether the assets are recoverable.  If the carrying amount of an asset exceeds its fair market value, an impairment charge is recognized for the amount by which the carrying amount exceeds the estimated fair value of the asset.  Impairment of long-lived assets is assessed at the lowest levels for which there is an identifiable fair market value that is independent of other groups of assets.  As of September 30, 2009, the Company impaired goodwill from Midwest Monitoring & Surveillance, Inc. by $2,343,753 and from Bishop Rock Software by $460,827, Inc. for a total impairment expense of $2,804,580.

Revenue Recognition

The Company’s revenue has historically been from two sources: (i) monitoring services; (ii) monitoring device and other product sales.

Monitoring Services
Monitoring services include two components: (a) lease contracts in which the Company provides monitoring services and leases devices to distributors or end users and the Company retains ownership of the leased device; and (b) monitoring services purchased by distributors or end users who have previously purchased monitoring devices and opt to use the Company’s monitoring services.

The Company typically leases its devices under one-year contracts with customers that opt to use the Company’s monitoring services.  However, these contracts may be cancelled by either party at anytime with 30 days notice.  Under the Company’s standard leasing contract, the leased device becomes billable on the date of activation or 21 days from the date the device is assigned to the lessee, and remains billable until the device is returned to the Company.  The Company recognizes revenue on leased devices at the end of each month that monitoring services have been provided.  In those circumstances in which the Company receives payment in advance, the Company records these payments as deferred revenue.

Monitoring Device Product Sales
Although not the focus of the Company’s business model, the Company sells its monitoring devices in certain situations. In addition, the Company sells home security and Personal Emergency Response Systems (“PERS”) units.  The Company recognizes product sales revenue when persuasive evidence of an arrangement with the customer exists, title passes to the customer and the customer cannot return the devices, prices are fixed or determinable (including sales not being made outside the normal payment terms) and collection is reasonably assured. When purchasing products (such as TrackerPAL devices) from the Company, customers may, but are not required to, enter into monitoring service contracts with the Company.  The Company recognizes revenue on monitoring services for customers that have previously purchased devices at the end of each month that monitoring services have been provided.

Multiple Element Arrangements
The majority of the Company’s revenue transactions do not have multiple elements. On occasion, the Company has revenue transactions that have multiple elements (such as product sales and monitoring services).  For revenue arrangements that have multiple elements, the Company considers whether: (i) the delivered devices have standalone value to the customer; (ii) there is objective and reliable evidence of the fair value of the undelivered monitoring services, which is generally determined by surveying the price of competitors’ comparable monitoring services; and (iii) the customer does not have a general right of return.  Based on these criteria, the Company recognizes revenue from the sale of devices separately from the monitoring services to be provided to the customer.  In accordance with FASB ASC subtopic addressing multiple deliverables, if the fair value of the undelivered element exists, but the fair value does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method as applied to these particular transactions, the fair value of the undelivered element (the monitoring services) is deferred and the remaining portion of the arrangement (the sale of the device) is recognized as revenue when the device is delivered and all other revenue recognition criteria are met.

Other Matters
The Company considers an arrangement with payment terms longer than the Company’s normal terms not to be fixed or determinable, and revenue is recognized when the fee becomes due.  Normal payment terms for the sale of monitoring services are 30 days, and normal payment terms for device sales are between 120 and 180 days.  The Company sells its devices and services directly to end users and to distributors.  Distributors do not have general rights of return.  Also, distributors have no price protection or stock protection rights with respect to devices sold to them by the Company.  Generally, title and risk of loss pass to the buyer upon delivery of the devices.

The Company estimates its product returns based on historical experience and maintains an allowance for estimated returns, which is recorded as a reduction to accounts receivable and revenue.

Shipping and handling fees are included as part of net revenues.  The related freight costs and supplies directly associated with shipping products to customers are included as a component of cost of revenues.

Research and Development Costs

All expenditures for research and development are charged to expense as incurred. These expenditures in 2009 and 2008 were for the development of SecureAlert’s TrackerPAL™ device and associated services. For the fiscal years ended September 30, 2009 and 2008, research and development expenses were $1,777,873 and $4,811,128, respectively.

Advertising Costs

The Company expenses advertising costs as incurred.  Advertising expense for the fiscal years ended September 30, 2009, and 2008, was $76,793 and $209,389, respectively.

Stock-Based Compensation

For the fiscal years ended September 30, 2009 and 2008, the Company calculated compensation expense of $67,406 and $214,251, respectively related to the vesting of stock options granted in prior years.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company granted 1,517,714 and 1,725,000 stock options to employees during the fiscal years ended September 30, 2009 and 2008 valued $274,650 and $359,946, respectively.  In addition, 390,000 stock options issued to employees in prior years vested during the fiscal year ended September 30, 2008.  The weighted average fair value of stock options at the date of grant during the fiscal year ended September 30, 2009 and 2008 was $0.18 and $1.34, respectively. The expected life of stock options represents the period of time that the stock options granted are expected to be outstanding based on historical exercise trends. The expected volatility is based on the historical price volatility of common stock. The risk-free interest rate represents the U.S. Treasury bill rate for the expected life of the related stock options. The dividend yield represents the Company’s anticipated cash dividends over the expected life of the stock options.

The following are the weighted-average assumptions used for options granted during the fiscal years ended September 30, 2009 and 2008, respectively:

	Fiscal years Ended September 30,
	2009	2008

Expected cash dividend yield	-	-
Expected stock price volatility	121%	136%
Risk-free interest rate	1.16%	3.12%
Expected life of options	3.7 years	5 years

A summary of stock option activity for the fiscal years ended September 30, 2008 and 2009 is presented below:

	Shares Under Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding as of September 30, 2007	3,295,000	$0.64
Granted	1,725,000	$1.54
Exercised	(1,375,000)	$0.63
Forfeited	(45,000)	$0.86
Expired	-	-
Outstanding as of September 30, 2008	3,600,000	$1.08	3.34 years	$1,062,000
Exercisable as of September 30, 2008	421,667	$1.35	3.30 years	$37,000

	Shares Under Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding as of September 30, 2008	3,600,000	$1.08
Granted	1,517,714	$0.21
Exercised	-	$-
Forfeited	-	$-
Expired	(408,500)	$1.45
Outstanding as of September 30, 2009	4,709,214	$0.76	2.05 years	$12,854
Exercisable as of September 30, 2009	1,719,880	$0.32	2.97 years	$12,854

Income Taxes

The Company recognizes deferred income tax assets or liabilities for the expected future tax consequences of events that have been recognized in the financial statements or income tax returns. Deferred income tax assets or liabilities are determined based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates expected to apply when the differences are expected to be settled or realized.  Deferred income tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

Net Loss Per Common Share

Basic net loss per common share ("Basic EPS") is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period.

Diluted net loss per common share ("Diluted EPS") is computed by dividing net loss attributable to common stockholders by the sum of the weighted-average number of common shares outstanding and the weighted-average dilutive common share equivalents outstanding.  The computation of Diluted EPS does not assume exercise or conversion of securities that would have an anti-dilutive effect.

Common share equivalents consist of shares issuable upon the exercise of common stock options and warrants, and shares issuable upon conversion of preferred stock.  As of September 30, 2009 and 2008, there were 75,789,348 and 21,846,412 outstanding common share equivalents, respectively, that were not included in the computation of diluted net loss per common share as their effect would be anti-dilutive.

Recent Accounting Pronouncements

Effective for December 2008, new accounting guidance was added relating to business combinations. The objective of this Topic is to enhance the information that an entity provides in our financial reports about a business combination and its effects. The Topic mandates: (i) how the acquirer recognizes and measures the assets acquired, liabilities assumed and any non-controlling interest in the acquiree; (ii) what information to disclose in our financial reports and; (iii) recognition and measurement criteria for goodwill acquired. This Topic is effective for any acquisitions made on or after December 15, 2008. The adoption of this Topic is not expected to have a material impact on our financial statements and disclosures.

In May 2009, the FASB issued guidance which establishes general standards of accounting and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, this Topic sets forth: (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in our financial statements, (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. This Topic should be applied to the accounting and disclosure of subsequent events. This Topic does not apply to subsequent events or transactions that are within the scope of other applicable accounting standards that provide different guidance on the accounting treatment for subsequent events or transactions. This Topic was effective for interim and annual periods ending after June 15, 2009, which was September 30, 2009 for us. The adoption of this Topic did not have a material impact on our financial statements and disclosures.

In June 2009, the FASB issued guidance which became the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Topic, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-SEC accounting literature not included in the Codification will become non-authoritative. This Topic identifies the sources of accounting principles and the framework for selecting the principles used in preparing the financial statements of nongovernmental entities that are presented in conformity with GAAP and arranged these sources of GAAP in a hierarchy for users to apply accordingly. This Topic is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this Topic did not have a material impact on our disclosure of the financial statements.

In June 2009, the FASB issued additional guidance which improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in our financial statements about a transfer of financial assets; the effects of a transfer on our financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. This additional guidance requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. Enhanced disclosures are required to provide financial statement users with greater transparency about transfers of financial assets and a transferor’s continuing involvement with transferred financial assets. This additional guidance must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. This additional guidance must be applied to transfers occurring on or after the effective date. The adoption of this Topic is not expected to have a material impact on our financial statements and disclosures.

In September 2009, the FASB added implementation guidance on accounting for uncertainty in income taxes. For entities that are currently applying the standards for accounting for uncertainty in income taxes, the guidance and disclosure amendments are effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this Update did not have a material impact on our financial statements and disclosures.

In September 2009, the FASB issued guidance that changes the existing multiple-element revenue arrangements guidance currently included under its Revenue Arrangements with Multiple Deliverables codification. The revised guidance primarily provides two significant changes: 1) eliminates the need for objective and reliable evidence of the fair value for the undelivered element in order for a delivered item to be treated as a separate unit of accounting, and 2) eliminates the residual method to allocate the arrangement consideration. In addition, the guidance also expands the disclosure requirements for revenue recognition. This will be effective for the first annual reporting period beginning on or after June 15, 2010, with early adoption permitted provided that the revised guidance is retroactively applied to the beginning of the year of adoption. We are currently assessing the future impact of this new accounting update to our financial statements.

In October 2009, the FASB issued accounting guidance which changes the accounting model for revenue arrangements that include both tangible products and software elements. Under this guidance, tangible products containing software components and non-software components that function together to deliver the tangible product's essential functionality are excluded from the software revenue recognition guidance given prior to this new guidance. In addition, hardware components of a tangible product containing software components are always excluded from the software revenue guidance.  This guidance is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted.  We are currently assessing the future impact of this new accounting update to our financial statements.

In April 2008, the FASB issued an amendment for determination of the useful life of intangible assets. This guidance amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under authoritative accounting guidance for goodwill and other intangible assets. This guidance is intended to improve the consistency between the useful life of an intangible asset determined under the guidance for goodwill and other intangible assets and the period of expected cash flows used to measure the fair value of the asset under ASC 805 “Business Combinations” and other principles under GAAP. This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. This guidance will be effective for us in fiscal year 2010. The adoption of this guidance is not expected to significantly impact our results of operations and financial position.

In September 2006, the FASB issued enhanced guidance for using fair value to measure assets and liabilities. This guidance also provides for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. ASC 820 applies whenever other guidance requires or permit assets or liabilities to be measured at fair value. ASC 820 does not expand the use of fair value in any new circumstances. In February 2008, the FASB issued additional guidance to exclude ASC 840 “Accounting for Leases” and delays the effective date of ASC 820 by one year for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. In October 2008, the FASB issued additional guidance for determining the fair value of a financial asset when the market for that asset is not active to clarify the application of the provisions of the guidance for fair value measurements in an inactive market and how an entity would determine fair value in an inactive market. This additional guidance is effective immediately. We adopted ASC 820 for financial assets and financial liabilities at the beginning of fiscal year 2009. The adoption of this guidance for financial assets and financial liabilities did not impact our results of operations and financial position. The guidance is effective for nonfinancial assets and liabilities in financial statements issued for fiscal years beginning after November 15, 2008, which is our fiscal year 2010. The adoption of this guidance for nonfinancial assets and nonfinancial liabilities is not expected to significantly impact our results of operations and financial position.

In June 2009, the FASB issued accounting guidance on the consolidation of variable interest entities (VIEs). This new guidance revises previous guidance by eliminating the exemption for qualifying special purpose entities, by establishing a new approach for determining who should consolidate a variable-interest entity and by changing when it is necessary to reassess who should consolidate a variable-interest entity.  This guidance will be effective at the beginning of the first fiscal year beginning after November 15, 2009. Early application is not permitted.  The adoption of this guidance is not expected to significantly impact our results of operations and financial position.

In September 2009, the FASB issued guidance updates and provided amendments to its Fair Value Measurements and Disclosure requirements which permit a reporting entity to measure the fair value of certain investments on the basis of the net asset value per share of the investment (or its equivalent). This guidance also requires new disclosures, by major category of investments, about the attributes of investments, such as the nature of any restriction on the ability to redeem an investment on the measurement date.  This guidance is effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued.  The adoption of this guidance is not expected to significantly impact our results of operations and financial position.

In October 2009, the FASB issued guidance on share-lending arrangements entered into on an entity's own shares in contemplation of a convertible debt offering or other financing.  This guidance is effective for fiscal years beginning on or after December 15, 2009, and fiscal years within those fiscal years for arrangements outstanding as of the beginning of those years. Retrospective application is required for such arrangements. This guidance is effective for arrangements entered into on (not outstanding) or after the beginning of the first reporting period that begins on or after June 15, 2009. Certain transition disclosures are also required. Early application is not permitted.  The adoption of this guidance is not expected to significantly impact our results of operations and financial position.

(4)	Goodwill and Other Intangible Assets

As of September 30, 2009, the Company had recorded goodwill and intangible assets related to the acquisition of controlling interest of Midwest, Court Programs, and Bishop Rock Software as follows:
	Midwest Monitoring & Surveillance	Court Programs, Inc.	Bishop Rock Software	Total
Goodwill	$1,259,995	$1,208,086	$-	$2,468,081
Other Intangible Assets
Trade name	120,000	99,000	10,000	229,000
Software	-	-	380,001	380,001
Customer relationships	-	6,000	-	6,000
Non-compete agreements	2,000	6,000	-	8,000
Total Other Intangible Assets	122,000	111,000	390,001	623,001
Accumulated other intangible asset amortization	(16,500)	(19,800)	(90,355)	(126,655)
Total goodwill and other intangible assets, net of amortization	$1,365,495	$1,299,286	$299,646	$2,964,427

Midwest Monitoring & Surveillance
Effective December 1, 2007, the Company purchased a 51% ownership interest, including a voting interest, of Midwest Monitoring & Surveillance (“Midwest”).  Like the Company’s operations prior to the acquisition of interest, Midwest provides electronic monitoring for individuals on parole.  The total consideration for the purchase of Midwest was $4,400,427 comprised of notes payable of $1,800,000, shares of common stock valued at $1,752,000 (438,000 shares valued at $4.00 per share), transaction costs of $31,497, and long-term liabilities assumed of $816,930.

The total consideration of $4,400,427 less the tangible assets acquired of $674,679 resulted in an excess over net book value of $3,725,748.  The Company recorded impairment of $2,343,753 for the fiscal year ended September 30, 2009, resulting in a net goodwill of $1,259,995, as noted in the table above.

The Company recorded $9,000 of amortization expense for Midwest intangible assets during the fiscal year ended September 30, 2009 resulting in a total accumulated amortization of $16,500 and net intangible assets of $105,500.

During March 2009, the parties extended the option period for the purchase of the remaining 49% ownership of Midwest to April 15, 2010.  The Company agreed to give the following consideration to Midwest minority owners to extend this option:

1)	150,000 shares of RemoteMDx common stock valued at $0.13 per share for a total of $19,500.
2)	$75,000 in cash upon execution of the agreement.
3)	$105,000 in cash paid in ten equal payments of $10,500 beginning April 15, 2009 through January 15, 2010.

The expense totaling $199,500 was reported as an acquisition option extension cost under other income (expense) for the fiscal year ended September 30, 2009.

Court Programs
Effective December 1, 2007, the Company purchased a 51% ownership interest, including a voting interest, of Court Programs, Inc., a Mississippi corporation, Court Programs of Northern Florida, Inc., a Florida corporation, and Court Programs of Florida, Inc., a Florida corporation (collectively, “Court Programs”).  Similar to the Company’s operations prior to the acquisition of interest, Court Programs is a distributor of electronic monitoring devices to courts providing a solution to monitor individuals on parole.  The total consideration for the purchase of Court Programs was $1,527,743 comprised of a note payable of $300,000, shares of common stock valued at $847,500 (212,000 shares valued at approximately $4.00 per share), transaction costs of $45,324, and long-term liabilities assumed of $334,919.  The total consideration of $1,527,743 less the tangible assets acquired of $208,658 resulted in an excess over net book value of $1,319,086.  The excess over net book value was allocated as noted in the table above.

The Company recorded $10,800 of amortization expense on intangible assets for Court Programs during the fiscal year ended September 30, 2009 resulting in a total accumulated amortization of $19,800 and net intangible assets of $91,200.

Effective April, 1, 2009, the Company and Court Programs agreed to release Court Programs from an obligation to repay expenses paid on its behalf by the Company in the amount of $147,566 as consideration to extend the option period for the purchase of the remaining 49% ownership of Court Programs to April 15, 2010. The expense of $147,566 was reported as an acquisition option extension cost under other income (expense) for the fiscal year ended September 30, 2009.

Bishop Rock Software
Effective January 14, 2009, the Company purchased a 100% ownership interest, including a voting interest, of Bishop Rock Software, Inc., a California corporation, (“Bishop Rock”) for 2,857,286 shares of the Company’s common stock valued at $0.23 per share valued at $657,176, options to purchase 642,714 shares of the Company’s common stock with an exercise price of $0.09 per share for a value of $114,383 using the Black-Scholes calculation, and $79,268 in debt for a total purchase price of $850,827.  The total consideration of $850,827 less crime-scene correlation software recorded as an asset for $390,001 resulted in goodwill of $460,827.  During the fiscal year ended September 30, 2009, the Company recorded an impairment expense of $460,827, resulting in no more remaining goodwill.

The Company recorded $90,355 of amortization expense on intangible assets for Bishop Rock Software during the fiscal year ended September 30, 2009 resulting in a total accumulated amortization of $90,355 and net intangible assets of $299,646.

Supplemental Pro Forma Results of Operations
The following tables present the pro forma results of operations for the fiscal years ended September 30, 2009 and 2008, as though the Midwest, Court Programs, and Bishop Rock Software acquisitions had been completed as of the beginning of each period presented:
	Fiscal years Ended September 30,
	2009	2008
Revenues:
Products	$570,749	$2,593,925
Monitoring services	12,055,841	11,322,201
Total revenues	12,626,590	13,916,126
Cost of revenues:
Products	(275,688)	(1,675,212)
Monitoring services	(9,862,925)	(12,261,139)
Impairment of monitoring equipment and parts	(2,319,530)	(570,948)
Total cost of revenues	(12,458,143)	(14,507,299)
Gross margin (deficit)	168,447	(591,173)
Operating expenses:
Selling, general and administrative	(16,701,374)	(36,777,665)
Research and development	(1,777,873)	(4,811,128)
Impairment of goodwill	(2,804,580)	-
Loss from operations	(21,115,380)	(42,179,966)
Other income (expense):
Gain on sale of intellectual property	-	2,400,000
Redemption of SecureAlert Series A Preferred stock	-	(8,372,566)
Interest income	18,187	35,230
Interest expense	(5,012,803)	(1,588,073)
Derivative valuation gain	1,867,007	-
Change from estimate to actual on Series A	95,816	-
Other income (loss)	905,626	314,059
Net loss from continuing operations	(23,241,547)	(49,391,316)
Discontinued operations	-	(414,112)
Net loss	(23,241,547)	(49,805,428)
Dividends on Series A and C Preferred stock	(175)	(345,356)
Net loss attributable to common stockholders	$(23,241,722)	$(50,150,784)
Net loss per common share – basic and diluted	$(0.13)	$(0.36)
Weighted average common shares outstanding – basic and diluted	182,188,000	140,092,000

(5)	Bank Line of Credit

During the fiscal year ended September 30, 2008, the Company paid off a $4,000,000 line of credit and established a line of credit for $3,600,000 with the same bank.  As of September 30, 2008, the outstanding balance of the line of credit was $3,462,285 and it matured on March 1, 2009.  The line of credit was secured by letters of credit for a total of $3,600,000 and SecureAlert’s assets, excluding TrackerPAL™ products. The letters of credit were provided as collateral by six unrelated parties.  During the fiscal year ended September 30, 2009, the Company and the six unrelated parties mutually agreed to pay off the line of credit by calling upon the letters of credit and converting into a senior secured convertible note. (See Note 9)

Additionally, the Company established a new line of credit for $1,000,000 with a bank during the fiscal year ended September 30, 2009.  The interest rate is 3.28% and the line of credit matures on September 22, 2010.  The line of credit is secured by certificates of deposit pledged by the Company’s Chief Executive Officer, Mr. David Derrick.  Interest on the line of credit is due monthly. As of September 30, 2009, the Company owed $252,600.  Subsequent to September 30, 2009, the Company borrowed the remaining $747,400 available under the line of credit.

(6)	Accrued Expenses

Accrued expenses consisted of the following as of September 30, 2009:

Accrued foreclosure liability (see Note 7)	$775,000
Accrued payroll, taxes and employee benefits	561,898
Accrued officer compensation	492,280
Accrued consulting	436,054
Accrued interest	382,424
Accrued board of directors fees	300,000
Accrued warranty and manufacturing costs	246,622
Accrued legal and settlement costs	80,208
Accrued research and development costs	45,000
Accrued acquisition extension costs	42,000
Accrued outside services	38,132
Accrued indigent fees	34,130
Accrued cellular costs	27,144
Accrued commissions and other costs	45,788
Total accrued expenses	$3,506,680

Subsequent to September 30, 2009, the Company entered into agreements to exchange approximately 2,099 shares of Series D Preferred stock for the conversion of $1,857,280 of existing accrued expenses shown above.

(7)	Related Party Transactions

The Company has entered into certain transactions with related parties. These transactions consist mainly of financing transactions and consulting arrangements.

Related-Party Line of Credit

As of September 30, 2009, the Company owed $76,022 under a line-of-credit agreement with ADP Management, an entity owned and controlled by Mr. Derrick, the Company’s Chief Executive Officer.  Outstanding amounts on the line of credit accrue interest at 11% per annum and are due upon demand.  During the fiscal year ended September 30, 2009, the net decrease under this line of credit was $466,782. This decrease consisted of cash repayments of $739,063 offset, in part, by $272,281 of expenses owed to ADP Management that are reimbursable by the Company.

As of September 30, 2008, the Company owed $542,804 to ADP Management under a line-of-credit agreement.  During the year ended September 30, 2008, the line of credit increased $1,318,433 due to a monthly management fee owed to ADP Management, including salaries for Mr. Derrick and Mr. Dalton, expenses incurred by ADP Management that are reimbursable by the Company of $618,433, and $700,000 in cash. The Company made cash repayments during the year of $975,641.

Related-Party Notes Payable

In November 2008, the Company borrowed $1,000,000 from Mr. Derrick, the Chief Executive Officer of the Company.  The unsecured note payable accrues interest at 15% and was due and payable upon the Company receiving cash proceeds of $1,000,000 or more from the sale of common stock or other additional financing activities or February 4, 2009, whichever comes first.  The Company paid to Mr. Derrick a loan origination fee of $50,000 in cash and 100,000 shares of restricted common stock.  In February 2009, Mr. Derrick loaned an additional $500,000 to the Company resulting in a total of $1,500,000 due to Mr. Derrick.  The Company and Mr. Derrick agreed to extend the due date of the full obligation to February 26, 2010.  As of September 30, 2009, the Company owed $1,500,000 plus $12,197 in accrued interest to Mr. Derrick. Subsequent to September 30, 2009, the Company and Mr. Derrick agreed to convert the note of $1,500,000 into 1,500 shares of Series D Preferred stock.

In September 2008, the Company borrowed $250,000 from Randy Olshen, the former President of SecureAlert.  The unsecured note payable accrued interest at 11%.  As of September 30, 2009, this note was paid in full.

Foreclosure Liability

In July 2009, the Company entered into a promissory note with an unrelated entity in the amount of $1,000,000 payable on December 31, 2010.  The note bears interest at a rate of 15% per annum paid quarterly.  As additional consideration for the loan to settle a registration rights dispute, the Company granted the lender 8,000,000 shares of common.  Additionally, a related-party entity, ADP Management, collateralized this note with 5,000,000 shares of the Company’s common stock it owns. In August 2009, the Company defaulted on the loan because it failed to register the 8,000,000 shares of common stock within 30 days of entering into the agreement resulting in the lender foreclosing on the 5,000,000 shares of common stock held as collateral. As of September 30, 2009, the Company accrued $775,000 as a “foreclosure liability” to record the Company’s obligation to repay the 5,000,000 shares of common stock to ADP Management.  Subsequent to September 30, 2009, the Company agreed to issue 833 shares of Series D Preferred stock to ADP Management as payment this liability.

Related-Party Series A 15% Debenture

On May 1, 2009, the Company issued a Series A 15% debenture due and payable on November 1, 2010 to an entity controlled by an employee of the Company for $250,000 in cash. In addition to the rights and terms of the debenture, the entity received one-year warrants to purchase 2,200,000 shares of the Company common stock at an exercise price of $0.25 per share valued at $43,926. As of September 30, 2009, the outstanding balance owed on the debenture was $250,000 plus $9,452 in accrued interest. Subsequent to September 30, 2009, the Company agreed to issue 250 shares of Series D Preferred stock in exchange for the debenture of $250,000.

Consulting Arrangements

The Company agreed to pay consulting fees to ADP Management for assisting the Company to develop its new business direction and business plan and to provide introductions to strategic technical and financial partners.  Under the terms of this agreement, ADP Management was paid a consulting fee of $40,000 per month and the Company agreed to reimburse the expenses incurred by ADP Management (including the salaries of certain of our officers) in the course of performing services under the consulting arrangement. Effective April 1, 2008, ADP Management reduced the consulting fee from $40,000 to $20,000 per month to reflect the resignation of Mr. Dalton as the Company’s President.  The ADP Management agreement also requires ADP Management to pay the salary of Mr. Derrick as Chief Executive Officer and Chairman of the Board of Directors of the Company.  The Board of Directors, which at the time did not include Mr. Derrick, approved both of these arrangements.

During the fiscal year ended September 30, 2008, the Company issued 1,000,000 shares of common stock valued at $1.52 per share to prepay consulting fees to ADP Management.  The Company recorded $240,000 and $60,000 of expense associated with the issuance of these shares during the fiscal years ended September 30, 2009 and September 30, 2008, respectively.  As of September 30, 2009, the remaining deferred compensation was $1,220,000.

(8)	Convertible Promissory Note

On January 15, 2009, the Company entered into an unsecured convertible promissory note for $2,700,000 in order to purchase TrackerPAL™ units.  The note, at the lender’s option, may convert into shares of the Company’s common stock at a conversion price of $0.22 per share.  The note bears interest at 8% per annum and matures on January 15, 2010. Interest is due monthly and the principal is due at maturity. The fair market value of the common stock was $0.23 per share on the date the Company entered into the agreement resulting in a beneficial conversion feature of $122,727.  This was recorded as a debt discount and will be expensed over the life of the note. As of September 30, 2009, the outstanding balance due was $2,050,000 with a remaining debt discount balance of $41,556. Subsequent to September 30, 2009, the holders of the convertible promissory note of $2,050,000 agreed to convert the note and the total outstanding accrued interest of $98,414 into 2,149 shares of Series D Preferred stock.

(9)	Senior Secured Convertible Notes

During the year ended September 30, 2009, the Company issued senior secured convertible notes of $3,549,631 to unrelated parties. The proceeds were used to pay off the Company’s line of credit. The interest rate is 15% per annum and the notes mature on March 13, 2010.  Interest is due monthly and the principal is due at maturity.  These notes may convert into shares of the Company’s common stock at a conversion price of $0.20 per share or into shares at a reduced conversion rate should the Company issue any equity security at a price less than $0.20 per share, or into shares of the SecureAlert’s common stock at the fair market value of the stock at the conversion date.  The Company determined that the embedded conversion features of the notes were subject to derivative accounting treatment (see Note 11). This resulted in a debt discount valued at $853,166. Additionally, with the issuance of these notes, the Company issued 3,549,630 shares of common stock valued at $226,853 recorded as a debt discount. The value of $1,080,019 recorded as a debt discount will be expensed over the life of these notes.  As of September 30, 2009, the outstanding balance of the notes was $3,419,631 with a remaining debt discount balance of $529,109. Subsequent to September 30, 2009, the holders of $2,270,000 of this debt agreed to convert the debt into 2,270 shares of Series D Preferred stock and the remaining debt discount of $529,109 was expensed.

(10)	Series A 15% Debentures

During the fiscal year ended September 30, 2009, the Company received $4,400,000 in cash from the issuance of Series A 15% debentures. Additionally, the Company issued debentures to a consultant in the principal amount of $106,750 for services rendered to the Company.  As of September 30, 2009, the total outstanding balance of the debentures was $4,506,750.  The terms of these debentures are as follows: 1) 15% interest per annum.  Interest is due quarterly and principal is due at maturity, 2) 18-month maturity, 3) for every $1 invested into the debenture the holder received 1 share of the Company’s common stock, and 4) at the holder’s option, the debenture may be converted into shares of common stock at a conversion rate of $0.20 per share or into shares at a reduced conversion rate should the Company issue any equity security at a price less than $0.20 per share. The Company determined that the embedded conversion features of the notes were subject to derivative accounting treatment (see Note 11). This resulted in a debt discount valued at $3,130,423.  Additionally, with the issuance of these notes, the Company issued 4,506,750 shares of common stock valued at $265,982 and 2,200,000 warrants valued at $43,926 recorded as a debt discount. This discount will be expensed over the life of the debentures.

In September 2008, the Company sold 4,077,219 shares of common stock at $0.75 per share to an investor.  Shortly following the transaction, the market price of the Company’s common stock fell to approximately $0.20 per share. The Company agreed upon the investor’s investment of an additional $3,000,000 (included in the $4,506,750 discussed in the paragraph above) in the Series A 15% debenture that the Company would issue 9,796,636 additional shares of its common stock to the investor.  Furthermore, the Company agreed to re-price outstanding warrants held by the investor from $1.00 to $0.25 per share and extend the purchase period an additional two years.  The issuance of these shares and re-pricing of the warrants attributed an additional $587,248 to the debt discount resulting in a total $3,130,423 in a debt discount to be amortized over the life of the debentures.  During the fiscal year ended September 30, 2009, the Company amortized $1,308,703 of this debt discount and recorded it as interest expense.  As of September 30, 2009, the debt discount balance was $1,821,720.

Subsequent to September 30, 2009, the holders of $4,609,648 of debentures and accrued interest agreed to convert this debt into a total of 4,614 shares of Series D Preferred stock and the remaining debt discount of $1,821,720 was expensed.

(11)	Derivative Liability

The Company does not hold or issue derivative instruments for trading purposes.  However, the Company has convertible notes that contain embedded derivative features that require separate valuation from the convertible notes payable.  The Company recognizes these derivatives as liabilities in its balance sheet, measures them at their estimated fair value, and recognizes changes in their estimated fair value in earnings (losses) in the period of change.  As of September 30, 2009, the derivative instruments had a fair value of $1,219,426 resulting in a derivative valuation gain of $1,867,007 for the period. The Company did not have any derivatives during the fiscal year ended September 30, 2008.

(12)	Debt Obligations

Debt obligations as of September 30, 2009 and 2008 consisted of the following:

	September 30,
	2009	2008
SecureAlert, Inc.
Unsecured note payable to a former subsidiary bearing interest at 5%. This note was paid in full during the fiscal year ended September 30, 2009.	$-	$598,793

Unsecured notes payable to former SecureAlert stockholders, with interest at 5%, payable in installments of $80,000 per month paid in full as of September 30, 2009.	-	169,676

Note payable for testing equipment with an interest rate of 8%. The note is secured by testing equipment. The note matures on June 9, 2011.	12,228	-

Unsecured note payable with an interest rate of 12%. The note matures on February 1, 2010.	8,728	-

RemoteMDx, Inc.
Unsecured promissory note with an entity bearing an interest rate of 15%. The note matures on December 31, 2010. Interest is paid quarterly and the principal due at maturity. Debt discount at year end was $525,665.	474,335	-

Court Programs, Inc.
Note payable due to the Small Business Administration (“SBA”). Note bears interest at 6.04% and matures on April 6, 2037. The note is secured by monitoring equipment.	225,000	229,100

Unsecured revolving lines of credit with two banks, with interest rates between 6.60% and 13.49%.	16,500	48,499

Automobile loan with a financial institution secured by the vehicle purchased. Interest rate is 7.09% and is due in June 2014.	30,751	-

Unsecured note payable with an interest rate of 8%.	1,492	16,028

Capital leases with an effective interest rate 14.89% that matures in January 2011.	14,898	-

Midwest Monitoring & Surveillance, Inc.
Unsecured revolving line of credit with a bank, with an interest rate of 6.60%	39,224	-

Notes payable to a financial institution bearing interest at 6.37%. Notes mature in July 2011 and July 2016. The notes are secured by property.	185,274	247,675

Notes payable for monitoring equipment. Interest rates range between 7.8% to 18.5% and mature September 2008 through November 2011. The notes are secured by monitoring equipment.	57,344	199,747

Automobile loans with several financial institutions secured by the vehicles. Interest rates range between 6.9% and 8.5%, due between January 2010 and October 2011.	42,463	43,570

Note payable to a stockholder of Midwest. The note bears interest at 5% maturing in February 2013.	47,704	59,958

Capital leases with effective interest rates that range between 12.9% and 14.7%. Leases mature between June 2014 and September 2014.	126,158	-

Total debt obligations	1,282,099	1,613,046
Less current portion	(272,493)	(465,664)
Long-term debt, net of current portion	$1,009,606	$1,147,382

(13)	Preferred Stock

The Company is authorized to issue up to 20,000,000 shares of preferred stock, $0.0001 par value per share. The Company's Board of Directors has the authority to amend the Company's Articles of Incorporation, without further stockholder approval, to designate and determine, in whole or in part, the preferences, limitations and relative rights of the preferred stock before any issuance of the preferred stock and to create one or more series of preferred stock.

Series A 10 % Convertible Non-Voting Preferred Stock
The Company designated 40,000 shares of preferred stock as Series A 10% Convertible Non-Voting Preferred stock ("Series A Preferred stock"). During the year ended September 30, 2009, all 19 outstanding shares of Series A Preferred Stock converted into 9,306 shares of the Company’s common stock.  There were no conversions during the year ended September 30, 2008.

Dividends
The Series A Preferred stock was entitled to dividends at the rate of 10% per year on the stated value of the Series A Preferred stock (or $200 per share), payable in cash, additional shares of Series A Preferred stock, or common shares of RemoteMDx at the discretion of the Board of Directors. Dividends were fully cumulative and accrued from the date of original issuance to the holders of record as recorded on the books of the Company at the record date or date of declaration if no record date is set.  During the fiscal years ended September 30, 2009 and 2008, the Company recorded $175 and $423 in dividends on Series A Preferred stock, respectively.

Series B Convertible Preferred Stock
The Company designated 2,000,000 shares of preferred stock as Series B Convertible Preferred stock ("Series B Preferred stock"). Each share of Series B Preferred stock was convertible into shares of common stock at an initial rate of $3.00 per share of common. The Company has issued shares of common stock or securities convertible into common stock for consideration per share less than $3.00 per share.  The conversion rate automatically adjusted to a price equal to the aggregate consideration received by the Company for that issuance divided by the number of shares of common stock issued. During the fiscal years ended September 30, 2009 and 2008, 10,999 and 2,000 shares of Series B Preferred stock converted into 10,999 and 15,000 shares of common stock, respectively. As of September 30, 2009, there were no shares of Series B Preferred stock outstanding.

Series D Convertible Preferred Stock
In November 2009, the Company designated 50,000 shares of preferred stock as Series D Convertible Preferred stock, $0.0001 par value per share (“Series D Preferred stock”).  Subsequent to the fiscal year ended September 30, 2009, the Company agreed to issue a total of 15,986 shares of Series D Preferred stock in consideration for the conversion of $15,723,204 of debt, accrued liabilities and interest and issued an additional 12,200 shares from securities purchase agreements totaling $6,100,000 of which $4,600,000 has been received in cash as of the date of this Report, resulting in a total of 28,186 shares of Series D Preferred stock.

Dividends
The Series D Preferred stock is entitled to dividends at the rate equal to eight percent (8%) per annum calculated on the purchase amount actually paid for the shares or amount of debt converted.  The dividend is payable in cash or shares of common stock at the sole discretion of the Board of Directors. If a dividend is paid in shares of common stock of the Company, the number of shares to be issued is based on the average per share market price of the common stock for the 14-day period immediately preceding the applicable accrual date (i.e., March 31, June 30, September 30, or December 31, as the case may be).  Dividends are payable quarterly, no later than thirty days following the end of the accrual period.

Convertibility
Each share of Series D Preferred stock may be converted into 6,000 shares of common stock commencing after ninety days from the date of issue.

Voting Rights and Liquidation Preference
The holders of the Series D Preferred stock may vote their shares on an as-converted basis on any issue presented for a vote of the stockholders, including the election of directors and the approval of certain transactions such as a merger or other business combination of the Company.  In addition, on the issues of an increase in the number of shares of common stock the Company is authorized to issue and on the proposal of a reduction in the number of issued and outstanding shares (a reverse split) of the Company’s common stock, holders of the Series D Preferred stock may vote as a class holding the equivalent of 60 percent of the issued and outstanding shares of the common stock, regardless of the number of shares then outstanding.  As of the date of this report, there were 25,186 shares of Series D Preferred stock outstanding.  As a consequence of these voting rights, the holders of the Series D Preferred stock may exercise control over these issues regardless of the interests of the remaining stockholders.  Additionally, the holders are entitled to a liquidation preference equal to their original investment amount.

In the event of the liquidation, dissolution or winding up of the affairs of the Company (including in connection with a permitted sale of all or substantially all of the Company’s assets), whether voluntary or involuntary, the holders of shares of Series D Preferred Stock then outstanding will be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount per share equal to original issue price, as adjusted to reflect any stock split, stock dividend, combination, recapitalization and the like with respect to the Series D Preferred Stock.

(14)	SecureAlert Preferred Stock

SecureAlert, Inc. Series A Preferred Shares
During the fiscal year ended September 30, 2007, and pursuant to Board of Directors approval, the Company amended the articles of incorporation of its subsidiary, SecureAlert, Inc. to establish 3,590,000 shares of preferred stock designated as Series A Convertible Redeemable Non-Voting Preferred stock (“SecureAlert Series A Preferred stock”).

Dividends
The holders of shares of SecureAlert Series A Preferred stock were entitled to receive quarterly dividends out of any of SecureAlert’s assets legally available therefore, prior and in preference to any declaration or payment of any dividend on the common stock of SecureAlert, at the rate of $1.54 per day times the number of SecureAlert’s parolee contracts calculated in days during the quarter.  For example, if there were an average of 10,000 parolee contracts outstanding during the quarter, the total dividend would be $1,386,000 ($1.54 x 90 days x 10,000 contracts) or $0.386 per share of SecureAlert Series A Preferred stock.  In no case will a dividend be paid if the gross revenue per contract per day to SecureAlert averages less than $4.50.  Dividends will be paid in cash to the holders of record of shares of SecureAlert Series A Preferred stock as they appear on the books and records of SecureAlert on such record dates not less than ten days nor more than sixty days preceding the payment dates thereof, as may be fixed by the Board of Directors of the Company.

During the fiscal years ended September 30, 2009 and 2008, the Company recorded $0 and $344,933 in dividends on SecureAlert Series A Preferred stock.

Convertibility
As a group, all SecureAlert Series A Preferred stock may be converted at the holder’s option at any time into an aggregate of 20% ownership of the common shares of SecureAlert, Inc.

On March 24, 2008, SecureAlert redeemed all outstanding shares of SecureAlert Series A in exchange for 7,434,249 shares of RemoteMDx common stock for a value of $8,549,386.  The former SecureAlert Series A stockholders are entitled to receive quarterly contingency payments through March 23, 2011 based on a rate of $1.54 per day times the number of SecureAlert’s parolee contracts calculated in days during the quarter.  This can be paid in either cash or common stock at the Company’s option. The Company will make quarterly adjustments as necessary to reflect the difference between the estimated and actual contingency payments to the former SecureAlert Series A stockholders.  During the fiscal year ended September 30, 2008, RemoteMDx issued 825,893 shares of common stock as consideration for dividends due to the former SecureAlert Series A stockholders, and recorded a net expense of $8,372,566 from the initial redemption and subsequent quarterly adjustments.  As of September 30, 2009, the Company estimated and accrued $3,148,943 for future and past contingency payments due to former SecureAlert Series A stockholders. Subsequent to September 30, 2009, former holders of SecureAlert Series A Preferred stock agreed to convert an aggregate of $2,261,142 of the future and past contingency payments otherwise payable with respect to the redemption of the SecureAlert Series A Preferred stock for 2,263 shares of Series D Preferred stock.

(15)	Common Stock

Authorized Shares

The Company is authorized to issue up to 250,000,000 shares of common stock.

Common Stock Issuances

During the fiscal year ended September 30, 2009, the Company issued 54,484,728 shares of common stock.  Of these shares, 9,306 shares were issued upon conversion of 19 shares of Series A Preferred stock; 10,999 shares were issued upon conversion of 10,999 shares of Series B Preferred stock; 5,400,000 shares were issued to settle lawsuits and obligations; 25,953,016 shares were issued in connection with debt; 2,254,121 shares were issued for services rendered to the Company valued at $728,874; 3,007,286 shares were issued to purchase Bishop Rock and to extend an option to purchase the remaining percentage of ownership of Midwest; and 17,850,000 shares were issued for net cash proceeds of $3,250,000.

During the fiscal year ended September 30, 2008, the Company issued 28,541,175 shares of common stock.  Of these shares, 15,000 shares were issued upon conversion of 2,000 shares of Series B Preferred stock; 325,000 shares were issued upon settlement of a lawsuit; 360,000 shares were issued for debt; 9,135,000 shares were issued for services in the amount of $14,324,585; 6,177,219 shares were issued for cash proceeds of $5,187,914; 650,000 shares were issued in connection with the acquisition of Midwest and Court Programs; 825,893 shares were issued for SecureAlert Series A Preferred stock dividends; 7,434,249 shares were issued to redeem SecureAlert Series A Preferred stock; and 3,618,814 shares were issued from the exercise of options and warrants.

As of September 30, 2009, the Company was authorized to issue 250,000,000 shares of common stock and 210,365,988 were outstanding.

Subsequent to the fiscal year 2009, the holders of a majority of the issued and outstanding voting securities of the Company consented in writing to an increase of the authorized shares from 250,000,000 to 600,000,000.  The Company intends to file Amended Articles of Incorporation for the Company to the effect the increase in the number of authorized shares as soon as reasonably practical.

(16)	Options and Warrants

Stock Incentive Plan

During the fiscal year ended September 30, 2006, the stockholders approved the 2006 Equity Incentive Award Plan (the “2006 Plan”).  The 2006 Plan provides for the grant of incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards and performance-based awards to employees and certain non-employees who have important relationships with the Company.  A total of 10,000,000 shares are authorized for issuance pursuant to awards granted under the 2006 Plan.  During the fiscal year ended September 30, 2009, the Company granted 4,931,214 options under this plan as described below.

	Number of Options and Warrants	Exercise Price Per Share
Outstanding as of September 30, 2007	18,887,896	$0.54 to 3.00
Granted	6,752,869	0.59 to 4.05
Expired or cancelled	(296,500)	0.60 to 3.00
Exercised	(3,618,814)	0.54 to 1.73

Outstanding as of September 30, 2008	21,725,451	0.56 to 4.05
Granted	4,931,214	0.09 to 0.30
Expired or cancelled	(1,408,500)	0.60 to 2.15
Exercised	-	-

Outstanding as of September 30, 2009	25,248,165	$0.09 to 4.05

The following table summarizes information about stock options and warrants outstanding as of September 30, 2009:

	Options and Warrants			Options and Warrants
	Outstanding			Exercisable
		Weighted
		Average
		Remaining	Weighted		Weighted
Range of		Contractual	Average		Average
Exercise	Number	Life	Exercise	Number	Exercise
Prices	Outstanding	(Years)	Price	Exercisable	Price
$0.00 - $0.60	10,566,849	2.36	$0.37	8,886,849	$0.33
0.61 – 1.60	5,849,400	3.29	1.28	3,944,400	1.24
1.61 – 4.05	8,831,916	0.67	2.03	8,827,582	2.03

As of September 30, 2009, 21,658,831 of the 25,248,165 outstanding options and warrants were vested.

During the fiscal year ended September 30, 2009, the Company issued 4,931,214 options and warrants to purchase common stock as follows:  2,200,000 in connection with the settlement of debt; 1,213,500 granted to consultants for services; 875,000 to employees; and 642,714 in connection with the purchase of Bishop Rock.  All the options and warrants issued during the year vested over the year or immediately. The exercise prices range from $0.09 to $0.30 per share.  The exercise price for the options granted during the fiscal year ended September 30, 2009 were based upon the quoted market price of the Company’s shares on the date of grant. No options or warrants were exercised during the fiscal year ended September 30, 2009.

During the fiscal year ended September 30, 2008, the Company issued 6,752,869 common stock options and warrants as follows: 1,670,000 in connection with the sale of common stock, 1,725,000 to employees (275,000 have vested and 1,450,000 are unvested), 1,169,869 to consultants, and  2,188,000 to the Board of Directors.  The exercise prices range from $0.59 to $4.05 per share.  The exercise price for the options granted during the fiscal year ended September 30, 2008 were based upon the quoted market price of the Company’s shares on the date of grant.

(17)	Deferred Compensation

As of September 30, 2008, deferred compensation in connection with common stock and warrants issued in prior years reflected $3,498,672 of expenses to be recorded in future periods. Of these expenses of $3,498,672, $2,211,266 was recorded as deferred compensation expense during the fiscal year ended September 30, 2009. Additionally, the Company recorded deferred compensation expense of $384,667 related to common stock and warrants issued and fully expensed throughout the fiscal year, resulting in a total of $2,595,933 of deferred compensation expense recorded during the fiscal year ended September 30, 2009.
The issuance of common stock and warrants during the fiscal year ended September 30, 2009 valued at $384,667 is outlined as follows:

•	1,000,000 shares of common stock issued to an entity for services valued at $200,000 or $0.20 per share.
•	900,000 shares of common stock issued to three individuals for paying down the Company’s line of credit valued at $108,000, or $0.12 per share.
•	100,000 shares of common stock issued to an officer of the Company in connection with debt (Note 7: Related-Party Notes Payable) valued at $30,000, or $0.30 per share.
•	213,500 unregistered warrants to an individual for rendering services to the Company valued at $46,667.

As of September 30, 2009, deferred compensation to be expensed in future periods was $1,287,406.

(18)	Income Taxes

The Company recognizes deferred income tax assets or liabilities for the expected future tax consequences of events that have been recognized in the financial statements or income tax returns. Deferred income tax assets or liabilities are determined based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates expected to apply when the differences are expected to be settled or realized.  Deferred income tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.  Interest and penalties related to income tax liabilities, when incurred, are classified in interest expense and income tax provision, respectively.

For the fiscal years ended September 30, 2009 and 2008, the Company incurred net losses of $22,761,102 and $49,339,637, respectively, for income tax purposes.  The amount and ultimate realization of the benefits from the net operating losses is dependent, in part, upon the tax laws in effect, the Company's future earnings, and other future events, the effects of which cannot be determined.  The Company has established a valuation allowance for all deferred income tax assets not offset by deferred income tax liabilities due to the uncertainty of their realization.  Accordingly, there is no benefit for income taxes in the accompanying statements of operations.

At September 30, 2009, the Company had net carryforwards available to offset future taxable income of approximately $158,807,000 which will begin to expire in 2017.  The utilization of the net loss carryforwards is dependent upon the tax laws in effect at the time the net operating loss carryforwards can be utilized.  The Internal Revenue Code contains provisions that likely could reduce or limit the availability and utilization of these net operating loss carryforwards.  For example, limitations are imposed on the utilization of net operating loss carryforwards if certain ownership changes have taken place or will take place.  The Company will perform an analysis to determine whether any such limitations have occurred as the net operating losses are utilized.

Deferred income taxes are determined based on the estimated future effects of differences between the financial statement and income tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws and the tax rates expected to be in place.

The deferred income tax assets (liabilities) were comprised of the following as or September 30:

	2009	2008
Net loss carryforwards	$53,994,000	$45,367,000
Accruals and reserves	101,000	(99,000)
Contributions	1,000	3,000
Valuation allowance	(54,096,000)	(45,271,000)
	$-	$-

Reconciliations between the benefit for income taxes at the federal statutory income tax rate and the Company's benefit for income taxes for the fiscal years ended September 30, 2009 and 2008 are as follows:

	2009	2008
Federal income tax benefit at statutory rate	$7,739,000	$16,755,000
State income tax benefit, net of federal income tax effect	1,138,000	2,464,000
Change in estimated tax rate and gain (loss) on non-deductible expenses	(52,000)	(91,000)
Change in valuation allowance	(8,825,000)	(19,128,000)
Benefit for income taxes	$-	$-

The deferred income tax assets (liabilities) and the federal and state income tax benefits reflects an adjustment in calculating the valuation allowance using a tax rate of 15% used in fiscal year ended 2008 to 34% in fiscal year ended 2009.

(19)	Commitment and Contingencies

Legal Matters

Satellite Tracking of People, L.L.C. (a/k/a STOP, LLC) and Michelle Enterprises, LLC v. Pro Tech Monitoring, Inc., Omnilink Systems, Inc., and SecureAlert: A patent infringement suit was filed against the Company and other defendants in the United States District Court for the Eastern District of Texas on March 19, 2008.  Plaintiffs have alleged that the defendants infringe United States Patent No. RE39,909 ('909 Patent), Tracking System for Locational Tracking of Monitored Persons.  On May 14, 2008, the Company answered the complaint, denying Plaintiffs’ allegations and asserting various affirmative defenses. The Company also asserted a counterclaim for declaratory judgment that the Company has not infringed the '909 Patent and that the patent is invalid. On February 17, 2009 the United States Patent and Trademark Office ("USPTO") granted a request for reexamination of the '909 Patent.  The USPTO is now in the process of reexamining the claims of the '909 Patent. Briefs have been submitted on the issue of claim construction, and the case is currently in discovery. The Markman hearing is set for May of 2011, and trial is set for late 2011. We have not accrued any potential loss as the probability of incurring a material loss is deemed remote by management, after consultation with legal counsel.

RemoteMDx, Inc. v. Satellite Tracking of People, L.L.C. (a/k/a STOP, LLC):  The Company filed a patent infringement suit against STOP in the United States District Court for the Central District of California on May 2, 2008.  The Company has asserted that STOP infringes United States Patent No. 7,330,122 for a remote tracking and communication device and method for processing data from the device ("'122 patent"), in which the Company holds all rights and interests.  STOP moved to dismiss the original complaint and also filed an answer and counterclaim.  The motion to dismiss was granted with leave to amend.  The Company filed an amended complaint on August 5, 2008.  The amended complaint seeks damages for infringement according to proof, treble damages, injunctive relief enjoining the infringement, and costs and attorney's fees.  STOP's counterclaim is for declaratory relief, seeking a declaration that STOP has not infringed the '122 patent and that the '122 patent is invalid. The Company filed an answer to the counterclaim.  STOP subsequently filed a motion for summary judgment of non-infringement, which was denied.  STOP’s subsequent motion for reconsideration was also denied.  The parties are currently working on claim construction and discovery issues.  The Markman hearing is currently set for March of 2010.  No trial date has yet been set. The Company intends to vigorously prosecute its claims and defend against the counterclaim.

Frederico and Erica Castellanos, v. Volu-Sol, Inc.  On August 15, 2008, plaintiffs Frederico and Erica Castellanos filed a lawsuit in the Superior Court of the State of California, Los Angeles County.  The complaint names twenty-four defendants and one hundred unnamed Doe Defendants.  The complaint asserts claims for negligence, strict liability - failure to warn, strict liability - design defect, fraudulent concealment, breach of implied warranties, and loss of consortium based on Mr. Castellanos' alleged exposure to certain chemicals during the course of his employment.  One of the original named defendants was identified as Logos Scientific, Inc.  On September 4, 2008, Plaintiffs amended their complaint to substitute "Volu-Sol, Inc. as successor in interest to Logos Scientific, Inc." for the previously unnamed Doe 1.  Volu-Sol, Inc. was the original name of RemoteMDx, Inc.  The Company intends to vigorously defend itself against Castellanos’ claims.  The Company has not accrued any potential loss as the probability of incurring a material loss is deemed remote by management, after consultation with legal counsel.

Informal Inquiry.  In March 2008, the Company was advised by letter from the U.S. Securities and Exchange Commission (“SEC”), Salt Lake District Office, that it has begun an informal inquiry regarding the Company.  The inquiry, among other items, relates to the Company’s revenue recognition policy and documents, relationship with stockholders, and business.  The SEC has advised the Company in its correspondence that this informal inquiry should not be construed as an indication that any violation of law has occurred, nor should it be considered a reflection upon any person, entity, or security.  The Company voluntarily disclosed this inquiry in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008.  There were no material developments in this matter during the fiscal year ended September 30, 2009.

Lease Obligations

The following table summarizes the Company’s contractual obligations as of September 30, 2009:

Fiscal Year	Total	SecureAlert	Midwest Monitoring	Court Programs

2010	$418,151	$266,691	$35,555	$115,905
2011	361,588	274,095	27,771	59,722
2012	336,588	278,991	22,473	35,124
2013	285,749	269,922	8,075	7,752
2014	61,018	60,564	454	-
Thereafter	-	-	-	-

Total	$1,463,094	$1,150,263	$94,328	$218,503

The total contractual obligations of $1,463,094 consist of the following: $1,324,432 from facilities operating leases and $138,662 from equipment leases.  During the fiscal years ended September 30, 2009 and 2008, the Company paid approximately $487,000 and $536,000, in lease payment obligations, respectively.

Indemnification Agreements
In November 2001, the Company agreed to indemnify officers and directors of the Company against personal liability incurred by them in the conduct of their duties for the Company. In the event that any of the officers or directors of the Company are sued or claims or actions are brought against them in connection with the performance of their duties and the individual is required to pay an amount, the Company will immediately repay the obligation together with interest thereon at the greater of 10% per year or the interest rate of any funds borrowed by the individual to satisfy their liability.

Cellular Access Agreement
During the fiscal year ended September 30, 2009, the Company entered into several agreements with cellular organizations to provide communication services. The cost to the Company during the fiscal years ended September 30, 2009 and 2008 was approximately $2,422,541 and $2,940,000, respectively.  These amounts are included in cost of sales.

(20)	Subsequent Events

Subsequent to September 30, 2009, the following events occurred:

1)
On October 30, 2009, the Company issued 1,400,000 shares of common stock to several former holders of SecureAlert Series A Preferred to settle a dispute and an outstanding liability in connection with contingency payments due to the holders.

2)
On November 2, 2009, the Company’s Board of Directors designated 50,000 shares Series D Preferred stock.  The shares accrue dividends at a rate of 8% per annum and may be paid in cash or additional shares of Series D Preferred stock. See note 13. Subsequent to September 30, 2009, the Company agreed to issue a total of 15,986 shares of Series D Preferred stock in exchange for conversion of $15,723,204 in debt, accrued liabilities and interest and an additional 12,200 shares from securities purchase agreements totaling $6,100,000 of which $4,600,000 has been received in cash as of the date of this Report, resulting in a total of 28,186 shares of Series D Preferred stock.

Subsequent events have been evaluated through January 12, 2010, the date these financial statements were issued. No events, other than the events described above, required disclosure.

Financial Statements

SECUREALERT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2010	September 30, 2009
Assets
Current assets:
Cash	$1,879,955	$602,321
Accounts receivable, net of allowance for doubtful accounts of $299,100 and $266,000, respectively	1,451,165	1,441,648
Inventory, net of reserve of $124,725 and $83,092, respectively	351,072	603,329
Prepaid expenses and other	386,551	275,390
Total current assets	4,068,743	2,922,688
Property and equipment, net of accumulated depreciation of $2,208,208 and $2,525,180, respectively	1,343,915	1,313,306
Monitoring equipment, net of accumulated depreciation of $3,200,324 and $2,944,197, respectively	2,231,961	1,316,493
Goodwill	4,178,456	2,468,081
Intangible assets, net of amortization of $234,672 and $126,655, respectively	438,329	496,346
Other assets	82,618	76,675
Total assets	$12,344,022	$8,593,589

The accompanying notes are an integral part of these statements.

SECUREALERT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS – Continued
(Unaudited)

	June 30, 2010	September 30, 2009
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Bank line of credit	$1,000,000	$252,600
Accounts payable	2,431,785	2,339,786
Accrued liabilities	1,497,126	3,506,680
Dividends payable	579,892	-
Deferred revenue	30,941	56,858
Settlement liability	975,000	-
SecureAlert Monitoring Series A Preferred stock redemption obligation	148,995	3,148,943
Current portion of related-party line of credit and notes	200,000	1,576,022
Promissory notes payable, net of debt discount of $0 and $41,556, respectively	-	2,008,444
Senior secured note payable, net of debt discount of $0 and $529,109, respectively	150,000	2,890,522
Current portion of Series A 15% debentures, net of debt discount of $0 and $1,272,189, respectively	-	2,127,811
Derivative liability	-	1,219,426
Current portion of long-term debt	886,424	272,493
Total current liabilities	7,900,163	19,399,585
Series A 15% debentures, net of debt discount of $0 and $549,531, respectively, net of current portion	-	557,219
Long-term related party line of credit and notes, net of current portion	55,245	-
Long-term debt, net of current portion, net of debt discount of $0 and $525,665, respectively	519,284	1,009,606
Total liabilities	8,474,692	20,966,410

Stockholders’ equity (deficit):
SecureAlert, Inc. stockholders’ equity (deficit):
Preferred stock:
Series D 8% dividend, convertible, voting, $0.0001 par value: 50,000 shares designated; 37,851 and zero shares outstanding, respectively (aggregate liquidation preference of $28,857,253)	4	-
Common stock, $0.0001 par value: 600,000,000 shares authorized; 238,748,663 and 210,365,988 shares outstanding, respectively	23,875	21,037
Additional paid-in capital	221,235,284	194,659,044
Subscription receivable	(50,000)	-
Deferred compensation	(1,092,943)	(1,287,406)
Accumulated deficit	(216,075,643)	(205,765,496)
Total SecureAlert, Inc. stockholders’ equity (deficit)	4,040,577	(12,372,821)
Non-controlling interest	(171,247)	-
Total equity (deficit)	3,869,330	(12,372,821)
Total liabilities and stockholders’ equity (deficit)	$12,344,022	$8,593,589

The accompanying notes are an integral part of these statements.

SECUREALERT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2010	2009	2010	2009
Revenues:
Products	$86,384	$75,451	$225,380	$493,595
Monitoring services	2,992,842	3,133,518	9,056,757	8,985,386
Total revenues	3,079,226	3,208,969	9,282,137	9,478,981
Cost of revenues:
Products	5,088	28,891	27,140	246,310
Monitoring services	1,710,373	2,391,935	5,348,448	8,049,230
Total cost of revenues	1,715,461	2,420,826	5,375,588	8,295,540
Gross profit	1,363,765	788,143	3,906,549	1,183,441
Operating expenses:
Selling, general and administrative (including $120,174, $281,604, $1,068,352 and $2,355,600, respectively, of compensation expense paid in stock or stock options / warrants)	2,703,819	3,178,333	8,931,801	11,078,059
Settlement expense	-	23,046	1,150,000	23,046
Research and development	490,258	431,201	1,161,539	1,277,102
Impairment of goodwill	-	-	204,735	-
Loss from operations	(1,830,312)	(2,844,437)	(7,541,526)	(11,194,766)
Other income (expense):
Currency exchange rate loss	(672)	-	(8,756)	-
Loss on disposal of equipment	-	-	(8,713)	-
Redemption of SecureAlert Monitoring Series A Preferred	4,431	24,060	(21,263)	20,449
Interest income	86	8,215	13,227	11,658
Interest expense (including $88,247, $1,099,707, $3,006,297, $1,929,306, respectively, of interest expense paid in stock)	(229,582)	(1,255,103)	(3,840,232)	(2,790,006)
Acquisition option extension cost	-	(147,566)	-	(347,066)
Derivative valuation gain (loss)	-	(1,014,045)	200,534	(1,014,045)
Other income, net	1,811	196,568	121,855	1,276,319
Net loss	(2,054,238)	(5,032,308)	(11,084,874)	(14,037,457)
Net loss attributable to non-controlling interest	12,645	-	121,741	-
Net loss attributable to SecureAlert, Inc.	(2,041,593)	(5,032,308)	(10,963,133)	(14,037,457)
Dividends on Series A and D Preferred stock	(579,892)	-	(939,371)	(175)
Net loss attributable to SecureAlert, Inc. common stockholders	$(2,621,485)	$(5,032,308)	$(11,902,504)	$(14,037,632)
Net loss per common share, basic and diluted	$(0.01)	$(0.03)	$(0.06)	$(0.08)
Weighted average common shares outstanding, basic and diluted	222,468,000	191,962,000	215,230,000	173,137,000

The accompanying notes are an integral part of these statements.

SECUREALERT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(11,084,874)	$(14,037,457)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,061,652	1,676,541
Common stock issued for services	27,500	668,874
Amortization of deferred financing and consulting costs	541,860	1,497,936
Non-cash compensation related to re-pricing of stock options	498,992	345,838
Common stock issued for acquisition option extension cost	-	19,500
Amortization of debt discount	2,918,050	1,067,037
Settlement expense	1,150,000	-
Non-cash interest expense related to a beneficial conversion feature	62,737	-
Common stock issued in connection with debt	25,510	-
Common stock issued to settle lawsuit	-	292,207
Redemption of SecureAlert Monitoring Series A Preferred stock	21,263	(20,448)
Increase in related-party line of credit for services	117,193	218,684
Impairment of goodwill	204,735	-
Derivative liability valuation (gain) loss	(200,534)	1,014,045
Changes in operating assets and liabilities:
Accounts receivable, net	(9,517)	269,388
Deposit released from escrow	-	500,000
Inventories	252,257	(177,253)
Prepaid expenses and other assets	(81,004)	(139,184)
Receivables	(99)	55,385
Accounts payable	91,999	14,929
Accrued liabilities	(56,376)	10,202
Deferred revenue	(25,917)	18,572
Net cash used in operating activities	(4,484,573)	(6,705,204)

Cash flows from investing activities:
Purchase of property and equipment	(241,491)	(240,984)
Purchase of monitoring equipment	(1,588,093)	(1,047,043)
Purchase of securities	-	(200,000)
Disposal of property and equipment	24,221	-
Disposal of monitoring equipment	60,016	33,519
Net cash used in investing activities	(1,745,347)	(1,454,508)

Cash flows from financing activities:
Net payments on related-party line of credit	(137,970)	(713,868)
Proceeds from related-party note payable	500,000	1,500,000
Payment on related-party notes payable	(500,000)	(603,280)
Principal payments on notes payable	(595,393)	(453,766)
Proceeds from notes payable	3,217	55,744
Net borrowings on bank line of credit	747,400	87,346
Principal payments on notes payable related to acquisitions	(100,000)	-
Proceeds from Series A 15% debenture, net of commissions	-	3,846,750
Payments on Series A 15% debenture	(25,000)	-
Proceeds from issuance of common stock, net of commissions	-	3,250,000
Net proceeds from issuance of Series D Convertible Preferred stock	7,615,300	-
Net cash provided by financing activities	7,507,554	6,968,926
Net increase (decrease) in cash	1,277,634	(1,190,786)
Cash, beginning of period	602,321	2,782,953
Cash, end of period	$1,879,955	$1,592,167

The accompanying notes are an integral part of these statements.

ECUREALERT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)

	Nine Months Ended June 30,
	2010	2009
Cash paid for interest	$1,088,120	$1,121,715

Supplemental schedule of non-cash investing and financing activities:
Issuance of shares of common stock in exchange for shares of Series B Preferred stock	$-	$2
Issuance of shares of common stock and warrants in exchange for deferred consulting services and financing costs	-	384,667
Accrual of Series A Preferred stock dividends	-	175
Issuance of shares of common stock for subscription receivable	-	250,000
Issuance of shares of common stock for accounts payable	-	550,000
Discount from issuance of convertible debt	-	4,114,052
Cancellation of common stock issued	-	175
Acquisition of monitoring equipment through issuance of debt	-	2,770,000
Stock and options issued in connection with acquisition of Bishop Rock Software, Inc.	-	856,522
Issuance of common stock to settle notes payable and accrued interest	-	187,793
Line of credit paid through the issuance of Senior convertible notes	-	3,549,630
Acquisition of property and equipment through issuance of debt	-	38,991
Issuance of 5,160,858, and 0 shares of common stock for payment of SecureAlert Monitoring, Inc. Series A Preferred stock contingency payments	609,772	-
Note payable issued to acquire monitoring equipment and property and equipment	190,487	-
Issuance of 3,150,000 and 0 stock options, respectively, for deferred consulting	347,397	-
Issuance of shares of Series D Convertible Preferred stock for conversion of debt, accrued liabilities and interest	16,884,874	-
Issuance of dividends payable on Series D Convertible Preferred stock	939,371	-
Note payable issued to acquire remaining shares of Court Programs, Inc., Court Programs of Florida, Inc., Court Programs of Northern Florida, Inc., and Court Programs of Illinois, Inc.	1,049,631	-
Liabilities forgiven as part of acquisition of Court Programs, Inc., Court Programs of Florida, Inc., Court Programs of Northern Florida, Inc., and Court Programs of Illinois, Inc.	330,262	-
Non-controlling interest assumed through acquisition of Court Programs, Inc., Court Programs of Florida, Inc., Court Programs of Northern Florida, Inc., and Court Programs of Illinois, Inc.	335,086	-
Conversion effect on derivative liability	1,018,892	-
Issuance of 150,000 shares of common stock to purchase an additional 2.145% ownership of Midwest Monitoring & Surveillance, Inc.	18,000	-
Issuance of 19,896,000 of common stock from the conversion of 3,316 shares of Series D Preferred stock	1,990	-

The accompanying notes are an integral part of these statements.

SECUREALERT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)

Issuance of 2,925,817 shares of common stock in connection with Series D Preferred stock dividends	359,479	-
Accrued liabilities issued for Midwest Monitoring & Surveillance ownership	144,000	-
Subscription receivable issued for Series D Preferred stock	50,000	-
Patent acquired through accrued liability	50,000	-

The accompanying notes are an integral part of these statements.

SECUREALERT, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

(1)	BASIS OF PRESENTATION

The unaudited interim condensed consolidated financial information of SecureAlert, Inc. (formerly RemoteMDx, Inc.) and subsidiaries (collectively, the “Company” or “SecureAlert”) has been prepared in accordance with Article 10 of Regulation S-X promulgated by the Securities and Exchange Commission.  Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations.  In the opinion of management, the accompanying interim consolidated financial information contains all adjustments, consisting only of normal recurring adjustments necessary to present fairly the Company’s financial position as of June 30, 2010, and results of its operations for the three and nine months ended June 30, 2010 and 2009.  These financial statements should be read in conjunction with the annual consolidated financial statements and notes thereto that are included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2009.  The results of operations for the three and nine months ended June 30, 2010 may not be indicative of the results for the fiscal year ending September 30, 2010.

(2)	GOING CONCERN

The Company has incurred recurring net losses and negative cash flows from operating activities. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.  In order for the Company to achieve successful operations, the Company must generate positive cash flows from operating activities and obtain the necessary funding to meet its projected capital investment requirements.

Management’s plans with respect to this uncertainty include raising additional capital from the issuance of preferred stock and expanding its market for its TrackerPAL™ portfolio of products.  There can be no assurance that revenues will increase rapidly enough to offset operating losses and repay debts.  If the Company is unable to increase cash flows from operating activities or obtain additional financing, it will be unable to continue the development of its products and may have to cease operations.

(3)           PRINCIPLES OF CONSOLIDATION

The condensed consolidated financial statements include the accounts of SecureAlert and its subsidiaries. All significant inter-company transactions have been eliminated in consolidation.

(4)           RECENTLY ISSUED ACCOUNTING STANDARDS

In June 2009, the FASB issued additional guidance which improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in the Company’s financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. This additional guidance requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. Enhanced disclosures are required to provide financial statement users with greater transparency about transfers of financial assets and a transferor’s continuing involvement with transferred financial assets. This additional guidance must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. This additional guidance must be applied to transfers occurring on or after the effective date. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements and disclosures.

In September 2009, the FASB issued guidance that changes the existing multiple-element revenue arrangements guidance currently included under its Revenue Arrangements with Multiple Deliverables codification. The revised guidance primarily provides two significant changes: 1) it eliminates the need for objective and reliable evidence of the fair value for the undelivered element in order for a delivered item to be treated as a separate unit of accounting, and 2) it eliminates the residual method to allocate the arrangement consideration. In addition, the guidance also expands the disclosure requirements for revenue recognition. This will be effective for the first annual reporting period beginning on or after June 15, 2010, with early adoption permitted provided that the revised guidance is retroactively applied to the beginning of the year of adoption. This guidance has not yet been adopted and the Company does not expect a significant impact to its results of operations and financial position.

In October 2009, the FASB issued accounting guidance which changes the accounting model for revenue arrangements that include both tangible products and software elements. Under this guidance, tangible products containing software components and non-software components that function together to deliver the tangible product's essential functionality are excluded from the software revenue recognition guidance given prior to this new guidance. In addition, hardware components of a tangible product containing software components are always excluded from the software revenue guidance.  This guidance is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted.  The Company adopted this guidance as of April 1, 2010 which did not significantly impact its results of operations and financial position as of June 30, 2010.

In April 2008, the FASB issued an amendment for determination of the useful life of intangible assets. This guidance amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under authoritative accounting guidance for goodwill and other intangible assets. This guidance is intended to improve the consistency between the useful life of an intangible asset determined under the guidance for goodwill and other intangible assets and the period of expected cash flows used to measure the fair value of the asset under ASC 805 “Business Combinations” and other principles under GAAP. This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  The Company adopted this guidance as of October 1, 2009 which did not significantly impact its results of operations and financial position as of June 30, 2010.

In September 2006, the FASB issued enhanced guidance for using fair value to measure assets and liabilities. This guidance also provides for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. This new guidance applies whenever other guidance requires or permits assets or liabilities to be measured at fair value. This does not expand the use of fair value in any new circumstances. In February 2008, the FASB issued additional guidance to exclude previous guidance on  “Accounting for Leases” and delays the effective date of the this new guidance by one year for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. In October 2008, the FASB issued additional guidance for determining the fair value of a financial asset when the market for that asset is not active to clarify the application of the provisions of the guidance for fair value measurements in an inactive market and how an entity would determine fair value in an inactive market. This additional guidance is effective immediately. The Company adopted this for financial assets and financial liabilities at the beginning of fiscal year 2009. The adoption of this guidance for financial assets and financial liabilities did not impact our results of operations and financial position. The guidance is effective for nonfinancial assets and liabilities in financial statements issued for fiscal years beginning after November 15, 2008. The adoption of this guidance for nonfinancial assets and nonfinancial liabilities did not significantly impact the Company’s results of operations and financial position.

In June 2009, the FASB issued accounting guidance on the consolidation of variable interest entities (VIEs). This new guidance revises previous guidance by eliminating the exemption for qualifying special purpose entities, by establishing a new approach for determining who should consolidate a variable-interest entity and by changing when it is necessary to reassess who should consolidate a variable-interest entity.  This guidance will be effective at the beginning of the first fiscal year beginning after November 15, 2009. Early application is not permitted.  The adoption of this guidance is not expected to significantly impact the Company’s results of operations and financial position.

In September 2009, the FASB issued guidance updates and provided amendments to its Fair Value Measurements and Disclosure requirements which permit a reporting entity to measure the fair value of certain investments on the basis of the net asset value per share of the investment (or its equivalent). This guidance also requires new disclosures, by major category of investments, about the attributes of investments, such as the nature of any restriction on the ability to redeem an investment on the measurement date.  This guidance is effective for interim and annual periods ending after December 15, 2009. Early application was permitted in financial statements for earlier interim and annual periods that have not been issued.  The Company adopted this guidance for the nine months ended June 30, 2010 which did not significantly impact the Company’s results of operations and financial position.

In October 2009, the FASB issued guidance on share-lending arrangements entered into on an entity's own shares in contemplation of a convertible debt offering or other financing.  This new guidance is effective for fiscal years beginning on or after December 15, 2009, and fiscal years within those fiscal years for arrangements outstanding as of the beginning of those years. Retrospective application is required for such arrangements and early application is not permitted.  The adoption of this guidance is not expected to significantly impact the Company’s results of operations and financial position.

In February 2010, the FASB revised the guidance to include additional disclosure requirements related to fair value measurements. The guidance adds the requirement to disclose transfers in and out of Level 1 and 2 measurements and the reasons for the transfers and a gross presentation of activity within the Level 3 roll forward. The guidance also includes clarifications to existing disclosure requirements on the level of disaggregation and disclosures regarding inputs and valuation techniques. The guidance applies to all entities required to make disclosures about recurring and nonrecurring fair value measurements. The Company adopted this guidance for the nine months ended June 30, 2010 which did not significantly impact the Company’s results of operations and financial position.

In February 2010, the FASB issued an accounting standard that amended certain recognition and disclosure requirement related to subsequent events. The accounting standard requires an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement that a SEC filer disclose the date through which subsequent events have been evaluated. This guidance was effective upon issuance. The adoption of this standard did not have a material impact on the Company’s condensed consolidated financial position or results of operations.  The Company evaluated subsequent events through the date the accompanying condensed consolidated financial statements were issued.

(5)           IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews its long-lived assets for impairment when events or changes in circumstances indicate that the book value of an asset may not be recoverable and in the case of goodwill, at least annually. The Company evaluates whether events and circumstances have occurred which indicate possible impairment as of each balance sheet date. The Company uses an equity verses a fair market value method of the related asset or group of assets in measuring whether the assets are recoverable.  If the carrying amount of an asset exceeds its fair market value, an impairment charge is recognized for the amount by which the carrying amount exceeds the estimated fair value of the asset.  Impairment of long-lived assets is assessed at the lowest levels for which there is an identifiable fair market value that is independent of other groups of assets.  During the nine months ended June 30, 2010 and 2009, the Company impaired goodwill from the purchase of Court Programs, Inc. by $204,735 and $0, respectively.

(6)           REVENUE RECOGNITION

The Company’s revenue has historically been from two sources: (i) monitoring services; (ii) monitoring device and other product sales.

Monitoring Services
Monitoring services include two components: (a) lease contracts in which the Company provides monitoring services and leases devices to distributors or end users and the Company retains ownership of the leased device; and (b) monitoring services purchased by distributors or end users who have previously purchased monitoring devices and opt to use the Company’s monitoring services.

The Company typically leases its devices under one-year contracts with customers that opt to use the Company’s monitoring services.  However, these contracts may be cancelled by either party at anytime with 30 days notice.  Under the Company’s standard leasing contract, the leased device becomes billable on the date of activation or up to 7 days from the date the device is assigned to the lessee, and remains billable until the device is returned to the Company.  The Company recognizes revenue on leased devices at the end of each month that monitoring services have been provided.  In those circumstances in which the Company receives payment in advance, the Company records these payments as deferred revenue.

Monitoring Device Product Sales
Although not the focus of the Company’s business model, the Company sells its monitoring devices in certain situations. In addition, the Company sells home security and Personal Emergency Response Systems (“PERS”) units.  The Company recognizes product sales revenue when persuasive evidence of an arrangement with the customer exists, title passes to the customer and the customer cannot return the devices, prices are fixed or determinable (including sales not being made outside the normal payment terms) and collection is reasonably assured. When purchasing products (such as TrackerPAL™ devices) from the Company, customers may, but are not required to, enter into monitoring service contracts with the Company.  The Company recognizes revenue on monitoring services for customers that have previously purchased devices at the end of each month that monitoring services have been provided.

Multiple Element Arrangements
The majority of the Company’s revenue transactions do not have multiple elements. On occasion, the Company has revenue transactions that have multiple elements (such as product sales and monitoring services).  For revenue arrangements that have multiple elements, the Company considers whether: (i) the delivered devices have stand alone value to the customer; (ii) there is objective and reliable evidence of the fair value of the undelivered monitoring services, which is generally determined by surveying the price of competitors’ comparable monitoring services; and (iii) the customer does not have a general right of return.  Based on these criteria, the Company recognizes revenue from the sale of devices separately from the monitoring services to be provided to the customer.  In accordance with FASB ASC subtopic addressing multiple deliverables, if the fair value of the undelivered element exists, but the fair value does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method as applied to these particular transactions, the fair value of the undelivered element (the monitoring services) is deferred and the remaining portion of the arrangement (the sale of the device) is recognized as revenue when the device is delivered and all other revenue recognition criteria are met.

Other Matters
The Company considers an arrangement with payment terms longer than the Company’s normal terms not to be fixed or determinable, and revenue is recognized when the fee becomes due.  Normal payment terms for the sale of monitoring services are 30 days, and normal payment terms for device sales are between 120 and 180 days.  The Company sells its devices and services directly to end users and to distributors.  Distributors do not have general rights of return.  Also, distributors have no price protection or stock protection rights with respect to devices sold to them by the Company.  Generally, title and risk of loss pass to the buyer upon delivery of the devices.

The Company estimates its product returns based on historical experience and maintains an allowance for estimated returns, which is recorded as a reduction to accounts receivable and revenue.

Shipping and handling fees are included as part of net revenues.  The related freight costs and supplies directly associated with shipping products to customers are included as a component of cost of revenues.

(7)           NET LOSS PER COMMON SHARE

Basic net loss per common share ("Basic EPS") is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per common share ("Diluted EPS") is computed by dividing net loss attributable to common stockholders by the sum of the weighted average number of common shares outstanding and the weighted average dilutive common share equivalents then outstanding. The computation of Diluted EPS does not assume exercise or conversion of securities that would have an anti-dilutive effect.

Common stock equivalents consist of shares issuable upon the exercise of common stock options and warrants, shares issuable upon conversion of debt, and shares issuable upon the conversion of preferred stock. As of June 30, 2010 and 2009, there were 274,113,290 and 76,128,791 outstanding common stock equivalents, respectively, that were not included in the computation of diluted net loss per common share as their effect would be anti-dilutive. The common stock equivalents outstanding as of June 30, 2010, consisted of 227,106,000 shares of common stock from the potential conversion of 37,851 shares of outstanding Series D Convertible Preferred Stock, 3,329,125 shares of common stock from the potential conversion of $417,855 of debt and accrued interest, and 19,678,165 shares underlying options and warrants.  Of the 19,678,165 shares underlying options and warrants, 18,455,498 shares underlie options and warrants which have vested and 1,222,667 shares underlie options and warrants which have not yet vested.  The remaining common stock equivalents consist of 4,000 Series D Preferred stock options that when converted would result in the issuance of 24,000,000 shares of the Company’s common stock.

(8)           STOCK-BASED COMPENSATION

For the nine months ended June 30, 2010 and 2009, the Company calculated compensation expense of $67,406 and $67,406 respectively related to the vesting of stock options granted in prior years.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company granted no stock options to employees during the nine months ended June 30, 2010 and 1,517,714 during the nine months ended June 30, 2009, valued at $274,650.  The expected life of stock options represents the period of time that the stock options granted are expected to be outstanding based on historical exercise trends. The expected volatility is based on the historical price volatility of common stock. The risk-free interest rate represents the U.S. Treasury bill rate for the expected life of the related stock options. The dividend yield represents the Company’s anticipated cash dividends over the expected life of the stock options.

A summary of stock option activity for the nine months ended June 30, 2010 is presented below:

	Shares Under Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding as of September 30, 2009	4,709,214	$0.76
Granted	-	$-
Exercised	-	$-
Forfeited	-	$-
Expired / Cancelled	(1,570,000)	$0.60
Outstanding as of June 30, 2010	3,139,214	$0.27	2.49 years	$17,353
Exercisable as of June 30, 2010	3,016,547	$0.25	2.55 years	$17,353

(9)           INVENTORY

Inventory is valued at the lower of the cost or market.  Cost is determined using the first-in, first-out (“FIFO”) method.  Market is determined based on the estimated net realizable value, which generally is the item selling price.  Inventory is periodically reviewed in order to identify obsolete or damaged items or impaired values.

Inventory consists of products that are available for sale and raw materials used in the manufacturing of TrackerPAL™ devices.  Completed TrackerPAL™ devices are reflected in Monitoring Equipment.  As of June 30, 2010 and September 30, 2009, respectively, inventory consisted of the following:

	June 30, 2010	September 30, 2009
Raw materials	$475,797	$686,421
Reserve for damaged or obsolete inventory	(124,725)	(83,092)
Total inventory, net of reserves	$351,072	$603,329

(10)           PROPERTY AND EQUIPMENT

Property and equipment as of June 30, 2010 and September 30, 2009, were as follows:

	June 30, 2010	September 30, 2009
Equipment, software and tooling	$2,453,221	$2,742,537
Automobiles	308,611	305,658
Building and land	377,555	377,555
Leasehold improvements	127,912	127,912
Furniture and fixtures	284,824	284,824
Property and equipment, before accumulated depreciation	3,552,123	3,838,486
Accumulated depreciation	(2,208,208)	(2,525,180)

Property and equipment, net of accumulated depreciation	$1,343,915	$1,313,306

Depreciation expense for the nine months ended June 30, 2010 and 2009 was $311,150 and $527,917, respectively.

Assets to be disposed of are reported at the lower of the carrying amount or fair value, less the estimated costs to sell.  During the nine months ended June 30, 2010 and 2009, the Company disposed of property and equipment with a net book value of $24,221 and $0, respectively.

(11)           MONITORING EQUIPMENT

Monitoring equipment as of June 30, 2010 and September 30, 2009, was as follows:

	June 30, 2010	September 30, 2009
Monitoring equipment	$5,432,285	$4,260,690
Less: accumulated depreciation	(3,200,324)	(2,944,197)
Total	$2,231,961	$1,316,493

The Company leases monitoring equipment to agencies under operating lease arrangements.  The monitoring equipment is depreciated using the straight-line method over an estimated useful life of 3 years.

Depreciation expense for the nine months ended June 30, 2010 and 2009 was $642,609 and $1,106,380, respectively.  These expenses were classified as a cost of revenues.

Assets to be disposed of are reported at the lower of the carrying amount or fair value, less the estimated costs to sell.  During the nine months ended June 30, 2010 and 2009, the Company disposed of monitoring equipment and parts with a net book value of $60,016 and $33,519, respectively.

(12)           GOODWILL AND OTHER INTANGIBLE ASSETS

As of June 30, 2010, the Company had recorded goodwill and intangible assets related to the acquisition of controlling interest of Midwest, Court Programs, and Bishop Rock Software and patent purchases as follows:

	Midwest Monitoring & Surveillance	Court Programs, Inc.	Bishop Rock Software	Patent	Total
Goodwill	$1,421,995	$2,756,461	$-	$-	$4,178,456
Other intangible assets
Trade name	120,000	99,000	10,000	-	229,000
Software	-	-	380,001	-	380,001
Customer relationships	-	6,000	-	-	6,000
Patent license agreement	-	-	-	50,000	50,000
Non-compete agreements	2,000	6,000	-	-	8,000
Total other intangible assets	122,000	111,000	390,001	50,000	673,001
Accumulated amortization	(22,667)	(26,150)	(185,855)	-	(234,672)
Other intangible assets, net of accumulated amortization	99,333	84,850	204,146	50,000	438,329
Total goodwill and other intangible assets, net of amortization	$1,521,328	$2,841,311	$204,146	$50,000	$4,616,785

Midwest Monitoring & Surveillance
Effective December 1, 2007, the Company purchased a 51% ownership interest, including a voting interest, in Midwest Monitoring & Surveillance (“Midwest”).  Like the Company’s operations prior to the acquisition of interest, Midwest provides electronic monitoring for individuals on parole.  The total consideration for the purchase of Midwest was $4,400,427 comprised of notes payable of $1,800,000, shares of common stock valued at $1,752,000 (438,000 shares valued at $4.00 per share), transaction costs of $31,497, and long-term liabilities assumed of $816,930.

Effective April 1, 2010, the Company and the Midwest minority owners executed an agreement to extend the option period for the purchase of the remaining minority ownership interest of Midwest. As consideration for the extension of the option period for an additional 12 months, the Company paid a fee (to be credited against the purchase price for the remaining shares of Midwest) by issuing 150,000 restricted shares of the Company’s common stock valued at $18,000 ($0.12 per share) and waived the payment of $10,000 owed to the Company by Midwest.  In addition, the Company agreed to make cash payments to the sellers totaling $144,000 in equal installments over a 12-month period.  In consideration of the payments of cash and stock, the Company was issued additional shares of Midwest’s common stock increasing the Company’s total ownership interest in Midwest from 51% to 53.145%.

The total consideration of $4,562,427 less the tangible assets acquired of $674,679 resulted in an excess over net book value of $3,887,748.  The Company recorded impairment of $2,343,753 for the fiscal year ended September 30, 2009, resulting in a net goodwill of $1,421,995 and $122,000 of other intangible assets, as noted in the table above.

The Company recorded $6,167 of amortization expense for Midwest intangible assets during the nine months ended June 30, 2010 resulting in a total accumulated amortization of $22,667 and net intangible assets of $99,333.

Court Programs
Effective December 1, 2007, the Company purchased a 51% ownership interest, including a voting interest, in Court Programs, Inc., a Mississippi corporation, Court Programs of Northern Florida, Inc., a Florida corporation, and Court Programs of Florida, Inc., a Florida corporation (collectively, “Court Programs”).  Similar to the Company’s operations prior to the acquisition of interest, Court Programs is a distributor of electronic monitoring devices to courts providing a solution to monitor individuals on parole.  Consideration for the purchase of 51% of Court Programs was $1,527,743, it comprised of a note payable of $300,000, shares of common stock valued at $847,500 (212,000 shares valued at approximately $4.00 per share), transaction costs of $45,324, and long-term liabilities assumed of $334,919.

Effective March 1, 2010, the Company purchased the remaining 49% ownership of Court Programs. Consideration for the remaining ownership of Court Programs consisted of the following: $100,000 in cash, a note payable of $200,000, a note payable for $849,631 which was subsequently exchanged into 621 shares of the Company’s Series D Preferred stock (see Note 16), $330,262 of debt forgiveness, and $335,086 of assumption of non-controlling interest. In connection with the acquisition, the Company paid 229 shares of Series D Preferred stock and $30,000 in cash to an entity to facilitate the acquisition.

The total consideration of $3,342,722 less the tangible assets acquired of $270,526 resulted in an excess over net book value of $3,072,196.  The Company recorded $204,735 of impairment of goodwill resulting in a net goodwill of $2,756,461 and $111,000 of other intangible assets, as noted in the table above. The Company recorded $6,350 of amortization expense on intangible assets for Court Programs during the nine months ended June 30, 2010 resulting in a total accumulated amortization of $26,150 and net intangible assets of $84,850.

Bishop Rock Software
Effective January 14, 2009, the Company purchased a 100% ownership interest, including a voting interest, in Bishop Rock Software, Inc., a California corporation, (“Bishop Rock”) for 2,857,286 shares of the Company’s common stock valued at $0.23 per share ($657,176), options to purchase 642,714 shares of the Company’s common stock with an exercise price of $0.09 per share for a value of $114,383 using the Black-Scholes calculation, and $79,268 in debt for a total purchase price of $850,827.  The total consideration of $850,827, less crime-scene correlation software recorded as an asset for $390,001, resulted in goodwill of $460,827.  During the fiscal year ended September 30, 2009, the Company recorded an impairment expense of $460,827, resulting in no more remaining goodwill.

The Company recorded $95,500 of amortization expense on intangible assets for Bishop Rock Software during the nine months ended June 30, 2010, resulting in a total accumulated amortization of $185,855 and net intangible assets of $204,146.

Patent
On January 29, 2010, the Company and Satellite Tracking of People, LLC (“STOP”) entered into a license agreement whereby STOP granted to Company a non-exclusive license under U.S. Patent No. 6,405,213 and any and all patents issuing from continuation, continuation-in-part, divisional, reexamination and reissues thereof and along with all foreign counterparts, to make, have made, use, sell, offer to sell and import covered products in SecureAlert’s present and future business.  The license granted shall continue for so long as any of the licensed patents have enforceable rights.  The license granted is not assignable or transferable except for sublicenses within the scope of its license to the Company’s subsidiaries.

The Company agreed to pay $50,000 as consideration for the use of this patent.  Of the $50,000, $25,000 was paid during the three months ended June 30, 2010 and the balance is due by January 29, 2011. Since the Company has not yet begun utilizing this patent and is in the process of determining its useful life, no amortization was recorded in connection with the license for the nine months ended June 30, 2010.

Supplemental Pro Forma Results of Operations
The following tables present the pro forma results of operations for the three and nine months ended June 30, 2010 and 2009, as though the Bishop Rock Software acquisition and the remaining ownership of Court Programs had been completed as of the beginning of each period presented:

	Three months ended June 30,
	2010	2009
Revenues:
Products	$86,384	$75,451
Monitoring services	2,992,842	3,133,518
Total revenues	3,079,226	3,208,969
Cost of revenues:
Products	5,088	28,891
Monitoring services	1,710,373	2,391,935
Total cost of revenues	1,715,461	2,420,826
Gross profit	1,363,765	788,143
Operating expenses:
Selling, general and administrative (including $120,174 and $281,604, respectively, of compensation expense paid in stock or stock options / warrants)	2,703,819	3,178,333
Settlement expense	-	23,046
Research and development	490,258	431,201
Loss from operations	(1,830,312)	(2,844,437)
Other income (expense):
Currency exchange rate loss	(672)	-
Redemption of SecureAlert Monitoring Series A Preferred	4,431	24,060
Interest income	86	8,215
Interest expense (including $88,247 and $1,099,707, respectively, of interest expense paid in stock)	(229,582)	(1,255,103)
Acquisition option extension cost	-	(147,566)
Derivative valuation loss	-	(1,014,045)
Other income (expense), net	1,811	196,568
Net loss	(2,054,238)	(5,032,308)
Net loss attributable to non-controlling interest	12,645	-
Net loss attributable to SecureAlert, Inc.	(2,041,593)	(5,032,308)
Dividends on Series A and D Preferred stock	(579,892)	-
Net loss attributable to SecureAlert, Inc. common stockholders	$(2,621,485)	$(5,032,308)
Net loss per common share, basic and diluted	$(0.01)	$(0.03)
Weighted average common shares outstanding, basic and diluted	222,468,000	191,962,000

	Nine months ended June 30,
	2010	2009
Revenues:
Products	$225,380	$493,595
Monitoring services	9,056,757	8,986,068
Total revenues	9,282,137	9,479,663
Cost of revenues:
Products	27,140	246,310
Monitoring services	5,348,448	8,049,230
Total cost of revenues	5,375,588	8,295,540
Gross profit	3,906,549	1,184,123
Operating expenses:
Selling, general and administrative (including $1,068,352 and $2,355,600, respectively, of compensation expense paid in stock or stock options / warrants)	8,931,801	11,238,788
Settlement expense	1,150,000	23,046
Research and development	1,161,539	1,277,102
Impairment of goodwill	204,735	-
Loss from operations	(7,541,526)	(11,354,813)
Other income (expense):
Currency exchange rate loss	(8,756)	-
Loss on disposal of equipment	(8,713)	-
Redemption of SecureAlert Monitoring Series A Preferred	(21,263)	20,449
Interest income	13,227	11,658
Interest expense (including $3,006,297 and $1,929,306, respectively, of interest expense paid in stock)	(3,840,232)	(2,790,006)
Acquisition option extension cost	-	(347,066)
Derivative valuation gain (loss)	200,534	(1,014,045)
Other income (expense), net	121,855	1,276,319
Net loss	(11,084,874)	(14,197,504)
Net loss attributable to non-controlling interest	121,741	-
Net loss attributable to SecureAlert, Inc.	$(10,963,133)	$(14,197,504)
Dividends on Series A and D Preferred stock	(939,371)	(175)
Net loss attributable to SecureAlert, Inc. common stockholders	$(11,902,504)	$(14,197,679)
Net loss per common share, basic and diluted	$(0.06)	$(0.08)
Weighted average common shares outstanding, basic and diluted	215,230,000	173,137,000

(13)           BANK LINE OF CREDIT

As of September 30, 2009, the Company owed $252,600 against an available line of credit of $1,000,000 bearing interest at a rate of 3.28% and maturing on September 22, 2010. The line of credit is secured by certificates of deposit pledged by the Company’s Chief Executive Officer, Mr. Derrick.  Interest on the line of credit is due monthly with the principal due at maturity.  During the nine months ended, the Company borrowed $1,747,400 and made payments of $1,000,000 resulting in an outstanding balance of $1,000,000 as of June 30, 2010.

(14)           ACCRUED EXPENSES

Accrued expenses consisted of the following as of June 30, 2010 and September 30, 2009:

	June 30, 2010	September 30, 2009
Accrued payroll, taxes and employee benefits	$649,745	$561,898
Accrued related-party origination fees	192,725	-
Accrued warranty and manufacturing costs	156,622	246,622
Accrued commissions and other costs	154,128	45,788
Accrued interest	128,238	382,424
Accrued acquisition extension costs	72,000	42,000
Accrued indigent fees	47,686	34,130
Accrued board of directors fees	25,000	300,000
Accrued legal and settlement costs	21,307	80,208
Accrued consulting	18,000	436,054
Accrued research and development costs	14,132	45,000
Accrued outside services	11,458	38,132
Accrued cellular costs	6,085	27,144
Accrued foreclosure liability	-	775,000
Accrued officer compensation	-	492,280
Total accrued expenses	$1,497,126	$3,506,680

(15)	CONVERTIBLE PROMISSORY NOTE

On January 15, 2009, the Company entered into an unsecured convertible promissory note for $2,700,000 in order to purchase TrackerPAL™ units.  The note, at the lender’s option, may convert into shares of the Company’s common stock at a conversion price of $0.22 per share.  The note bears interest at 8% per annum and matures on January 15, 2010. Interest is due monthly and the principal is due at maturity. The fair market value of the common stock was $0.23 per share on the date the Company entered into the agreement resulting in a beneficial conversion feature of $122,727.  This was recorded as a debt discount and was expensed over the life of the note.  As of June 30, 2010 and September 30, 2009, the outstanding balance due was $0 and $2,050,000 with a remaining debt discount balance of $0 and, $41,556 respectively.  On January 13, 2010 the holder of the convertible promissory note converted the note, including the principal and accrued interest of $2,148,414 into 2,149 shares of Series D Preferred stock.

(16)	SENIOR SECURED CONVERTIBLE NOTES

During the fiscal year ended September 30, 2009, the Company issued senior secured convertible notes of $3,549,631 to unrelated parties. The proceeds were used to pay off the Company’s line of credit. The interest rate is 15% per annum and the notes matured on March 13, 2010.  Interest was due monthly and the principal was due at maturity.  These notes were convertible into shares of the Company’s common stock at a conversion price of $0.20 per share or into shares of common stock of a subsidiary of the Company at the fair market value of the stock at the conversion date.  The Company determined that the embedded conversion features of the notes were subject to derivative accounting treatment (see Note 18). This resulted in a debt discount valued at $853,166. Additionally, with the issuance of these notes, the Company issued 3,549,630 shares of common stock valued at $226,853 recorded as a debt discount. The value of $1,080,019 recorded as a debt discount is expensed over the life of these notes.  On January 13, 2010 the holders of $2,270,000 of this debt converted the notes into 2,270 shares of Series D Preferred stock.  On March 12, 2010, a holder exchanged $849,631 of the notes into a promissory note of $849,631 which was converted into 850 shares of Series D Convertible Preferred stock as part of the acquisition of the remaining ownership of Court Programs (see Note 12).  The promissory note requires monthly principal payments of $50,000 plus interest at a rate of 12% per annum maturing on July 13, 2011 (see Note 20). During the nine months ended June 30, 2010 the Company and the Senior Secured Convertible Note holder of $150,000 mutually agreed to extend the maturity date from March 13, 2010 to May 31, 2010. As of June 30, 2010 and September 30, 2009, the outstanding balance of the Senior Secured Convertible Notes was $150,000 and $3,419,631 with a remaining debt discount balance of $0 and $529,109, respectively.  Subsequent to June 30, 2010 the Company paid off the outstanding balance of $150,000 and accrued interest of $20,891 for total cash payments of $170,891.

(17)	SERIES A 15% DEBENTURES

During the fiscal year ended September 30, 2009, the Company received $4,400,000 in cash from the issuance of Series A 15% debentures. Additionally, the Company issued debentures to a consultant in the principal amount of $106,750 for services rendered to the Company.  As of June 30, 2010 and September 30, 2009, the total outstanding balance of the debentures was $0 and $4,506,750, respectively.  The debentures earned interest at a rate of 15% interest per annum, with interest due quarterly and principal due at maturity 18 months after issuance.  In addition, for every $1 invested in the debenture the holder received one share of the Company’s common stock.  At the holder’s option, the debenture may be converted into shares of common stock at a conversion rate of $0.20 per share or into shares at a reduced conversion rate should the Company issue any equity security at a price less than $0.20 per share. The Company determined that the embedded conversion features of the debentures were subject to derivative accounting treatment (see Note 18). This resulted in a debt discount valued at $3,130,423.  Additionally, with the issuance of these debentures, the Company issued 4,506,750 shares of common stock valued at $265,982 and 2,200,000 warrants valued at $43,926 recorded as a debt discount. This discount was expensed over the life of the debentures.

In September 2008, the Company sold 4,077,219 shares of common stock at $0.75 per share to an investor.  Shortly following the transaction, the market price of the Company’s common stock fell to approximately $0.20 per share. The Company agreed upon the investor’s investment of an additional $3,000,000 (included in the $4,506,750 discussed in the paragraph above) in the Series A 15% debenture that the Company would issue 9,796,636 additional shares of its common stock to the investor.  Furthermore, the Company agreed to re-price outstanding warrants held by the investor from $1.00 to $0.25 per share and extend the purchase period an additional two years. The issuance of these shares and re-pricing of the warrants attributed an additional $587,248 to the debt discount resulting in a total $3,130,423 in a debt discount to be amortized over the life of the debentures.  During the nine months ended June 30, 2010, the Company amortized $1,821,720 of this debt discount and recorded it as interest expense.  On January 13, 2010 the holders of debentures of $4,718,197 in principal and accrued interest converted this debt into a total of 4,723 shares of Series D Preferred stock.  As of June 30, 2010 and September 30, 2009, the debt discount balance was $0 and $1,821,720, respectively.

(18)           DERIVATIVES

The Company does not hold or issue derivative instruments for trading purposes.  However, the Company had convertible notes and debentures that contained embedded derivative features that required separate valuation from the convertible instruments during the nine months ended June 30, 2010.  The Company recognized these derivatives as liabilities on its balance sheet, and measured them at their estimated fair value, and recognized changes in their estimated fair value in earnings (losses) in the period of change.  As of June 30, 2010 and September 30, 2009, the derivative liabilities had a fair value of $0 and $1,219,426, respectively, resulting in a derivative valuation gain of $200,534 for the nine months ended June 30, 2010.

The Company did not have any derivatives as of June 30, 2009.

(19)           DEBT OBLIGATIONS

Debt obligations as of June 30, 2010 and September 30, 2009, consisted of the following:

	June 30, 2010	September 30, 2009
SecureAlert Monitoring, Inc.
Note payable for testing equipment with an interest rate of 8%. The note is secured by testing equipment. The note matures on June 9, 2011.	$7,803	$12,228

Note payable for testing equipment with an interest rate of 8%. The note is secured by testing equipment. The note matures on December 31, 2011.	14,241	-

Unsecured note payable with an interest rate of 12%. The note matured on February 1, 2010.	-	8,728

Note payable for computer equipment with an interest rate of 10%. The note is secured by computer equipment. The note matures on December 18, 2012.	16,806	-

Note payable for computer equipment with an interest rate of 12.364%. The note is secured by computer equipment. The note matures on June 28, 2013.	85,342	-
SecureAlert, Inc.
Unsecured promissory note with an entity bearing an interest rate of 15%. The note matures on December 31, 2010. Interest was paid quarterly and the principal due at maturity. Note was converted to Series D Preferred Stock on January 13, 2010 (see Note 21).	-	474,335

Secured promissory note with an individual with an interest rate of 12%. The note matures on July 13, 2011.	649,631	-

Court Programs, Inc.
Unsecured revolving line of credit with a bank with an interest rate of 9.24%.	12,500	16,500

Note payable due to the Small Business Administration (“SBA”). Note bears interest at 4% and matures on April 6, 2037. The note is secured by monitoring equipment.	221,260	225,000

Automobile loan with a financial institution secured by the vehicle purchased. Interest rate is 7.09% and is due in June 2014.	26,397	30,751

Unsecured note payable with an interest rate of 8%.	-	1,492

Capital lease with an effective interest rate 14.89% that matures in January 2011.	6,878	14,898

Capital lease with an interest rate of 14.12% that matures on November 15, 2012.	24,820	-

Midwest
Unsecured revolving line of credit with a bank, with an interest rate of 9.25%.	39,522	39,224

Notes payable to a financial institution bearing interest at 6.37%. Notes mature in July 2011 and July 2016. The notes are secured by property.	133,865	185,274

Notes payable for monitoring equipment. Interest rates range between 7.8% to 18.5% and mature September 2008 through November 2011. The notes are secured by monitoring equipment.	9,010	57,344

Automobile loans with several financial institutions secured by the vehicles. Interest rates range between 6.9% and 8.5%, due between January 2010 and October 2011.	48,741	42,463

Note payable to a stockholder of Midwest. The note bears interest at 5% maturing in February 2013.	-	47,704
Capital leases with effective interest rates that range between 12.9% and 14.7%. Leases mature between June 2014 and September 2014.	108,892	126,158
Total debt obligations	$1,405,708	$1,282,099
Less current portion	(886,424)	(272,493)
Long-term debt, net of current portion	$519,284	$1,009,606

(20)	RELATED-PARTY TRANSACTIONS

The Company has entered into certain transactions with related parties. These transactions consist mainly of financing transactions and consulting arrangements.

Related-Party Line of Credit

As of June 30, 2010 and September 30, 2009, the Company owed $55,245 and $76,022, respectively, under a line-of-credit agreement with ADP Management (“ADP”), an entity owned and controlled by Mr. Derrick, the Company’s Chief Executive Officer.  Outstanding amounts on the line of credit accrue interest at 16% per annum and were due upon demand.  During the nine months ended June 30, 2010, the Company made payments on the line-of-credit which consisted of net cash payments of $137,970 offset, in part, by $117,193 of expenses owed to ADP that are reimbursable by the Company.
Related-Party Notes Payable

Note #1
As of June 30, 2010 and September 30, 2009, the Company owed $0 and $1,500,000 in principal plus $0 and $12,197, respectively, in accrued interest to Mr. Derrick on an unsecured note payable.  Total proceeds from the note were $1,500,000, which accrued interest at 15% and was due on February 26, 2010. On January 13, 2010, Mr. Derrick converted the note into 1,500 shares of Series D Preferred stock.

Note #2
Effective March 1, 2010, the Company purchased the remaining 49% ownership of Court Programs. The Company paid $100,000 in cash and entered into an unsecured note payable of $200,000 due in four equal installments of $50,000 each on July 15, 2010, October 15, 2010, January 15, 2011, and April 15, 2011, together with interest on any unpaid amounts at 8% per annum.  As of June 30, 2010 and September 30, 2009, the Company owed $200,000 and $0 in principal plus $5,908 and $0, respectively, in accrued interest under this note, which is payable to an employee of the Company (the former principal of Court Programs, Inc.).

Note #3
The Company entered into a promissory note on March 16, 2010 with Mr. Derrick for $500,000 accruing interest at a rate of 12% per annum or $5,000, a 1% origination fee, whichever is greater, maturing on April 15, 2010. On April 1, 2010, the Company paid off the promissory note for $505,000 in outstanding principal and accrued interest resulting in an effective interest rate of 21.5% per annum.

Note #4
On June 24, 2010, the Company and ADP entered into an agreement whereby ADP agreed to loan and/or invest between $1,000,000 and $5,000,000 to finance the manufacturing of TrackerPAL II(e) devices and to provide additional working capital to the Company.  The Company agreed to pay a 10% origination fee to ADP for money loaned and/or invested (for a maximum of $500,000) payable in shares of Series D Preferred stock ($600 to 1 share rate, effective conversion rate of $0.10 per share of common stock).  As of June 30, 2010, the Company accrued $192,725 in origination fees in connection with the agreement.

All amounts loaned pursuant to this agreement shall bear interest at a rate of 16% per annum.  Interest shall be payable quarterly to ADP in shares of Series D Preferred stock ($600 to 1 share rate, effective conversion rate of $0.10 per share of common stock). The loan matures on July 1, 2011.  Additionally, ADP has the option to convert the outstanding balance and any unpaid interest into shares of Series D Preferred stock ($600 to 1 share rate, effective conversion rate of $0.10 per share of common stock).  During the three months ended June 30, 2010, the Company recorded $62,736 as interest expense to account for a beneficial conversion feature in connection with the agreement.

Related-Party Series A 15% Debenture

On May 1, 2009, the Company issued a Series A 15% debenture due and payable on November 1, 2010 to an entity controlled by an officer of the Company for $250,000 in cash. In addition to the rights and terms of the debenture, the entity received one-year warrants to purchase 2,200,000 shares of the Company’s common stock at an exercise price of $0.25 per share, valued at $43,926. On January 13, 2010, the entity converted the $250,000 debenture into 250 shares of Series D Preferred stock.  As of June 30, 2010 and September 30, 2009, the Company owed $0 and $250,000 in principal plus $1,334 and $9,452 in accrued interest, respectively.

Consulting Arrangement

During the fiscal year ended September 30, 2008, the Compensation Committee approved a consulting agreement between ADP and the Company whereby the agreement compensates Mr. Derrick for serving as the Company’s Chief Executive Officer and Chairman of the Board of Directors.  After considering Mr. Derrick’s status as one of the Company’s founders; his experience and length of service; his experience in the industries in which he operates; educational and work background; and reviews of sample salaries at companies of comparable size and industry, the Compensation Committee and Mr. Derrick agreed to a salary of $240,000 per year. During the fiscal year ended September 30, 2008, the Company and Mr. Derrick agreed to prepay his salary in non-cash instruments by issuing 1,000,000 shares of restricted common stock valued at $1.52 per share (as valued on July 2, 2008, the date of issuance).  The Company recorded $180,000 of expense associated with the issuance of these shares during each of the nine months ended June 30, 2010 and 2009, respectively.  As of June 30, 2010, the remaining deferred compensation of $1,040,000 will be amortized over future periods.

(21)           PREFERRED STOCK

The Company is authorized to issue up to 20,000,000 shares of preferred stock, $0.0001 par value per share. The Company's board of directors has the authority to amend the Company's Articles of Incorporation, without further stockholder approval, to designate and determine, in whole or in part, the preferences, limitations and relative rights of the preferred stock before any issuance of the preferred stock and to create one or more series of preferred stock.

Series D Convertible Preferred Stock
In November 2009, the Company designated 50,000 shares of preferred stock as Series D Convertible Preferred stock, $0.0001 par value per share (“Series D Preferred stock”).  During the nine months ended June 30, 2010, the Company issued a total of 17,174 shares of Series D Preferred stock in consideration for the conversion of $16,910,753 of debt, accrued liabilities and interest and issued 23,993 shares under securities purchase agreements for $11,996,500 in cash, of which $50,000 has not yet been received and has been recorded as a subscription receivable. In connection with the raise of capital, the Company paid $4,331,200 of fees and reimbursable expenses resulting in net proceeds of $7,615,300 to the Company. As of June 30, 2010, there were 37,851 Series D Preferred shares outstanding.

Dividends
The Series D Preferred stock is entitled to dividends at a rate equal to eight percent (8%) per annum calculated on the purchase amount actually paid for the shares or amount of debt converted.  The dividend is payable in cash or shares of common stock at the sole discretion of the board of directors. If a dividend is paid in shares of common stock of the Company, the number of shares to be issued is based on the average per share market price of the common stock for the 14-day period immediately preceding the applicable accrual date (i.e., March 31, June 30, September 30, or December 31, as the case may be).  Dividends are payable quarterly, no later than thirty days following the end of the accrual period.  On April 29, 2010 the Company issued 2,925,817 shares of the Company’s common stock to pay $359,479 of accrued dividends. Subsequent to June 30, 2010, the Company issued 4,693,307 shares of common stock to pay $578,048 of accrued dividends for the third fiscal quarter.

Convertibility
Each share of Series D Preferred stock may be converted into 6,000 shares of common stock commencing after ninety days from the date of issue.  During the nine months ended June 30, 2010, 3,316 shares of Series D Preferred stock were converted into 19,896,000 shares of common stock.  Subsequent to June 30, 2010, 3,218 shares of Series D Preferred stock were converted into 19,308,000 shares of common stock.

As of June 30, 2010, 132 of the 37,851 shares of Series D Preferred stock outstanding were able to be converted into common stock due to the terms outlined in the Certificate of Designation of Series D Convertible Preferred Stock and certain forbearance agreements obtained by the Company whereby the holders agreed not to convert until the sooner of July 15, 2010 or the effective date of an amendment to the Company’s Articles of Incorporation increasing the authorized number of shares of common stock of the Company. The amendment was filed on June 30, 2010 and became effective on July 3, 2010.

Voting Rights and Liquidation Preference
The holders of the Series D Preferred stock may vote their shares on an as-converted basis on any issue presented for a vote of the stockholders, including the election of directors and the approval of certain transactions such as a merger or other business combination of the Company.  In addition, on the issues of an increase in the number of shares of common stock the Company is authorized to issue and on the proposal of a reduction in the number of issued and outstanding shares (a reverse split) of the Company’s common stock, holders of the Series D Preferred stock may vote as a class holding the equivalent of 60 percent of the issued and outstanding shares of the common stock, regardless of the number of shares then outstanding.  As of the date of this report, there were 34,633 shares of Series D Preferred stock outstanding.  As a consequence of these voting rights, the holders of the Series D Preferred stock may exercise control over these issues regardless of the interests of the remaining stockholders.  Additionally, the holders are entitled to a liquidation preference equal to their original investment amount. There are presently no plans to seek approval on either of these issues.

In the event of the liquidation, dissolution or winding up of the affairs of the Company (including in connection with a permitted sale of all or substantially all of the Company’s assets), whether voluntary or involuntary, the holders of shares of Series D Preferred Stock then outstanding will be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount per share equal to original issue price, as adjusted to reflect any stock split, stock dividend, combination, recapitalization and the like with respect to the Series D Preferred Stock.

Series D Preferred Stock Warrants
During the nine months ended June 30, 2010, the Company issued and vested warrants to purchase a total of 4,000 Series D Preferred stock at an exercise price of $500.00 per share.  The warrants were valued using the Black-Scholes option-pricing model as if the shares were converted into common stock.  The related expense associated with these four-year warrants was $2,700,447 based upon the following inputs:  volatility of 110.71%, risk free rate of 1.67%, exercise price of $0.08, and market price on grant date of $0.14. The warrants were issued in connection with a financial advisory service agreement to restructure debt and raise additional capital.

As of June 30, 2010, the holders of the 4,000 warrants agreed not to convert until the sooner of July 15, 2010 or the effective date of an amendment to the Company’s Articles of Incorporation increasing the authorized number of shares of common stock of the Company, which was July 3, 2010.

SecureAlert Monitoring, Inc. (formerly SecureAlert, Inc.) Series A Preferred Shares
During the fiscal year ended September 30, 2007, and pursuant to board of directors approval, the Company amended the articles of incorporation of its subsidiary, SecureAlert Monitoring, Inc. (“SMI”) to designate 3,590,000 shares of preferred stock as Series A Convertible Redeemable Non-Voting Preferred stock (“SMI Series A Preferred stock”).

On March 24, 2008, SMI redeemed all outstanding shares of SMI Series A Preferred stock in exchange for 7,434,249 shares of the Company’s common stock valued at $8,549,386.  The former SMI Series A stockholders were entitled to receive quarterly contingency payments through March 23, 2011, based on a rate of $1.54 per day times the number parolee contracts calculated in days during the quarter, payable in either cash or common stock at the Company’s option. The Company is to make quarterly adjustments as necessary to reflect the difference between the estimated and actual contingency payments to the former SMI Series A stockholders.

During the nine months ended June 30, 2010, certain former holders of SMI Series A Preferred stock agreed to convert an aggregate of $2,490,142 of the future and past contingency payments otherwise payable with respect to the redemption of the SMI Series A Preferred stock in exchange for 2,492 shares of Series D Preferred stock.  As of June 30, 2010 and September 30, 2009, the Company accrued $148,995 and $3,148,943, respectively, for future and past contingency payments due to former SMI Series A stockholders.

During the nine months ended June 30, 2010 and 2009, the Company recorded an expense (income) of $21,263 and ($20,449), respectively, to reflect the change between the estimated and actual contingency payments.  During the nine months ended June 30, 2010, the Company issued 5,160,858 shares of common stock to satisfy $609,772 in contingency payments on SMI Series A Preferred stock and issued 229 shares of Series D Preferred stock to convert future contingency payments for two individuals, valued at $229,000.

(22)           COMMON STOCK

On June 30, 2010, the Company filed an amendment to its Articles of Incorporation with the Utah Department of Commerce, Division of Corporations and Commercial Code.  The Amendment increases the number of shares of common stock the Company is authorized to issue from 250,000,000 to 600,000,000 shares.   Under applicable Utah law, the Amendment was effective July 3, 2010. This increase of authorized shares has been reflected in the condensed consolidated balance sheets as of June 30, 2010 and September 30, 2009.

During the nine months ended June 30, 2010, the Company issued 28,382,675 shares of common stock as follows:

•
5,160,858 shares of common stock, valued at $609,772, to former SMI Series A Preferred stockholders as payment for past contingency payments in connection with the redemption of the stockholders’ SMI Series A Preferred stock.

•	250,000 shares of common stock, valued at $27,500 for services rendered.

•	19,896,000 shares of common stock for the conversion of Series D Convertible Preferred stock

•	2,925,817 shares of common stock, valued at $359,479, for Series D Convertible Preferred stock dividends

•	150,000 shares of common stock, valued at $18,000, to acquire the additional ownership of Court Programs, Inc. (see Note 12)

Common Stock Options and Warrants
As of June 30, 2010, 18,455,498 of the 19,678,165 outstanding options and warrants were vested with a weighted average exercise price of $0.34 per share.

During the nine months ended June 30, 2010, the Company issued and vested warrants to purchase 2,000,000 shares of common stock at an exercise price of $0.15 per share in connection with a third party consulting service agreement.

During the nine months ended June 30, 2010, the Company granted to each previously serving non-executive member of the board of directors warrants to purchase 250,000 shares of common stock at an exercise price of $0.13 per share for past and future services from October 1, 2009 to December 31, 2010, totaling 750,000 warrants.  Additionally, the Company granted to each new non-executive member of the board of directors warrants to purchase 200,000 shares of common stock at an exercise price of $0.13 per share for future services from January 1, 2010 to December 31, 2010, totaling 400,000 warrants.  Of the 1,150,000 warrants issued, 650,000 vested during the nine months ended June 30, 2010. The Company recorded $68,825 of expense associated with these warrants during the nine months ended June 30, 2010 resulting in a balance of $52,943 to be expensed over the remaining life of the warrants.

As of June 30, 2010, only 5,892,430 of the 19,678,165 options and warrants outstanding were able to convert into common stock due to certain forbearance agreements obtained by the Company whereby the holders agreed not to convert until the sooner of July 15, 2010 or the effective date of an amendment to the Company’s Articles of Incorporation increasing the authorized number of shares of common stock of the Company. The amendment was filed on June 30, 2010 and did not become effective until July 3, 2010.

(23)           COMMITMENTS AND CONTINGENCIES

Legal Matters
During the nine months ended June 30, 2010, the Company settled two lawsuits, Satellite Tracking of People, L.L.C. (a/k/a STOP, LLC) and Michelle Enterprises, LLC v. Pro Tech Monitoring, Inc., Omnilink Systems, Inc., and RemoteMDx, Inc. and RemoteMDx, Inc. v. Satellite Tracking of People, L.L.C. (a/k/a STOP, LLC). Under the terms of the settlement agreement, these cases were dismissed and the Company agreed to pay STOP over three years $1,150,000, of which $975,000 is outstanding as of June 30, 2010. The settlement agreement also included cross-licensing provisions pursuant to which the Company licensed STOP to utilize certain of its patents and STOP licensed the Company to use certain of its patents that were the subject matter of these two lawsuits.

Aculis, Inc. filed a Complaint against the Company in the Fourth District Court in and for Utah County, Utah, on June 7, 2010, alleging breach of contract, unjust enrichment, and a claim for $208,889 in unpaid products and services, incremental to the $4,840,891 the Company has already paid to Aculis. The Company filed a Motion to Dismiss for Improper Venue or for Change of Venue and supporting memorandum on July 16, 2010.  Aculis filed its Memorandum in Opposition to the Motion to Dismiss on August 5, 2010.  The Company's reply memorandum is due to be filed on August 16, 2010.  The Company intends to vigorously defend its interests and to pursue appropriate counterclaims against Aculis.

Indemnification Agreements
In November 2001, the Company agreed to indemnify officers and directors of the Company against personal liability incurred by them in the conduct of their duties for the Company. In the event that any of the officers or directors of the Company are sued or claims or actions are brought against them in connection with the performance of their duties and the individual is required to pay an amount, the Company will immediately repay the obligation together with interest thereon at the greater of 10% per year or the interest rate of any funds borrowed by the individual to satisfy their liability.

Cellular Access Agreement
During the fiscal year ended September 30, 2009, the Company entered into several agreements with cellular organizations to provide communication services. The cost to the Company under these agreements during the nine months ended June 30, 2010 and 2009, was approximately $980,450 and $1,935,524, respectively.  These amounts are included in cost of sales.

(24)	SUBSEQUENT EVENTS

Subsequent to June 30, 2010, the following events occurred:

1)	19,308,000 shares of common stock were issued upon the conversion of 3,218 shares of Series D Preferred stock.

2)	4,693,307 shares of common stock were issued for Series D Preferred stock dividends for the third fiscal quarter ended June 30, 2010.

3)	The Company paid off a Senior Secured Convertible Note of $150,000 and accrued interest of $20,891 for cash payments of $170,891.

4)
On June 30, 2010, the Company filed an amendment to its Articles of Incorporation with the Utah Department of Commerce, Division of Corporations and Commercial Code.  The Amendment increases the number of shares of common stock the Company is authorized to issue from 250,000,000 to 600,000,000 shares. Under applicable Utah law, the Amendment was effective July 3, 2010.

(25)           CHANGES IN EQUITY (DEFICIT)

A summary of the composition of Equity (Deficit) of the Company at June 30, 2010 and 2009, and the changes during the nine months ended is presented in the following table:

	Total SecureAlert, Inc. stockholders' equity (deficit)	Noncontrolling interest	Total equity (deficit)
Balance at September 30, 2009	$(11,988,229)	$(384,592)	$(12,372,821)
Issuance of common stock	1,014,751	-	1,014,751
Issuance of common stock options	498,992	-	498,992
Amortization of deferred compensation	541,860	-	541,860
Series D preferred stock dividends	(939,371)	-	(939,371)
Issuance of series D preferred stock	25,817,795	-	25,817,795
Beneficial conversion feature	62,736	-	62,736
Acquisition of subsidiary	(4,824)	335,086	330,262
Net loss	(10,963,133)	(121,741)	(11,084,874)
Balance at June 30, 2010	$4,040,577	$(171,247)	$3,869,330

	Total SecureAlert, Inc. stockholders' equity (deficit)	Noncontrolling interest	Total equity (deficit)
Balance at September 30, 2008	$362,584	$(326,578)	$36,006
Issuance of common stock	4,559,877	-	4,559,877
Issuance of common stock options	719,464	-	719,464
Amortization of deferred compensation	1,497,936	-	1,497,936
Beneficial conversion feature	1,756,990	-	1,756,990
Series A preferred dividend	(175)	-	(175)
Net loss	(13,925,108)	(112,349)	(14,037,457)
Balance at June 30, 2009	$(5,028,432)	$(438,927)	$(5,467,359)

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Estimated expenses payable by us in connection with the offering described in this registration statement are as follows:

SEC registration fee	$1,265
Accounting fees and expenses*	10,000
Legal fees and expenses*	25,000
Printing expenses*	5,000
Transfer agent fees and expenses*	1,000
Miscellaneous fees and expenses*	1,000
Total*	$43,265
__________________ *Estimated

Item 14. Indemnification of Directors and Officers

We are a Utah corporation. Section 16-10a-902 of the Utah Revised Business Corporation Act (the "Revised Act") provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a "Party") in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), because he or she is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an "Indemnifiable Director"), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees), incurred in the Proceeding, if his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, had no reasonable cause to believe such conduct was unlawful; provided, however, that pursuant to Subsections 902(4)-(5): (i) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys' fees) incurred in connection with the Proceeding and (ii) the corporation may not indemnify an Indemnifiable Director in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnifiable Director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which Proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

Section 16-10a-903 of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify an Indemnifiable Director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the Proceeding, to which he or she was a Party because he or she is or was an Indemnifiable Director of the corporation, against reasonable expenses (including attorneys' fees) incurred in connection with the Proceeding or claim with respect to which he or she has been successful.

In addition to the indemnification provided by Sections 902 and 903, Section 16-10a-905 of the Revised Act provides that, unless otherwise limited by a corporation's articles of incorporation, an Indemnifiable Director may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction.

Section 16-10a-904 of the Revised Act provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by an Indemnifiable Director who is a Party to a Proceeding in advance of the final disposition of the Proceeding upon the satisfaction of certain conditions.

Section 16-10a-907 of the Revised Act provides that, unless a corporation's articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification under Section 903 and is entitled to apply for court-ordered indemnification under Section 905, in each case to the same extent as an Indemnifiable Director, (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as an Indemnifiable Director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not an Indemnifiable Director to a greater extent than the right of indemnification granted to an Indemnifiable Director, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

        Section 16-10a-908 of the Revised Act provides that a corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by the individual in that capacity or arising from his or her status as such, whether or not the corporation would have the power to indemnify him or her against the same liability under Section 902, 903, or 907 of the Revised Act.

        Section 16-10a-909 of the Revised Act provides that a provision treating a corporation's indemnification of or advance for expenses to, Indemnifiable Directors that is contained in its articles of incorporation or bylaws, in a resolution of its stockholders or board of directors or in a contract, except an insurance policy, or otherwise, is valid only if and to the extent the provision is not inconsistent with Sections 901 through 909 of the Revised Act. If the articles of incorporation limit indemnification or advancement of expenses, indemnification and advancement of expenses are valid only to the extent not inconsistent with the articles.

        Our articles of incorporation provide that we shall indemnify any person who is or was a director, officer, employee or agent of our company, or who was serving at our request as a director, officer, employee of agent of another entity, trust or plan to the fullest extent permitted by the Revised Act. Our bylaws also include mandatory indemnification provisions with respect of our officers and directors and discretionary indemnification provisions with respect to employees and agents, each subject to limitations generally reflecting the limitations on indemnification set forth in the Revised Act.

        Our bylaws provide that we may purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her or incurred by him or her in such capacity or arising out of his or her status in such capacity, whether or not we would have the power to indemnify him or her against such liability under the indemnification provisions of the bylaws or the laws of the State of Utah, as the same are amended or modified. We maintain insurance from commercial carriers against certain liabilities that may be incurred by our directors and officers.

        Indemnification may be granted pursuant to any other agreement, bylaw or vote of stockholders or directors. The foregoing description is necessarily general and does not describe all details regarding the indemnification of our officers, directors or controlling persons.

Item 15. Recent Sales of Unregistered Securities

Since October 1, 2007, we issued the following securities without registration under the Securities Act of 1933, as amended (the “Securities Act”).

Fiscal Year 2008

Shares Issued Pursuant to Acquisitions

650,000 shares valued at $2,599,500 were issued in December 2007 pursuant to acquisitions.  The recipients of these shares represented in the original acquisition agreements that they were accredited investors as defined in Rule 501 under the Securities Act.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder, including Regulation D and Rule 506.  There were no non-accredited investors involved in this transaction.

Shares Issued in Connection with Line of Credit Agreement

360,000 shares were issued in March 2008 to certain entities that provided letters of credit in connection with our line of credit with Citizen National Bank. These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  The entities and their respective owners, officers and directors were accredited investors. There were no non-accredited investors involved in this issuance of shares.

Shares Issued to Employees, Consultants and Vendors for Products and Services

6,710,000 shares valued at $10,552,300 were approved for issuance to certain of our employees and officers for services rendered during fiscal year 2008.  Additionally, 1,000,000 shares of restricted Common Stock valued at $1,520,000, or $1.52 per share, were issued to an officer for deferred compensation.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  The recipients of these shares were officers or employees at the time of the issuance and each was an accredited investor.

400,000 shares valued at $704,000 were issued in May 2008 to an independent consultant for consulting services.  These consulting services consisted of aiding in the settlement of a vendor dispute.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

1,025,000 shares valued at $3,068,285 were issued during fiscal year 2008 to seven unaffiliated entities for product design services.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

Shares Issued in Settlement

325,000 shares valued at $572,000 were issued in May 2008 to Onyx Consulting Group (“Onyx”) to settle amounts owed due to a public relations contract. These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  These shares were issued pursuant to a privately negotiated transaction in settlement of amounts owed or that may be owed as royalty payments, and there was no public offering of securities.  Onyx is an accredited investor.  No general solicitation or general advertising was made or done in connection with the issuance of the shares.

Shares Issued Upon the Conversion of Preferred Stock

15,000 shares of Common Stock were issued upon conversion of our Series B Preferred Stock in October 2007.  Each share of Series B Preferred Stock was convertible at any time into shares of Common Stock.  The number of shares of Common Stock into which each share of Series B Preferred Stock was converted was determined by dividing the original purchase price paid per share of Series B Preferred Stock, namely $3.00, by the conversion price.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Sections 3(a)(9) and 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  The recipients of the shares were accredited investors and were already security holders.  The common shares were issued pursuant to the terms of the rights and preferences of the preferred class of securities that were converted, and there was no public offering of securities.  Additionally, no general solicitation or general advertising was made or done in connection with the issuances, and no cash consideration was paid in connection with the conversion of the Preferred Stock.

Shares Issued Upon the Conversion of SecureAlert Monitoring Series A Preferred Stock

7,434,249 shares of Common Stock were issued upon redemption of SecureAlert Monitoring Series A Preferred Stock in March 2008. In addition, 825,893 shares of Common Stock were issued for SecureAlert Monitoring Series A Preferred Stock dividends.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Sections 3(a)(9) and 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  The shares of Common Stock were issued to individuals who were already security holders and were issued pursuant to the terms of the rights and preferences of the preferred class of securities being converted.  These shares were issued pursuant to a privately negotiated transaction.  There was no public offering of securities, and no general solicitation or general advertising was made or done in connection with the issuances.  No cash consideration was paid in connection with the conversion of the Preferred Stock.

Shares Issued on Revalue Rights

100,000 shares of Common Stock were issued as a penalty to Borinquen Container Corp. (“Borinquen”) for our failure to register shares Borinquen purchased in a private placement. These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 3(a)(9) and 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Borinquen represented that it was an accredited investor; in addition, Borinquen already owned shares of our Common Stock at the time of this transaction.

Shares Issued in Private Placements

In March and September 2008, 6,077,219 shares were issued to Futuristic, Advance Technology Investors, LLC, and Borinquen for gross proceeds of $5,057,914 in cash in a private placement of Common Stock. The initial issuance of the shares of Common Stock, together with certain warrants, was effected without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  Each investor signed a purchase agreement in which the investor made representations that included being an accredited investor and purchasing for the investor’s own account and not with a view to distribute the shares.  There was no public offering of securities.  No general solicitation or general advertising was made or done in connection with the issuance, and the shares and warrants were issued in paper certificate form, with appropriate restrictive legends prominently affixed on the certificates.

Shares Issued Upon Exercise of Warrants

3,618,814 shares were issued upon the exercise of options and warrants between October 2007 and September 2008.  The exercise prices ranged from $0.54 to $1.73 per share.  The warrants had been granted in connection with services rendered.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

Fiscal Year 2009

Shares Issued Pursuant to Acquisitions

2,857,286 shares valued at $657,176 were issued in January 2009 pursuant to an acquisition of Bishop Rock Software.  The recipients of these shares represented in the original acquisition agreements that they were accredited investors as defined in Rule 501 under the Securities Act.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder, including Regulation D and Rule 506.  There were no non-accredited investors involved in this issuance.

150,000 shares valued at $19,500 were issued in March 2009 pursuant to an agreement to extend an option to purchase the remaining 49% ownership of Midwest Monitoring.

Shares Issued in Connection with Debt

100,000 shares were issued in November 2008 to a related-party for entering into a promissory note with us. These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. The entities and their respective owners, officers and directors were accredited investors. There were no non-accredited investors involved in this issuance of shares.

4,506,750 shares were issued during the fiscal year ended September 30, 2009 to 13 entities in connection with the issuance of Series A 15% debentures for cash proceeds of $4,496,750. These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. The entities and their respective owners, officers and directors were accredited investors. There were no non-accredited investors involved in this issuance of shares.

3,549,630 shares were issued in March 2009 to six entities in connection with the issuance of Senior Secured Convertible notes. These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. The entities and their respective owners, officers and directors were accredited investors. There were no non-accredited investors involved in this issuance of shares.

8,000,000 shares were issued in July 2009 for additional consideration to enter into a promissory note and to resolve prior investments. These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. The entities and their respective owners, officers and directors were accredited investors. There were no non-accredited investors involved in this issuance of shares.

9,796,636 shares were issued in January 2009 for additional consideration to enter into a debenture and to resolve prior investments. These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. The entities and their respective owners, officers and directors were accredited investors. There were no non-accredited investors involved in this issuance of shares.

Shares Issued to Employees, Directors, and Consultants

737,500 shares valued at $169,625 were issued to our employees and officers as consideration for services rendered to us during fiscal year 2009.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

400,000 shares valued at $120,000 were issued in March and August 2009 to directors from the conversion of fees for services provided to us.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

2,875,000 shares valued at $639,250 were issued throughout the fiscal year to four unaffiliated entities for legal and consulting services.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

Shares Issued to Settle Lawsuits and Obligations

1,200,000 shares valued at $240,000 were issued in February 2009 to Strategic Growth International (“SGI”) to settle amounts owed due to a public relations contract. These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  These shares were issued pursuant to a privately negotiated transaction in settlement of amounts owed or that may be owed as royalty payments, and there was no public offering of securities.  SGI is an accredited investor.  No general solicitation or general advertising was made or done in connection with the issuance of the shares.

2,000,000 shares valued at $240,000 were issued in March 2009 to Thomas Natale, Edward Boling, and Boling Enterprises, LP (“Boling”) to settle amounts owed due to an unresolved disputed debt. Natale and Boling were former officers of SecureAlert.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  These shares were issued pursuant to a privately negotiated transaction in settlement of amounts owed or that may be owed as royalty payments, and there was no public offering of securities.  Boling is an accredited investor.  No general solicitation or general advertising was made or done in connection with the issuance of the shares.

2,200,000 shares valued at $550,000 were issued in May 2009 to Fulbright and Jaworski, LLP (“Fulbright”) to settle amounts owed for legal services. These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  These shares were issued pursuant to a privately negotiated transaction in settlement of amounts owed or that may be owed as royalty payments, and there was no public offering of securities.  Fulbright is an accredited investor.  No general solicitation or general advertising was made or done in connection with the issuance of the shares.

Shares Issued Upon the Conversion of Preferred Stock

 10,999 shares of Common Stock were issued upon conversion of our Series B Preferred Stock in February 2009.  Each share of Series B Preferred Stock was convertible at any time into shares of Common Stock.  The number of shares of Common Stock into which each share of Series B Preferred Stock was converted was determined by dividing the original purchase price paid per share of Series B Preferred Stock, namely $3.00, by the conversion price.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Sections 3(a)(9) and 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  The recipients of the common shares were accredited investors and were already security holders of the Company.  The common shares were issued pursuant to the terms of the rights and preferences of the preferred class of securities that were converted, and there was no public offering of securities.  Additionally, no general solicitation or general advertising was made or done in connection with the issuances, and no cash consideration was paid in connection with the conversion of the Preferred Stock.

9,306 shares of Common Stock were issued upon conversion of 19 shares of our Series A Preferred Stock in February 2009.  Each share of Series A Preferred Stock was convertible at any time into shares of Common Stock.  One share of Series A Preferred Stock was convertible into 370 shares of Common Stock. These shares of Common Stock were issued without registration under the Securities Act in reliance on Sections 3(a)(9) and 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  The recipients of the common shares were accredited investors and were already security holders of the Company.  The common shares were issued pursuant to the terms of the rights and preferences of the preferred class of securities that were converted, and there was no public offering of securities.  Additionally, no general solicitation or general advertising was made or done in connection with the issuances, and no cash consideration was paid in connection with the conversion of the Preferred Stock.

Shares Issued in Private Placements

 In December 2008, March 2009, and May 2009, 17,850,000 shares were issued to Solomon Tennenhaus, Kofler Ventures, and euromicron AG investors for $3,250,000 in cash in a private placement of Common Stock. The initial issuance of the shares of Common Stock, together with certain warrants, was effected without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  Each investor signed a purchase agreement in which the investor made representations to us that included being an accredited investor, and purchasing for the investor’s own account and not with a view to distribute the shares.  There was no public offering of securities.  No general solicitation or general advertising was made or done in connection with the issuance, and the shares and warrants were issued in paper certificate form, with appropriate restrictive legends prominently affixed on the certificates.

During the fiscal year ended September 30, 2009, we also cancelled 1,758,379 shares of Common Stock previously issued in prior years.

Year Ended September 30, 2010

Common Stock

During the year ended September 30, 2010, we issued 5,434,143 shares of Common Stock, valued at $642,566, to former holders of our subsidiary corporation SecureAlert Monitoring, Inc.’s (“SecureAlert Monitoring”) Series A Preferred Stock, as payment for past contingency payments in connection with the redemption of the stockholder’s SecureAlert Series A Preferred Stock.  The shares of Common Stock were issued to six holders of SecureAlert Monitoring Series A Preferred Stock in private transactions.

We also issued 250,000 shares of Common Stock for services rendered to the Company valued at $27,500.  The shares of Common Stock were issued in connection with a private transaction pursuant to an agreement dated February 4, 2010.

Additionally, we entered into an agreement with four minority owners of Midwest Monitoring and Surveillance (“Midwest Monitoring”) to extend the option period for the purchase of the remaining minority ownership interest of Midwest Monitoring. As consideration for the extension of the option period for an additional 12 months, we paid a fee (to be credited against the purchase price for the remaining shares of Midwest Monitoring) by issuing 150,000 restricted shares of Common Stock valued at $18,000 ($0.12 per share) and waived the payment of $10,000 owed to the Company by Midwest Monitoring.  In addition, we agreed to make cash payments to the sellers totaling $144,000 in equal installments over a 12-month period.  In consideration of the payments of cash and stock, we received shares of Midwest Monitoring’s Common Stock, increasing our total ownership interest in Midwest Monitoring from 51% to 53.145%.  These shares of Common Stock were issued to the Midwest Monitoring minority owners in private transactions.

In April 2010, the Board of Directors approved the issuance of 2,925,817 shares of Common Stock to pay $359,479 of accrued Series D Preferred dividends.  The shares were issued to pay the accrued and unpaid 8% dividends on the Series D Preferred as of March 31, 2010.

In July 2010, the Board of Directors approved the issuance of 4,693,307 shares of Common Stock to pay $579,892 of accrued Series D Preferred dividends.  The shares were issued to pay the accrued and unpaid 8% dividends on the Series D Preferred as of June 30, 2010.

During the year ended September 30, 2010, we issued 57,204,000 shares of Common Stock upon conversion of 9,534 shares of Series D Preferred.

During the year ended September 30, 2010, ADP Management returned and cancelled 1,000,000 shares of Common Stock that were previously issued to prepay Mr. Derrick’s base salary.

Series D Preferred

During the year ended September 30, 2010, we issued 44,941 shares of Series D Preferred.  We issued the Series D Preferred in exchange for an aggregate of $16,910,753 of outstanding debt obligations of the Company and net cash proceeds of $9,638,851.  The shares of Series D Preferred were issued in private placement transactions, without registration of the offer and sale of the securities.  We issued the shares of Series D Preferred to a total of 63 accredited investors and debt holders in these private transactions.

In each of the transactions listed above, the shares of Common Stock and Preferred Stock were issued without registration under the 1933 Act in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.

Item 16.                      Exhibit Index

Exhibit Number           Title of Document

3(i)(1)	Articles of Incorporation (incorporated by reference to our Registration Statement and Amendments thereto on Form 10-SB, effective December 1, 1997).

3(i)(2)	Amendment to Articles of Incorporation for Change of Name (previously filed as Exhibit on Form 10-KSB for the fiscal year ended September 30, 2001).

3(i)(3)	Amendment to Articles of Incorporation Amending Rights and Preferences of Series A Preferred Stock (previously filed as Exhibit on Form 10-KSB for the fiscal year ended September 30, 2001).

3(i)(4)	Amendment to Articles of Incorporation Adopting Designation of Rights and Preferences of Series B Preferred Stock (previously filed as Exhibit on Form 10-QSB for the six months ended March 31, 2002).

3(i)(5)
Certificate of Amendment to the Designation of Rights and Preferences Related to Series A 10% Cumulative Convertible Preferred Stock (incorporated by reference to our annual report on Form 10-KSB for the fiscal year ended September 30, 2001).

3(i)(6)
Certificate of Amendment to the Designation of Rights and Preferences Related to Series C 8% Convertible Preferred Stock (incorporated by reference to our Current Report on Form 8-K, filed with the Commission on March 24, 2006).

3(i)(7)	Articles of Amendment to Articles of Incorporation filed July 12, 2006 (previously filed as exhibits to our current report on Form 8-K filed July 18, 2006, and incorporated herein by reference).

3(i)(8)
Articles of Amendment to the Fourth Amended and Restated Designation of Right and Preferences of Series A 10% Convertible Non-Voting Preferred Stock (previously filed as Exhibit on Form 10-QSB for the nine months ended June 30, 2007, filed in August 2007).

3(i)(9)
Articles of Amendment to the Designation of Right and Preferences of Series A Convertible Redeemable Non-Voting Preferred Stock (previously filed as Exhibit on Form 10-QSB for the nine months ended June 30, 2007, filed in August 2007).

3(i)(10)
Articles of Amendment to the Articles of Incorporation and Certificate of Amendment to the Designation of Rights and Preferences Related to Series D 8% Convertible Preferred Stock (previously filed as Exhibit on Form 10-Q for the three months ended March 31, 2010, filed in May 2010)

3(i)(11)
Articles of Amendment to the Articles of Incorporation of RemoteMDx, Inc. to increase the total authorized shares of common stock to 250,000,000, filed on March 5, 2009 (previously filed as Exhibit on Form 10-Q for the nine months ended June 30, 2010, filed in August 2010).

3(i)(12)
Articles of Amendment to the Articles of Incorporation to Change Name from RemoteMDx, Inc. to SecureAlert, Inc., dated February 1, 2010 (previously filed as Exhibit on Form 10-Q for the three months ended December 31, 2009, filed in February 2010).

3(i)(13)
Articles of Amendment to the Articles of Incorporation to Change Name from SecureAlert, Inc. to SecureAlert Monitoring, Inc., dated February 1, 2010 (previously filed as Exhibit on Form 10-Q for the three months ended December 31, 2009, filed in February 2010).

3.(i)(14)
Articles of Correction to the Certificate of Designation of Series D Convertible Preferred Stock, filed with the State of Utah on May 4, 2010, effective December 3, 2009 (previously filed as Exhibit on Form 10-Q for the three months ended March 31, 2010, filed in May 2010).

3.(i)(15)
Articles of Amendment to the Articles of Incorporation of SecureAlert, Inc. to increase the total authorized shares of common stock to 600,000,000, filed on June 30, 2010 (previously filed as Exhibit on Form 10-Q for the nine months ended June 30, 2010, filed in August 2010).

3(ii)	Bylaws (incorporated by reference to our Registration Statement on Form 10-SB, effective December 1, 1997).

4.01	2006 Equity Incentive Award Plan (previously filed in August 2006 the Form 10-QSB for the nine months ended June 30, 2006).

5.01	Opinion regarding legality, filed herewith.

10.01	Loan Agreement (as amended) dated June 2001 between ADP Management and the Company (incorporated by reference to our annual report on Form 10-KSB for the fiscal year ended September 30, 2001).

10.02
Loan Agreement (as amended and extended) dated March 5, 2002 between ADP Management and the Company, effective December 31, 2001 (filed as an exhibit to our quarterly report on Form 10-QSB for the three months ended December 31, 2001).

10.03
Stock Purchase Agreement between the Company and Midwest Monitoring & Surveillance, Inc., dated effective December 1, 2007 (previously filed as Exhibit on Form 10-KSB for the fiscal year ended September 30, 2007, filed in January 2008).

10.04
Stock Purchase Agreement between the Company and Court Programs, Inc., Court Programs of Florida Inc., and Court Programs of Northern Florida, Inc., dated effective December 1, 2007 (previously filed as Exhibit on Form 10-KSB for the fiscal year ended September 30, 2007, filed in January 2008).

10.05
Distribution and License Agreement between euromicron AG, a German corporation, and the Company, dated May 28, 2009 (previously filed as an Exhibit on Form 10-Q for the nine months ended June 30, 2009, filed in August 2009).

10.06
Settlement Agreement between Satellite Tracking of People, L.L.C. and the Company, dated January 29, 2010.  Portions of this exhibit were redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (previously filed as Exhibit on Form 10-QSB for the three months ended December 31, 2009, filed in February 2010).

10.07	Agreement between the Company and Sapinda Group, Ltd., dated November 25, 2009 (previously filed as Exhibit on Form 10-QSB for the three months ended December 31, 2009, filed in February 2010).

10.08	Amended Stock Purchase Agreement between Court Programs and the Company, effective March 31, 2010 (previously filed as Exhibit to Current Report on Form 8-K/A, filed by the Company on May 14, 2010).

10.09
Second Extension of Purchase Agreement among SecureAlert, Inc., Midwest Monitoring & Surveillance, Inc., Gary Shelton, Gary Bengtson, Larry Gardner and Sue Gardner, dated effective April 1, 2010 (previously filed as Exhibit to Current Report on Form 8-K, filed by the Company on May 7, 2010).

21.01	Subsidiaries of the Company, filed herewith.

23.01	Consent of Durham, Jones & Pinegar, P.C. (incorporated by reference to Exhibit 5.01 included herewith).

23.02	Consent of Hansen, Barnett & Maxwell, P.C., filed herewith.

Item 17. Undertakings

     (A) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on November 1, 2010.

SECUREALERT, INC.

By:	/s/ David G. Derrick
Name:	David G. Derrick
Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David G. Derrick David G. Derrick	Chief Executive Officer (Principal Executive Officer) and Director	November 1, 2010

/s/ Chad D. Olsen Chad D. Olsen	Chief Financial Officer, Controller and Corporate Secretary (Principal Financial Officer and Principal Accounting Officer)	November 1, 2010

/s/ John L. Hastings, III* John L. Hastings, III	President, Chief Operating Officer, and Director	November 1, 2010

/s/ Larry G. Schafran* Larry G. Schafran	Director	November 1, 2010

/s/ Edgar Bernardi* Edgar Bernardi	Director	November 1, 2010

/s/ Robert E. Childers* Robert E. Childers	Director	November 1, 2010

/s/ David P. Hanlon* David P. Hanlon	Director	November 1, 2010
/s/ Rene Klinkhammer* Rene Klinkhammer	Director	November 1, 2010

*By:
/s/ David G. Derrick
As Attorney-in-Fact